AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 15, 2004

                      REGISTRATION STATEMENT NO. 333-115548

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               AMENDMENT NO. 2 TO


                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            NOVINT TECHNOLOGIES, INC.

                 (Name of Small Business Issuer in Its Charter)


          Delaware                         3577                  85-0461778
  --------------------------     --------------------------    ---------------
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)


                                4109 Bryan Ave NW
                          Albuquerque, New Mexico 87114
                                 (866) 298-4420
        (Address and telephone number of principal executive offices and principal place of business)

                                  Tom Anderson,
                             Chief Executive Officer
                            Novint Technologies, Inc.
                            9620 San Mateo Blvd., NE
                        Albuquerque, New Mexico 87113 USA

                                 (866) 298-4420
            (Name, address and telephone number of Agent for Service)

                                    Copy to:
                              Nimish P. Patel, Esq.
                             RICHARDSON & PATEL LLP
                       10900 Wilshire Boulevard, Suite 500
                          Los Angeles, California 90024
                                 (310) 208-1182

  Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                         CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
Title of each class of securities       Amount to be             Proposed maximum               Amount of
         to be registered                Registered         aggregate offering price(1)       registration fee
---------------------------------------------------------------------------------------------------------------------
Common Stock                             4,794,455             $1.00           $4,794,455            $607.46
---------------------------------------------------------------------------------------------------------------------
Common Stock to be issued upon
exercise of warrants and options         4,230,200             $2.00           $8,460,400          $1,071.93
---------------------------------------------------------------------------------------------------------------------
Total
---------------------------------------------------------------------------------------------------------------------



(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates s may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

                             DATED OCTOBER ___, 2004


                                   PROSPECTUS

                                     [LOGO]

                            NOVINT TECHNOLOGIES, INC.

                        9,024,655 shares of Common Stock


This prospectus covers the resale by selling stockholders of up to 9,024,655 shares of our common stock, $0.01 par value. These securities will be offered for sale by the selling security holders identified in this prospectus in accordance with the terms described in the section of this prospectus entitled "Plan of Distribution." We will not receive any of the proceeds from the sale of the common stock by the selling security holders. The placement agent for the sale of the shares of common stock issued pursuant to the Over Allotment Agreement was granted an over-allotment option, under which the placement agent has an option to purchase 304,900 shares of our common stock at an exercise price of $1.00 per share for the sole purpose of covering over-allotments.


This is our initial registration of common stock. Our securities are not currently listed on any securities exchange, nor are they quoted on the Over-the-Counter Electronic Bulletin Board.

AN INVESTMENT IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE OUR SECURITIES ONLY IF YOU CAN AFFORD LOSING YOUR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING AT 7.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Please read this prospectus carefully. It describes our company, finances, products and services. Federal and state securities laws require that we include in this prospectus all the important information that you will need to make an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus to make your investment decision. We have not authorized anyone to provide you with different information. The selling security holders are not offering these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

                                TABLE OF CONTENTS




Prospectus Summary...........................................................  6

Risk Factors.................................................................  7

Use of Proceeds.............................................................. 16

Selling Security Holders..................................................... 16

Plan of Distribution......................................................... 19

Legal Proceedings............................................................ 20

Directors, Executive Officers, Promoters and Control Persons................. 21

Security Ownership of Certain Beneficial Owners and Management............... 22

Description of Securities.................................................... 23

Interest of Named Experts and Counsel........................................ 27

Description of Business...................................................... 27

Management's Discussion and Analysis of Financial Condition and Results of
  Operations................................................................. 41

Description of Property...................................................... 41

Certain Relationships and Related Transactions............................... 41

Market For Common Equity and Related Stockholder Matters..................... 41

Executive Compensation....................................................... 43

Summary Compensation Table................................................... 43

                               PROSPECTUS SUMMARY


This summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus carefully, including the "Risk Factors" section. Some of the statements contained in this prospectus are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and may involve a number of risks and uncertainties. Actual results and future events may differ significantly based upon a number of factors. You should not put undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. The safe harbor provided to companies for forward looking statements by the Private Securities Litigation Reform Act of 1995 does not apply to Novint.

In this prospectus, we refer to Novint Technologies, Inc. as "we," "our," or the "Novint."


OUR COMPANY


We develop, market, and sell applications and technologies that allow people to use their sense of touch to interact with computers. The term "haptics" which refers to a person's sense of touch is used to describe this field. Our computer touch technology, which is based on intellectual properties licensed from Sandia National Laboratories, a shareholder of Novint, allows computer users to realistically feel objects displayed by a computer on a monitor in the same way the monitor allows people to see what a computer is displaying. We have released a product, e-Touch sono, for exploring 3D ultrasounds, which allows a parent to actually touch their baby before he/she is even born. This product was chosen by Time Magazine as one of the coolest technologies of 2002. To date, we have derived the majority of our revenue developing professional applications for customers such as Aramco, Lockheed Martin, Chevron, Chrysler and Sandia National Laboratories. We are preparing to leverage our computer touch technology to exploit opportunities in the consumer console and PC interactive computer gaming industry.

We maintain our principal offices at 4109 Bryan Ave NW, Albuquerque, New Mexico 87114. Our telephone number at that address is (866) 298-4420. Our website address is www.novint.com. Information provided on our website, however, is not part of this prospectus.


STRATEGIC FINANCING


In February and May 2004, we sold 3,049,000 shares of our Company's common stock for $1.00 per share pursuant to Subscription Applications with accredited investors (the "Investors"). The net proceeds from the sale of the common stock have been used for working capital. In connection with this transaction, we issued to the Investors, warrants to purchase up to 1,524,500 shares of our common stock at any time or from time to time on or before May 5, 2009, as discussed further below. In this prospectus, we refer to the warrants as the Warrants. Hunter World Markets ("Hunter") served as placement agent for the transaction and provided a bridge loan. In consideration for Hunter's services, Hunter received a fee of $304,680 and warrants to purchase 263,500 shares of our common stock with an exercise price of $1.00 per share. Additionally, in consideration for providing the bridge loan, Hunter received interest in the amount of $60,000 and warrants to purchase 500,000 shares of our common stock with an exercise price of $0.50 per share.


The five-year Warrants permits the Investors to purchase up to 1,524,500 shares of our common stock, at any time or from time to time, at an exercise price of $2.00 per share. We may call the Warrants if the closing price for 10 consecutive trading days exceeds 150% of the exercise price.

The Investors have contractually agreed that the Warrants shall not be exercised to the extent such exercise would result in any of the Investors, together with its affiliates, beneficially owning in excess of 4.99% of the number of shares of our common stock outstanding at that time. The Investors may cause this 4.99% limitation to expire by providing us 60 days advance notice of its intention to do so. This 4.99% limitation does not preclude exercise of the Warrants over time, so long as each Investors' beneficial ownership of our common stock, together with its affiliates, does not exceed the limitation amount.

In connection with this financing, we have contractually agreed to file a registration statement covering the common stock sold in this financing and the Warrant Shares.

We are also registering common stock issued and common stock issuable pursuant to options and warrants issued by us to various employees, investors and service providers of our company in the past 5 years.


In connection with this financing, Mr. Anderson, Mr. Aviles, Mr. Maslow and Manhattan Scientifics agreed to not sell their shares of Novint stock (other than 500,000 shares of Novint stock held by Manhattan Scientifics, 300,000 shares of which are not subject to the lock up and 200,000 shares of which may be sold subject to share price and volume) for a period of 1 year after the first day on which shares of Novint common stock is quoted or listed on a trading market.


THE OFFERING

We are registering 9,024,655 shares of our common stock for sale by the selling security holders identified in this prospectus. The shares included in the table identifying the selling security holders include 4,794,455 shares of our issued common stock plus an additional 4,230,200 shares of common stock that have not yet been, but that may be, issued to designated selling security holders should they exercise their options or warrants.




Summary Financial & Operating Information

                               12 Months           12 Months           6 Months
                               Ended               Ended               Ended
                               December 31, 2002   December 31, 2003   June 30, 2004
                               (Audited)           (Audited)           (Unaudited)
Selected Operations Data:

Gross Revenues                 $310,080               $497,066             $90,156

Cost of Goods Sold             $208,540               $383,701             $83,596

Gross Profit                   $101,540               $113,365              $6,560

Operating Expenses             $583,862               $996,221            $822,350

Loss From Operations          ($482,322)             ($882,856)          ($815,790)

Other Expenses                 $218,972               $331,694            $189,056

Loss Before Income Tax        ($701,294)           ($1,214,550)        ($1,004,846)

Net Loss                      ($701,294)           ($1,214,250)        ($1,004,846)

Net Loss Per Share               ($0.08)                ($0.13)             ($0.08)


Selected Balance Sheet Data:

Cash & Cash Equivalents        $4,820                 $32,119           $1,838,039

Total Assets                   $589,775              $972,376           $2,069,261

Current Liabilities            $211,801              $800,821             $119,783

Shareholders' Equity           $248,163               $26,167           $1,716,350

                                  RISK FACTORS


An investment in the common stock offered hereby involves a high degree of risk. In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating we and its business. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of Novint. Do not place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this prospectus, including the matters set below. All material risks regarding Novint and an investment in Novint's common stock are disclosed in this Risk Factors section. These risks and uncertainties could cause our actual results to differ materially from those indicated in the forward-looking statements. The safe harbor provided to certain companies by the Private Securities Litigation Reform Act of 1995 for forward looking statements may not apply to Novint.

THE MARKET FOR HAPTICS-ENABLING TECHNOLOGIES AND HAPTICS-ENABLED PRODUCTS IS AT AN EARLY STAGE AND IF MARKET DEMAND DOES NOT DEVELOP, NOVINT MAY NOT ACHIEVE OR SUSTAIN REVENUE GROWTH.

The market for our haptics-enabling technologies, and our licensees' haptics-enabled products is at an early stage. If Novint and its licensees are unable to develop demand for haptics-enabling technologies and haptics-enabled products, we may not achieve or sustain revenue growth. We cannot accurately predict the growth of the markets for these technologies and products, the timing of product introductions or the timing of commercial acceptance of these products.


Even if our haptics-enabling technologies and our licensees' haptics-enabled products are ultimately widely adopted, widespread adoption may take a long time to occur. The timing and amount of royalties and product sales that we receive will depend on whether the products marketed achieve widespread adoption and, if so, how rapidly that adoption occurs. We expect that we will need to pursue extensive and expensive marketing and sales efforts to educate prospective licensees and end users about the uses and benefits of our technologies and to persuade software developers to create software that utilizes our technologies.


CURRENTLY 100% OF OUR REVENUE IS DERIVED FROM A FEW CUSTOMERS AND WE COULD EXPERIENCE SUBSTANTIAL LOSSES IF A SINGLE CUSTOMER STOPS CONDUCTING BUSINESS WITH US.

Currently, 100% of our revenues are derived from a few customers. Until and unless we secure customer relationships with substantially more customers, it is likely that we will experience periods during which we will be highly dependent on a limited number of customers. Dependence on a few customers will make it difficult to satisfactorily negotiate attractive prices for our products and will expose us to the risk of substantial losses if a single dominant customer stops conducting business with us.


WE ANTICIPATE THAT OUR EXPENSES WILL DRAMATICALLY INCREASE TO EXECUTE OUR BUSINESS PLAN. THUS WE MAY EXPERIENCE LOSSES IN THE NEAR FUTURE AND MAY NOT ACHIEVE OR MAINTAIN PROFITABILITY.


Our operating losses were $815,790, $482,322 and $882,856, respectively, for the 6 month period ended June 30, 2004 and 12 month periods ended December 31, 2002 and December 31, 2003. Our accumulated deficit as of June 30, 2004 was $3,304,172. Our operating expenses totaled $822,350 for the 6 month period ended June 30, 2004, compared to $291,340 for the 6 month period ended June 30, 2003. We anticipate that our expenses will dramatically increase as we prepare to leverage our computer touch technology and to acquire rights to a new 3D haptics interaction device to exploit opportunities in the consumer console and PC interactive computer gaming industry. If our revenues do not grow significantly or if our operating expenses exceed expectations, we may not achieve or maintain profitability.

OUR HISTORICAL FINANCIAL INFORMATION DOES NOT REFLECT OUR CURRENT PRIMARY BUSINESS STRATEGY FOR ACHIEVING REVENUE GROWTH. HISTORICALLY, OUR PRIMARY BUSINESS IS CONTRACTING FOR THE DEVELOPMENT OF PROFESSIONAL APPLICATIONS OF OUR TECHNOLOGIES FOR OUR CUSTOMERS. HOWEVER, OUR PRIMARY STRATEGY FOR ACHIEVING GROWTH IS DEVELOPMENT OF OUR TECHNOLOGIES FOR COMPUTER GAMING USE.

Historically, we have derived the substantial majority of our revenue from development contracts. For the 12 month periods ended December 31, 2003 and December 31, 2002, 73% and 90%, respectively, of our revenues were from development contracts. While we anticipate that royalty revenue from licensing our technologies and sales of products that we plan to develop will constitute an increasing portion of our revenue, such royalty and sales revenue may not increase and may decrease in the future. Accordingly, we cannot predict our future revenues based on historical financial information.

WE WILL DEPEND ON OUR LICENSEES TO GENERATE ROYALTY REVENUE AND WE MAY NOT BE ABLE TO ATTRACT ANY OR A SUFFICIENT NUMBER OF LICENSEES.

Our primary business strategy with respect to leveraging our computer touch technology to exploit opportunities in the consumer console and PC interactive computer gaming industry is to license our intellectual property to companies that manufacture and sell haptics-enabled products (both hardware and software). The sale of those products generates royalty revenue for us. For us to be successful, we will have to attract licensees and our licensees must manufacture and distribute haptics-enabled products in a timely fashion and generate consumer demand through marketing and other promotional activities. We many not be able to attract any or a sufficient number of licensees to generate a significant amount of royalty revenue. If we are not able to attract any or a sufficient number of licensees or our licensees fail to stimulate and capitalize upon market demand for products that generate royalties for us, our revenue with respect to that business segment will not grow.

DEMAND FOR PRODUCTS THAT INCORPORATE OUR TECHNOLOGIES ARE GENERALLY SEASONAL AND FAILURE TO DELIVER PRODUCTS TO TAKE ADVANTAGE OF YEAR END HOLIDAY SEASON DEMAND COULD SUBSTANTIALLY IMPACT ROYALTY REVENUE GENERATED, IF ANY, FROM PRODUCTS THAT INCORPORATE OUR TECHNOLOGIES.


Peak demand for products that incorporate our technologies, especially in the gaming market, typically occurs in the third and fourth calendar quarters as a result of increased demand during the year-end holiday season. If our licensees do not succeed in shipping licensed products in a timely fashion or fail to achieve strong sales in the second half of the calendar year, we would not receive related royalty revenue. We do not control or influence the degree to which our licensees promote our technologies or the prices at which they sell products incorporating our technologies. As a result, products incorporating our technologies may not be brought to market, achieve commercial acceptance or generate meaningful royalty revenue for us.

IF INDUSTRY LEADERS DO NOT ADOPT OUR TECHNOLOGIES, IT MAY BE DIFFICULT FOR US TO EXECUTE OUR BUSINESS STRATEGIES AND WE MAY NOT ACHIEVE REVENUE GROWTH.


An important part of our strategy is to penetrate new markets by targeting licensees that are leaders in those markets. This strategy is designed to encourage other participants in those markets to also adopt our technologies. If a high profile industry participant adopts our technologies for one or more of their products but fails to achieve success with those products, other industry participants' perception of our technologies could be adversely affected. Likewise, if a market leader adopts and achieves success with a competing technology, our revenue growth could be limited and other potential licensees may not license our technologies. Finally, if no industry participant adopts our technologies at all, we may not be able to achieve any revenue growth from licensing our technologies.


A SIGNIFICANT PORTION OF OUR INTELLECTUAL PROPERTY RIGHTS IS BASED ON OUR LICENSE FROM SANDIA. FAILURE TO COMPLY WITH THE TERMS OF THE SANDIA LICENSE MAY TERMINATE OR MAKE SUCH LICENSE NONEXCLUSIVE WHICH MAY RESULT IN A MATERIAL NEGATIVE IMPACT ON OUR BUSINESS AND REVENUES.


A significant portion of our intellectual property rights are based on our license from Sandia National Laboratories ("Sandia") which is the holder of our preferred stock. The Sandia license is a 12 year exclusive license for human-computer haptics interfaces. Sandia has the right to reduce our rights granted pursuant to the Sandia license (e.g., make rights non-exclusive) if we breach the provisions of the Sandia license or fail to meet the $30,000 per year minimum royalties set forth in the Sandia license. Failure to comply with such terms of the Sandia license may result in a material negative impact on our business and revenues.


IF WE FAIL TO PROTECT AND ENFORCE OUR INTELLECTUAL PROPERTY RIGHTS OR IF LICENSORS WHO LICENSE INTELLECTUAL PROPERTY RIGHTS TO US FAILS TO PROTECT AND ENFORCE SUCH LICENSORS' INTELLECTUAL PROPERTY RIGHTS, OUR ABILITY TO LICENSE OUR TECHNOLOGIES AND TO GENERATE REVENUES WOULD BE IMPAIRED.

Our business depends on generating revenues by licensing our intellectual property rights and by selling products that incorporate our technologies. In addition, a substantial portion of our intellectual properties are licensed from Sandia, one of our stockholders. If our company or Sandia is not successful in protecting and enforcing their respective intellectual property rights, our ability to obtain future licenses and royalty revenue could be impaired. In addition, if a court limits the scope, declares unenforceable or invalidates any of our or Sandia's intellectual properties, current licensees may refuse to make royalty payments or may themselves choose to challenge one or more of our intellectual property rights. Also it is possible that:

- Sandia's or our patents may not be broad enough to protect our proprietary rights;

- Sandia's or our patents could successfully be challenged by one or more third parties, which could result in our or Sandia's loss of the right to prevent others from exploiting the inventions claimed in those patents;

- current and future competitors may develop alternative technologies that are not covered by Sandia's patents; and

- effective patent protection may not be available in every country in which our licensees do business.

Our company and Sandia also rely on licenses, confidentiality agreements and copyright, trademark and trade secret laws to establish and protect their proprietary rights. It is possible that:

- laws and contractual restrictions may not be sufficient to prevent misappropriation of our or Sandia's technologies or deter others from developing similar technologies;

- "shrinkwrap" and "clickwrap" license agreements upon which we will rely to protect some of our software will not be signed by the user and may not be enforceable under the laws of all jurisdictions;

- other companies may claim common law trademark rights based upon state or foreign laws that precede federal registration of our trademarks;

- current federal laws that prohibit software copying provide only limited protection from software pirates, and effective trademark, copyright and trade secret protection may be unavailable or limited in some foreign countries; and

- policing unauthorized use of our products and trademarks is difficult, expensive and time-consuming, particularly overseas.

IF WE ARE UNABLE TO DEVELOP NEW LICENSE RELATIONSHIPS, OUR REVENUE GROWTH MAY BE LIMITED.

A big part of our projected revenue growth depends on our ability to enter into license arrangements. Particularly with respect to those licenses which involve the implementation of our hardware components or software games, we face numerous risks in obtaining new licenses on terms consistent with our business objectives and in maintaining, expanding and supporting our relationships with our current licensees. These risks include:

- the lengthy and expensive process of building a relationship with potential licensees;

- the fact that we may compete with the internal design teams of potential licensees;

- difficulties in persuading consumer product manufacturers to work with us, to rely on us for critical technology and to disclose to us proprietary product development and other strategies; and

- difficulties in persuading potential licensees to bear development costs to incorporate our technologies into their products.


THE POTENTIAL HIGHER COST OF HAPTICS-ENABLED PRODUCTS MAY INHIBIT OR PREVENT OUR TECHNOLOGIES FROM ACHIEVING MARKET ACCEPTANCE. FAILURE TO ACHIEVE MARKET ACCEPTANCE WILL SIGNIFICANTLY LIMIT OUR REVENUE GROWTH IN OUR COMPUTER GAMING BUSINESS.

Haptics-enabled products are likely to be more expensive to consumers than products that are not Haptic-enabled. The greater expense of products containing our technologies may be a significant barrier to their widespread adoption and success in consumer markets.

COMPETITION IN THE COMPUTER PERIPHERALS MARKET COULD LEAD TO REDUCTIONS IN THE SELLING PRICE OF LICENSED PRODUCTS, WHICH WOULD REDUCE OUR ROYALTY REVENUE.

The computer peripherals market in which some of our licensees may compete is highly competitive and is characterized by rapid technological change, short product life cycles, cyclical market patterns, a trend of declining average selling prices and increasing foreign and domestic competition. We believe that competition among computer peripheral manufacturers will continue to be intense, and that competitive pressures will drive the price of our licensees' products downward. Any reduction in our royalties per unit might not be offset by corresponding increases in unit sales, and our revenue might then decline.


WHILE WE HAVE NOT ENTERED INTO ANY LICENSES THAT GENERATE ROYALTY REVENUE, IF AND WHEN WE DO ENTER INTO SUCH LICENSES, A SMALL NUMBER OF LICENSEES MAY ACCOUNT FOR A LARGE PORTION OF OUR ROYALTY REVENUE.

While we have not entered into any licenses that generate royalty revenue, a significant portion of our royalty revenue may be derived from a small number of licensees. If any of such limited group of licensees fails to achieve anticipated sales volumes, our results of operations may be adversely affected.


OUR TECHNOLOGIES MUST WORK WITH MICROSOFT'S OR OTHER COMPANY'S OPERATING SYSTEM SOFTWARE, THUS OUR COSTS COULD INCREASE AND OUR REVENUES COULD DECLINE IF MICROSOFT OR SUCH OTHER COMPANY MODIFIES THEIR OPERATING SYSTEM SOFTWARE.

Our hardware and software technology must be compatible with operating system software, including Microsoft's or their similar company's entertainment applications programming interface. Any modifications, additions or deletions by Microsoft or another company's operating system could require us to modify our technologies and could cause delays in the release of products by our licensees. If Microsoft or another company modifies their software products in ways that limit the use of our other licensees' products, our costs could be increased and our revenues could decline.


WE WILL DEPEND ON THIRD PARTY MANUFACTURERS TO PRODUCE AND DISTRIBUTE HAPTICS INTERFACE HARDWARE DEVICES. ANY DELAYS IN DELIVERY OF THE HAPTICS INTERFACE HARDWARE DEVICES, QUALITY PROBLEMS OR COST INCREASES WITH RESPECT TO SUCH MANUFACTURERS COULD CAUSE US TO LOSE CUSTOMERS AND COULD ADVERSELY AFFECT OUR REVENUE FROM OUR GAMING BUSINESS.

We will depend on third party manufacturers to produce and distribute haptics interface hardware devices such as game controllers. We will have limited control over delivery schedules, quality assurance, manufacturing capacity, yields, costs and misappropriation of our intellectual property. Any delays in delivery of the haptics interface hardware devices, quality problems or cost increases could cause us to lose customers and could adversely affect our relationships with our licensees.


IF WE ARE UNABLE TO IMPROVE, AND REDUCE THE COST OF, OUR TECHNOLOGIES, COMPANIES MAY NOT INCORPORATE OUR TECHNOLOGIES INTO THEIR PRODUCTS AND OUR REVENUE GROWTH MAY BE IMPAIRED.

Our success will depend on our ability to improve, and reduce the cost of, our technologies and to introduce these technologies to the marketplace in a timely and cost effective manner. If our development efforts are not successful or are significantly delayed, companies may not incorporate our technologies into their products and our revenue growth may be impaired.


WE MAY BECOME INVOLVED IN COSTLY AND TIME CONSUMING LITIGATION OVER PROPRIETARY RIGHTS WHICH MAY DELAY BRINGING PRODUCTS INCORPORATING OUR TECHNOLOGIES TO MARKET AND ADVERSELY AFFECTING OUR REVENUE FROM OUR GAMING BUSINESS.

We attempt to avoid infringing known proprietary rights of third parties. We have not, however, conducted and do not conduct comprehensive patent searches to determine whether aspects of our technology infringe patents held by third parties. Third parties may hold, or may in the future be issued, patents that could be infringed by our products or technologies. Any of these third parties might make a claim of infringement against us with respect to our products and technologies. In November 2000, we received a letter from Immersion Corporation, a competitor public company which has significantly greater financial resources than we do, asserting that some of our technologies, or those of our licensees, may infringe their intellectual property rights. Although this matter has not resulted in litigation to date, any of these notices, or additional notices that we could receive in the future from this or other companies, could lead to litigation. We might also elect to enforce our intellectual property rights against third parties, which could result in litigation.

Any intellectual property litigation, whether brought by us or by others, could result in the expenditure of significant financial resources and the diversion of management's time and efforts. In addition, litigation in which we are accused of infringement may cause product shipment delays, require us to develop non-infringing technology or require us to enter into royalty or license agreements even before the issue of infringement has been decided on the merits. If any litigation were not resolved in our favor, we could become subject to substantial damage claims from third parties and indemnification claims from our licensees. Our company and/or our licensee could be enjoined from the continued use of the technology at issue without a royalty or license agreement. Royalty or license agreements, if required, might not be available on acceptable terms, or at all. If a successful claim of infringement were made against us and we could not develop non-infringing technology or license the infringed or similar technology on a timely and cost-effective basis, our expenses would increase and our revenues could decrease.

COMPETITION FROM PRODUCTS THAT DO NOT INCORPORATE OUR TECHNOLOGIES COULD LIMIT OUR REVENUES OR CAUSE OUR REVENUES TO DECLINE.

Our licensees may seek to develop products that are based on alternative technologies that do not require a license under our intellectual property. The haptics field was not invented by us and has a substantial history of prior art. Several companies currently market haptics enabled products. These or other potential competitors may have significantly greater financial, technical and marketing resources. If existing or potential licensees do not license technology or intellectual property from us, our revenue growth could be limited or revenues could decline.

WE MIGHT BE UNABLE TO RECRUIT OR RETAIN NECESSARY PERSONNEL, WHICH COULD SLOW THE DEVELOPMENT AND DEPLOYMENT OF OUR TECHNOLOGIES.

Our future success and ability to sustain our revenue growth depend upon the continued service of our executive officers and other key personnel and upon hiring additional key personnel. We intend to hire additional sales, support, marketing and research and development personnel in calendar year 2004 and 2005. Competition for these individuals are intense, and we may not be able to attract, assimilate or retain additional highly qualified personnel in the future. In addition, our technologies are complex and we rely upon the continued service of our existing engineering personnel to support licensees, enhance existing technology and develop new technologies.


WE PROJECT RAPID GROWTH AND CHANGE IN OUR BUSINESS, AND OUR FAILURE TO MANAGE THIS COULD HARM OUR BUSINESS AND NEGATIVELY EFFECT OUR STRATEGY OF STARTING AND GROWING OUR GAMING BUSINESS.


Any future periods of rapid growth may place significant strains on our managerial, financial, engineering and other resources. The rate of any future expansion, in combination with our complex technologies, may demand an unusually high level of managerial effectiveness in anticipating, planning, coordinating and meeting our operational needs as well as the needs of our licensees.

PRODUCT LIABILITY CLAIMS, INCLUDING CLAIMS RELATING TO ALLEGED REPETITIVE STRESS INJURIES, COULD BE TIME-CONSUMING AND COSTLY TO DEFEND, AND COULD EXPOSE US TO LOSS.

Claims that consumer products have flaws or other defects that lead to personal or other injury are common in the computer peripherals industry. In particular, manufacturers of peripheral products, such as computer mice, have in the past been subject to claims alleging that use of their products has caused or contributed to various types of repetitive stress injuries, including carpal tunnel syndrome. We have not experienced any product liability claims to date. Although we seek to limit our exposure to product liability claims by using certain provisions in licensing agreements, existing or future laws or unfavorable judicial decisions could limit or invalidate such provisions. If products sold by us or by our licensees cause personal injury, financial loss or other injury to us or our licensees' customers, the customers, or our licensees, may seek damages or other recovery from us. These claims would be time-consuming and expensive to defend, distracting to management and could result in substantial damages. In addition, the assertion of these claims, even if unsuccessful, could damage our reputation or that of our licensees or their products. This damage could limit the market for our licensees' haptics-enabled products and harm our results of operations.


IF WE FAIL TO DEVELOP NEW OR ENHANCED TECHNOLOGIES FOR NEW COMPUTER APPLICATIONS AND PLATFORMS, PRODUCTS THAT USE OUR TECHNOLOGIES MAY BE ACCEPTED BY CONSUMERS OR OUR CUSTOMERS AND OUR RESULTS OF OPERATIONS MIGHT BE HARMED.


We expect to develop new or enhanced technologies and to license technologies for new applications and new platforms. These initiatives may not be favorably received by consumers and could damage our reputation or our brand. Expanding our technology could also require significant additional expenses and strain our management, financial and operational resources. The lack of market acceptance of these efforts or our inability to generate additional revenues sufficient to offset the associated costs could harm our results of operations.

FUTURE ACQUISITIONS MIGHT DILUTE STOCKHOLDER VALUE, DIVERT MANAGEMENT ATTENTION OR CAUSE INTEGRATION PROBLEMS.

As part of our business strategy, we have in the past acquired, and might in the future acquire, businesses or intellectual property that we feel could complement our business, enhance our technical capabilities or increase our intellectual property portfolio. If we consummate acquisitions through an exchange of our securities, our stockholders could suffer significant dilution. Acquisitions could create risks for us, including:

- unanticipated costs associated with the acquisitions;

- use of substantial portions of our available cash, including the proceeds of this Offering, to consummate the acquisitions;

- diversion of management's attention from other business concerns; and

- difficulties in assimilation of acquired personnel or operations.

Any future acquisitions, even if successfully completed, might not generate any additional revenue or provide any benefit to our business.


WE ANTICIPATE RAISING ADDITIONAL CAPITAL IN THE FUTURE. FAILURE TO RAISE SUFFICIENT CAPITAL WILL LIMIT OUR ABILITY TO OPERATE AND EXPAND OUR BUSINESS.


We anticipate raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to carry out our business strategy. We cannot be certain that any financing will be available on acceptable terms, or at all, and our failure to raise capital when needed could limit our ability to expand our business. Additional equity financing may be dilutive to the holders of our common stock, and debt financing, if available, may involve restrictive covenants. Moreover, strategic relationships, if necessary to raise additional funds, may require that we relinquish valuable rights.

OUR EXECUTIVE OFFICERS, DIRECTORS AND MAJOR STOCKHOLDERS HAVE SIGNIFICANT CONTROL OVER US, WHICH MAY LEAD TO CONFLICTS WITH OTHER STOCKHOLDERS OVER CORPORATE GOVERNANCE MATTERS.

Our current directors, officers and more than 10% stockholders will, as a group, beneficially own approximately 48.2% of our outstanding common stock. Acting together, these stockholders would be able to significantly influence all matters that our stockholders vote upon, including the election of directors and mergers or other business combinations.

Provisions in our Delaware certificate of incorporation and bylaws may have the effect of delaying or preventing a change of control or changes in our management. These provisions could limit the price that investors might be willing to pay in the future for shares of our common stock.

A SUBSTANTIAL PORTION OF OUR BUSINESS STRATEGY IS TO DEVELOP HAPTICS ENABLED DEVICES FOR USE IN THE COMPUTING GAMING INDUSTRY AND TO DEVELOP OUR OWN INTERACTIVE COMPUTER GAMING PRODUCTS WHICH INCORPORATES OUR TECHNOLOGIES. SUCH INDUSTRY IS HIGHLY VOLATILE AND COMPETITIVE.

The interactive computer gaming industry has historically been a volatile and highly dynamic industry affected by changing technology, limited hardware platform life cycles, hit products, competition, component supplies, seasonality, consumer spending and other economic trends. Such industry is also intensely competitive. Interactive computer gaming products typically have life spans of only 3 to 12 months. In addition, the market is crowded with a large number of titles competing for limited shelf space at retail. Our future success will depend in large part on companies that will develop games requiring the use of our technologies to develop and introduce new competitive products on a timely basis and to get those products distributed widely at retail. To compete successfully, new products must adapt to new hardware platforms and emerging industry standards, provide additional functionality and be successfully distributed in numerous changing worldwide markets. If our company or companies that will develop games requiring the use of our technologies were unable, due to resource constraints or technological or other reasons, to successfully develop and distribute such products in a timely manner, this inability would have a material adverse effect on our operating results and our financial condition.


DEVELOPMENT OF SUCCESSFUL INTERACTIVE COMPUTER GAMING PRODUCTS IS HIGHLY UNPREDICTABLE AND COMPLEX AND IS SUBJECT TO PLATFORM CHANGES. FAILURE TO MANAGE THE DEVELOPMENT OF SUCH GAMING PRODUCTS OR TO ANTICIPATE SUCH PLATFORM CHANGES MAY SIGNIFICANTLY IMPACT OUR REVENUE GROWTH FROM OUR GAMING BUSINESS.


Product development schedules are difficult to predict because they involve creative processes, use of new development tools for new platforms and the learning process, research and experimentation associated with development for new technologies. Products frequently include a large amount of content and are complex, time-consuming and costly to develop. A large portion of the interactive computer games that we will produce or that will use our technologies are designed to be played on proprietary video game platforms such as the PlayStation2, Nintendo Gamecube and Microsoft's Xbox. The success of our products is significantly affected by market acceptance of the new video game hardware systems and the life span of older hardware platforms, and our ability to accurately predict these factors with respect to each platform. In many cases, we will have expended a large amount of development and marketing resources on products designed for new video game systems that have not yet achieved large installed bases or will have continued product development for older hardware platforms that may have shorter life cycles than we expected. Conversely, if we did not choose to develop for a platform that achieves significant market acceptance, or discontinues development for a platform that has a longer life cycle than expected, our revenue growth may be adversely affected.

SUCCESS OF INTERACTIVE COMPUTER GAMES ARE INCREASINGLY HITS DRIVEN, THE MARKET FOR SUCH GAMES IS HIGHLY UNPREDICTABLE AND DEVELOPMENT OF NEW CONTENT IS INHERENTLY RISKY AND EXPENSIVE.

Interactive computer games have become increasingly "hits" driven. Additional marketing and advertising funds are required to drive and support "hit" products, particularly television advertising. There can be no assurance that we will be able to produce "hit" titles, or that advertising for any product will increase sales sufficiently to recoup those advertising expenses. Whether games will become hits are highly dependent on consumer tastes and moods and are highly unpredictable. Development of new content is inherently risky and expensive. We cannot assure that products will be developed on time, in a cost effective manner, or that they will be commercially successful.

THE INTERACTIVE COMPUTER GAMING INDUSTRY IS CYCLICAL, AND WE MAY FAIL TO ANTICIPATE CHANGING CONSUMER PREFERENCES.

A substantial portion of our business will depend on our success in the interactive computer gaming industry which is cyclical and our ability to anticipate changing consumer preferences. The interactive computer gaming industry has historically been cyclical in nature and has been characterized by periods of significant growth followed by rapid declines. Our success will depend on numerous factors beyond our control, including:

- the popularity, price and timing of new software and hardware platforms being released and distributed by us and our competitors;

- international, national and regional economic conditions, particularly economic conditions adversely affecting discretionary consumer spending;

- changes in consumer demographics;

- the availability of other forms of entertainment; and

- critical reviews and public tastes and preferences, all of which change rapidly and cannot be predicted.

In order to plan for acquisition and promotional activities, we will be required to anticipate and respond to rapid changes in consumer tastes and preferences. A decline in the popularity of interactive computer games or particular platforms could cause potential sales to be very low. The period of time necessary to develop new game titles, obtain approvals of manufacturers and produce CD-ROMs or game cartridges is unpredictable. During this period, consumer appeal of a particular title may decrease, causing projected sales to decline.

OBTAINING A LICENSE FROM HARDWARE MANUFACTURERS WILL BE REQUIRED TO PUBLISH ANY INTERACTIVE COMPUTER GAME TITLES. WE HAVE NOT OBTAINED SUCH LICENSE AND MAY NOT BE ABLE TO OBTAIN SUCH LICENSE ON ACCEPTABLE TERMS, OR AT ALL.

We will be required to obtain a license to develop and publish titles for each hardware platform for which we will develop and publish titles. Hardware manufacturers, including Sony (PlayStation and PlayStation2), Nintendo (Game Boy Color, Game Boy Advance and GameCube) and Microsoft (Xbox) require that we obtain approval for the publication of new games. Such manufactures are large companies with substantial financial resources and will be able to impose a very manufacturer favored agreement. We cannot assure that we will be able to obtain such licenses on acceptable terms, or at all.


OUR OFFICERS, DIRECTORS AND EMPLOYEES HAVE NO EXPERIENCE IN THE INTERACTIVE COMPUTER GAMING INDUSTRY AND MAY NOT BE ABLE TO OPERATE THIS BUSINESS EFFECTIVELY. FAILURE TO OPERATE OUR COMPUTER GAMING BUSINESS WILL SIGNIFICANTLY EFFECT OUR REVENUE GROWTH AND RESULTS OF OPERATIONS.

Offering and developing interactive computer games is a substantial departure from our current business of offering product development services and limited sales of haptics devices. Our officers, directors and employees have no experience in developing, producing, pricing, marketing, selling, or distributing interactive computer games and will rely on its ability to employ persons that have such experience to carry out its business strategy with respect to developing interactive computer games. Because of our inexperience in this area, we may not be effective in achieving success that may otherwise be attainable by more experience.


WE MAY BE UNABLE TO INCREASE SALES OF OUR E-TOUCH SONO PRODUCT IF, AS A RESULT OF THE CURRENT ECONOMIC SLOWDOWN OR OTHER FACTORS, MEDICAL INSTITUTIONS DO NOT BUDGET FOR SUCH DEVICES.

Our e-Touch sono product is new and, as a result, many medical institutions do not budget for such devices. To increase sales of our e-Touch sono, we must, in addition to convincing medical institution personnel of the utility of the devices, persuade them to include a significant expenditure for the devices in their budgets. If these medical institutions are unwilling to budget for such devices or reduce their budgets as a result of the economic slowdown, cost-containment pressures or other factors, we may not be able to increase sales of its e-Touch sono product at a satisfactory rate. If we are unable to increase sales of our e-Touch sono product, our results of operations and financial condition may be adversely affected.

REDUCED SPENDING BY CORPORATE RESEARCH AND DEVELOPMENT DEPARTMENTS MAY ADVERSELY AFFECT SALES OF OUR PROFESSIONAL APPLICATIONS BUSINESS.

To date, we have derived the majority of our revenues developing professional applications for customers such as Aramco, Lockheed Martin, Chevron, Chrysler and Sandia. We believe that the current economic downturn has led to a reduction in such corporations' budgets for research and development in several sectors, including the automotive and aerospace sectors, which use our services and products. Sales of our services and products may be adversely affected by these cuts in corporate research and development budgets.

LEGISLATIVE ACTIONS, HIGHER INSURANCE COST AND POTENTIAL NEW ACCOUNTING PRONOUNCEMENTS ARE LIKELY TO IMPACT OUR FUTURE FINANCIAL POSITION AND RESULTS OF OPERATIONS.

There have been regulatory changes, including the Sarbanes-Oxley Act of 2002, and there may potentially be new accounting pronouncements or additional regulatory rulings which will have an impact on our future financial position and results of operations. The Sarbanes-Oxley Act of 2002 and other rule changes as well as proposed legislative initiatives following the Enron bankruptcy are likely to increase general and administrative costs. In addition, insurers are likely to increase premiums as a result of high claims rates over the past year, which we expect will increase our premiums for insurance policies. Further, proposed initiatives are expected to result in changes in certain accounting rules, including legislative and other proposals to account for employee stock options as a compensation expense. These and other potential changes could materially increase the expenses we report under generally accepted accounting principles, and adversely affect our operating results.

THE MARKET FOR OUR COMMON STOCK, EVEN IF REGISTERED UNDER THE SECURITIES ACT, MAY NOT BE LIQUID.


Even if our common stock is registered under the Securities Act, it may be thinly traded compared to larger more widely known companies. Thinly traded common stock can be more volatile than stock trading in an active public market. We cannot predict the extent to which an active public market for its common stock will develop or be sustained. Further, there is no assurance that our common stock may be listed on any stock exchange or even qualify to be quoted on the over-the-counter bulletin board. Failure to do so may make it very difficult to sell our common stock.

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM DETERMINED THAT A MATERIAL WEAKNESS RELATED TO OUR INTERNAL CONTROLS AND PROCEDURES EXISTS, WHICH COULD ADVERSELY IMPACT THE ACCURACY AND TIMELINESS OF OUR FUTURE REPORTS AND FILINGS AND COULD AFFECT THE CONCLUSIONS REACHED IN ASSESSMENTS CONDUCTED PURSUANT TO
SECTION 404(A) OF THE SARBANES-OXLEY ACT OF 2002.

Our independent registered public accounting firm determined that a material weakness related to our internal controls and procedures exists. While we are taking immediate steps to correct the problems, there can be no assurance that we will be able to do so in a timely manner, which could adversely impact the accuracy and timeliness of future reports and filings made by us pursuant to the Securities Exchange Act of 1934. In addition, for our fiscal year 2005 audit, we must comply with Section 404(a) of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and an attestation to and assessment of our internal controls over financial reporting by our independent registered public accounting firm. In light of the material weakness identified by our auditors, there can be no assurance that we or our independent registered public accounting firm will conclude our internal controls over financial reporting are effective. While we are implementing steps to ensure the effectiveness of our internal controls over financial reporting, failure to achieve such effectiveness could have a material adverse effect on our business.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares by the selling security holders. Should the selling security holders holding warrants choose, in their sole discretion, to exercise any of their warrants, we would receive the proceeds from the exercise price. We intend to use the proceeds from the exercise of warrants by the selling security holders for working capital and general corporate purposes.


USE OF PROCEEDS FROM PRIVATE OFFERING AND WARRANT EXERCISE (IF ANY):

The use of the net proceeds from the private offering with respect to the shares to be sold by the selling security holders and the net proceeds from the exercise of the Warrants (assuming all such Warrants will be exercised) are allocated as follows:


                                                             Private Offering          Warrant Exercise
                                                                Proceeds               Proceeds, if any

 Offering Expenses                                           $   610,000
 Compensation Expenses**                                     $   550,000                  $   500,000
 Software Developer, Engineers & Game Development            $   940,000                  $ 1,000,000
 Marketing                                                   $    50,000                  $   750,000
 Acquisition & Development of Hardware                       $   500,000                  $   500,000
 Capital Expenditures                                        $    50,000
 General & Administrative Expenses                           $   349,000                  $   299,000
                                                             -----------                  -----------
 Total:                                                      $ 3,049,000                  $ 3,049,000

** $194,000 was allocated as compensation to the CEO, Tom Anderson, $194,000 was allocated as compensation to the CTO, $97,000 was allocated to Mr. Maslow, a director of the Novint for investors relations work and $65,000 was allocated as compensation to the head Novint's professional applications business. Note these amounts are for more than one year's compensation.


                            SELLING SECURITY HOLDERS

The following table provides certain information with respect to the selling security holders' beneficial ownership of our securities as of the date of this prospectus. The selling security holders can offer all, some or none of their shares of our common stock, thus we have no way of determining the number they will hold after this offering. Therefore, we have prepared the table below on the assumption that the selling shareholders will sell all shares covered by this prospectus. None of the selling security holders are or were affiliated with registered broker-dealers.

                                                                                      NUMBER OF SHARES BENEFICIALLY
                                                                                          OWNED AFTER OFFERING (2)
                                   NUMBER OF SHARES                                   -----------------------------
                              BENEFICIALLY OWNED BEFORE      NUMBER OF SHARES         NUMBER OF
         NAME                        OFFERING (1)             BEING OFFERED            SHARES         PERCENTAGE
         ----                        ------------             -------------            ------         ----------

Absolute Return Europe Fund           1,125,000 (3)              750,000                 0               0
European Catalyst Fund Ltd.           1,125,000 (4)              375,000                 0               0
RAB Special Situations L.P.           2,106,000 (5)            2,106,000                 0               0
Concorde Bank Limited                    75,000 (6)               75,000                 0               0
Motus Management S.A.                   150,000 (7)              150,000                 0               0
Alan Schram                              37,500 (8)               37,500                 0               0
Frederick Manlunas                       41,250 (9)               41,250                 0               0
Craig Noell                               7,500 (10)               7,500                 0               0
Duane Stullich                           11,250 (11)              11,250                 0               0




                                                                                      NUMBER OF SHARES BENEFICIALLY
                                                                                          OWNED AFTER OFFERING (2)
                                   NUMBER OF SHARES                                   -----------------------------
                              BENEFICIALLY OWNED BEFORE      NUMBER OF SHARES         NUMBER OF
         NAME                        OFFERING (1)             BEING OFFERED            SHARES         PERCENTAGE
         ----                        ------------             -------------            ------         ----------

Daniel S. Conway                       30,000 (12)              30,000                      0             0
Nishen Radia                            7,500 (13)               7,500                      0             0
Gayle C. Pomerantz                     37,500 (14)              37,500                      0             0
Spencer Stuart Management Ltd          75,000 (15)              75,000                      0             0
Victor Ho                              67,500 (16)              67,500                      0             0
Bennett Group Arizona LLC              45,152 (17)              30,000                 15,152           <1%
Rose M. and Joseph S. Bruglio          75,000 (18)              75,000                      0             0
Todd and Nancy Gillenwater             37,500 (19)              37,500                      0             0
Joseph W. and Corinne M. Kliegl       150,000 (20)             150,000                      0             0
Edward and Martin Santangelo          150,000 (21)             150,000                      0             0
Chad R. Worthington                     7,500 (22)               7,500                      0             0
Sandia Corporation                    487,300 (23)             487,300                      0             0
Bill Anderson                         101,440 (24)              15,000                 86,440           <1%
Tom Anderson                        6,790,118 (25)             500,000              6,290,118         28.1%
Jan Arnett                            757,576                  757,576                      0             0
Richard Aviles                        380,365 (26)              15,000                365,365          1.6%
Walt Aviles                         2,182,220 (27)              15,000              2,167,220          9.7%
Scott L. Bach                          50,152 (42)              15,000                 35,152           <1%
Ed Barsis                             113,867 (28)              15,000                 98,867           <1%
Nick Brown                            382,166 (29)              15,000                367,166          1.6%
Corporate Advisors Group              300,000 (30)             300,000                      0             0
Gerald Grafe                           62,879                   15,000                 47,879           <1%
Jack Harrod                           250,000                  250,000                      0             0
Allan Hisey                            66,852                   15,000                 51,852           <1%
Hunter World Markets, Inc.            558,400 (31)             558,400                      0             0
Jake Jones                            102,225 (32)              15,000                 87,225           <1%
Loman International SA                100,000 (40)             100,000                      0             0
Manhattan Scientifics               3,201,761 (41)             500,000              2,701,761         12.0%
Sheila Pounds                          25,000 (33)              15,000                 10,000           <1%
Richardson & Patel LLP                337,879 (34)             337,879                      0             0
PFK Acquisition Co I, LLC             300,000 (35)             150,000                      0             0
PFK Acquisition Co II LLC             300,000 (36)             150,000                      0             0
Howard Zuker                           52,500 (37)              52,500                      0             0
Todd M. Ficeto                        250,000 (38)             250,000                      0             0
John M. Alderson                      250,000 (39)             250,000                      0             0
Chad Lupia                              5,000 (43)               5,000                      0             0
Jihyun Joe Kim                          5,000 (44)               5,000                      0             0



(1) The number and percentage of share beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which each selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days.


(2) Assumes that all shares registered will be resold by the Selling Security Holders after this offering.

(3) Includes up to 250,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $2.00 per share of common stock. Also includes 375,000 owned by European Catalyst Fund Ltd. The individual person who has or share the power to vote and/or dispose of these securities is Darius Parsi.

(4) Includes up to 125,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $2.00 per share of common stock. Also includes 750,000 owned by Absolute Return Europe Fund. The individual person who has or share the power to vote and/or dispose of these securities is Darius Parsi.

(5) Includes up to 702,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $2.00 per share of common stock. The individual person who has or share the power to vote and/or dispose of these securities is W.P.S. Richards.

(6) Includes up to 25,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $2.00 per share of common stock. The individual person who has or share the power to vote and/or dispose of these securities is A. Marina Corbin.

(7) Includes up to 50,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $2.00 per share of common stock. The individual person who has or share the power to vote and/or dispose of these securities is Robert Lucindni.


(8) Includes up to 12,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $2.00 per share of common stock.

(9) Includes up to 13,750 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $2.00 per share of common stock.

(10) Includes up to 2,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $2.00 per share of common stock.

(11) Includes up to 3,750 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $2.00 per share of common stock.

(12) Includes up to 10,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $2.00 per share of common stock.

(13) Includes up to 2,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $2.00 per share of common stock.

(14) Includes up to 12,500 shares of common stock to be issued upon the exercise of a warrant at an exercise prices of $2.00 per share of common stock.


(15) Includes up to 25,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $2.00 per share of common stock. The individual person who has or share the power to vote and/or dispose of these securities is David Daniel, CEO of Spencer Stuart Management Ltd.


(16) Includes up to 22,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $2.00 per share of common stock.


(17) Includes up to 10,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $2.00 per share of common stock. The individual person who has or share the power to vote and/or dispose of these securities is Richard Bennett.


(18) Includes up to 25,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $2.00 per share of common stock.

(19) Includes up to 12,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $2.00 per share of common stock.

(20) Includes up to 50,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $2.00 per share of common stock.

(21) Includes up to 50,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $2.00 per share of common stock.

(22) Includes up to 2,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $2.00 per share of common stock.


(23) Includes up to 447,300 shares of common stock to be issued upon the conversion of 4,000 shares of preferred stock. The individual person who has or share the power to vote and/or dispose of these securities is David Goldheim, Director of Corporate Business Development and Partnerships.


(24) Includes up to 15,000 shares of common stock to be issued upon the exercise of options at exercise prices of $0.01 per share of common stock.


(25) Includes up to 500,000 shares of common stock to be issued upon the exercise of options at exercise prices of $0.05 per share of common stock. Mr. Anderson is the CEO and director of Novint.


(26) Includes up to 15,000 shares of common stock to be issued upon the exercise of options at exercise prices of $0.05 per share of common stock.


(27) Includes up to 15,000 shares of common stock to be issued upon the exercise of options at exercise prices of $0.01 per share of common stock. Mr. Aviles is the Chief Technical Officer of Novint.

(28) Mr. Barsis is a director of Novint.

(29) Includes up to 15,000 shares of common stock to be issued upon the exercise of options at exercise prices of $0.05 per share of common stock.


(30) Includes up to 200,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $1.00 per share of common stock. The individual person who has or share the power to vote and/or dispose of these securities is Raj Nair.

(31) Includes up to 253,500 shares of common stock to be issued upon the exercise of a warrant at exercise prices of $1.00 per share of common stock and up to 304,900 shares of common stock to be issued upon the exercise of an overallotment option at an exercise price of $1.00 per share of common stock. The individual person who has or share the power to vote and/or dispose of these securities is Todd Ficeto. Hunter World Markets is a licensed broker-dealer and may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with sales of Novint securities.


(32) Includes up to 15,000 shares of common stock to be issued upon the exercise of options at exercise prices of $0.01 per share of common stock.

(33) Includes up to 15,000 shares of common stock to be issued upon the exercise of options at exercise prices of $0.01 per share of common stock.


(34) Includes up to 300,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.50 per share of common stock. The individual person who has or share the power to vote and/or dispose of these securities is Nimish Patel. Richardson & Patel LLP is Novint's general counsel.

(35) Includes up to 50,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $2.00 per share of common stock. Includes 150,000 shares owned by PFK Acquisition Co. II LLC. The individual person who has or share the power to vote and/or dispose of these securities is Paul Klapper.

(36) Includes up to 50,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $2.00 per share of common stock. Includes 150,000 shares owned by PFK Acquisition Co. I LLC. The individual person who has or share the power to vote and/or dispose of these securities is Paul Klapper.


(37) Includes up to 17,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $2.00 per share of common stock.


(38) Includes up to 250,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.50 per share of common stock. Todd Ficeto is the President of Hunter World Markets.


(39) Includes up to 250,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.50 per share of common stock.


(40) The individual person who has or share the power to vote and/or dispose of these securities is Adam Kravitz.

(41) The individual person who has or share the power to vote and/or dispose of these securities is Mr. Marvin Maslow. Mr. Maslow, a director of Novint is also the CEO of Manhattan Scientifics.

(42) Mr. Bach was a director of Novint.

(43) Includes up to 5,000 shares of common stock to be issued upon the exercise of a warrant at exercise prices of $1.00 per share of common stock.

(44) Includes up to 5,000 shares of common stock to be issued upon the exercise of a warrant at exercise prices of $1.00 per share of common stock.


                              PLAN OF DISTRIBUTION

Each selling security holder is free to offer and sell his or her common stock at such times, in such manner and at such prices as he or she may determine. As used in this prospectus, "Selling Security Holders" includes the ~ledges, donees, transferees or others who may later hold the selling security holders' interests in our common stock. We will pay the costs and fees of registering the common stock, but each selling security holders will pay their own brokerage commissions, discounts or other expenses relating to the sale of the common shares. We will not receive the proceeds from the sale of the shares by the selling security holders, except in the event that a selling security holder exercises any warrants. Although the selling security holders are not required to exercise the warrants, if they do so we will receive the proceeds from the exercise.


The selling security holders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The shares of Novint common stock is not listed on any stock exchange or quoted on any quotation service, included, but not limited to NASDAQ or the Over the Counter Bulletin Board. There is no guarantee that the shares of Novint common stock will ever be listed or quoted on any stock exchange, market or trading facility. These sales may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when selling shares:


o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o     privately negotiated transactions;

o     settlement of short sales

o broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

o     a combination of any such methods of sale;

o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; and

o     any other method permitted pursuant to applicable law.

The selling security holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. Broker-dealers engaged by the selling security holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling security holders have informed us that none of them have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.


In the event broker-dealers purchase shares offered as principal and resell those shares, Novint will file a prospectus supplement identifying these brokers-dealers as new selling stockholders and indemnifying them as underwriters.


We are required to pay all fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

                                LEGAL PROCEEDINGS


Novint is not presently a party to any pending or threatened legal proceedings.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names, ages, and positions of our directors and officers.

      Name                 Age                 Position Held                   Officer/Director since
      ----                 ---                 -------------                   ----------------------

Tom Anderson               30      Chief Executive Officer, President,                  2000
                                   Acting Chief Financial Officer,
                                   Chairman of the Board and Director

Walter Aviles              44      Chief Technical Officer                              2001
Marvin Maslow              67      Director                                             2000
Ed Barsis                  63      Director                                             2000



The directors named above will serve until the next annual meeting of our stockholders or until their successors are duly elected and have qualified. Directors will be elected for one-year terms at the annual stockholders meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement. There is no arrangement or understanding between any of our directors or officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management stockholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements or understandings between non-management stockholders that may directly or indirectly participate in or influence the management of our affairs other than a shareholders agreement between Manhattan Scientifics, Tom Anderson and Novint whereby the parties agree: (i) to elect Tom Anderson and Marvin Maslow as directors; (ii) that Manhattan Scientifics will have the right to elect 2 board members; (iii) the fifth director shall be selected by the other 4 directors; (iv) to vote their shares in Novint to maintain the ratio of ownership percentages in Novint owned by Anderson and Manhattan Scientifics; (v) to give Novint a right of first refusal on any sale of Novint shares of stock by Manhattan Scientifics; and (vi) when Novint becomes a public company, Manhattan Scientifics agrees not to sell more than 3,000 Novint shares per trade upon the open market, nor more than 15,000 Novint shares per day upon the open market, without the prior written consent of Novint.

There are no family relationships among the directors and executive offices. None of the directors or executive officers has, during the past five years:

(a) Had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(b) Been convicted in a criminal proceeding or subject to a pending criminal proceeding;

(c) Been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; and

(d) Been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

BIOGRAPHICAL INFORMATION


TOM ANDERSON, CEO, PRESIDENT, ACTING CFO AND CHAIRMAN OF THE BOARD

Tom Anderson, our CEO, President and Chairman of the Board, is one of the earliest pioneers in 3D touch software. He has led Novint over the past five years and has been responsible for overseeing all aspects of its business development including leading Novint to a break-even point on cash flow. He began his work on computer touch more than eight years ago at Sandia National Laboratories using the first PHANTOM (the first haptics device of its kind) ever sold. Mr. Anderson was the inventor and principal investigator during the five-year computer touch project at Sandia responsible for developing the technology and applying it to important problems. Mr. Anderson then worked to obtain an exclusive license to the Sandia Technology for Novint Technologies. Mr. Anderson has a BS in Electrical Engineering, Magna Cum Laude, from the University of New Mexico, and an MS in Electrical Engineering from the University of Washington, where he studied both computer interface technology and business management.

WALT AVILES, CHIEF TECHNICAL OFFICER


Novint's Chief Technical Officer, Walter A. Aviles, has over 20 years of technical and managerial experience in commercial, government and academic environments in the design and development of advanced, first of a kind, human/machine interfaces, virtual environments and robotic systems. He holds undergraduate and graduate degrees in Electrical Engineering and Computer Science from Stanford University and The Massachusetts Institute of Technology. He is a founding member of the Virtual Environment and Teleoperator Research Consortium (VETREC), an Associate Editor of the MIT Press journal Presence and a member of the Tau Beta Pi and Sigma Chi engineering honor associations. As a founding principal of Teneo Computing, Inc., he worked on projects including: a prototype dental cavity preparation simulator developed in collaboration with the Harvard University School of Dentistry; a three-dimensional data understanding and editing system for volumetric seismic data developed with Mobil Oil; and a computer interface for the blind research system developed with NHK Television of Japan. Prior to founding Teneo Computing, Mr. Aviles was a Vice President at SensAble Technologies in Cambridge, Massachusetts, where he helped establish the corporation's software group and developed the world's first commercial haptics software toolkit. He also spearheaded the development of real-time techniques and commercial applications for interaction with volumetric models including the FreeForm application.

MARVIN MASLOW


Marvin Maslow is the first board member after Tom Anderson, and is the CEO of our principal investor, Manhattan Scientifics. Mr. Maslow has provided a strong guiding hand in our early growth. From June 1990 through September 1996, Mr. Maslow served as chief executive officer of Projectavision, Inc., a company he co-founded to develop and market video projection technology. Since November 1996, Mr. Maslow has served as chief executive officer and chairman of the board of Tamarack Storage Devices, Inc. From 1999 through 2002, Mr. Maslow served as a director of NMXS.com, Inc. For more than 20 years, Mr. Maslow has been President of Normandie Capital Corp., a private investment and consulting company. Mr. Maslow is credited with the starting up and financing of more than 20 enterprises during his career. Mr. Maslow received an A.A.S. degree from the Rochester Institute of Technology in 1957 and an honorable discharge from the U.S. Army Signal Corps in 1963. Mr. Maslow is the Chairman of the Board of Manhattan Scientifics, Inc., a publicly traded company which is also one of our shareholders.

ED BARSIS


Dr. Edwin H. Barsis is a partner in BMV Associates, a consulting firm he co-founded in 1995 that specializes in managerial consulting, technology assessment and business development. Clients include new business ventures, large and small commercial corporations and the US government. Previously, during a 26-year career at Sandia National Laboratories, Dr. Barsis held positions on the technical staff and in senior management where he was responsible for building and directing technical groups, managing the corporation's R&D investments and business development. He graduated from Cornell University with B.S., M.S., and Ph.D. degrees in Engineering Physics; and subsequently served as a Captain in the US Army from 1967 to 1969.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of October 14, 2004 by (i) each person who is known by us to own beneficially more than five percent (5%) of the outstanding shares of our voting securities, (ii) each of our director and executive officer, and (iii) all of our directors and executive officers as a group. Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investing power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable community property laws, and, unless otherwise stated, their address is 4109 Bryan Ave NW, Albuquerque, New Mexico 87114.



                                                                       Amount and Nature
                                                                         of Beneficial              Percent
Title of Class       Name and Address of Beneficial Owner                 Ownership(1)            of Class (7)
--------------       ------------------------------------                 ------------            ------------
Common               Tom Anderson                                        6,290,218(2)                 28.1%

Common               Walter Aviles                                       1,182,220(3)                  5.3%

Common               Ed Barsis                                             113,867(4)                  0.5%

Common               Marvin Maslow                                       3,201,761(5)                 14.3%

Common               Manhattan Scientifics, Inc.                         3,201,761                    14.3%

Common               RAB Special Situations L.P.                         2,106,000(6)                  9.4%


                     All officers and directors as a group                                            48.2%


(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of October 14, 2004, are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person.

(2) Mr. Anderson is the CEO and owns 3,290,218 shares of our common stock and an option to purchase 3,500,000 shares of our common stock, 3,000,000 of which at an exercise price of $0.05 per share and 500,000 of which at an exercise price of $0.66 per share.

(3) Mr. Aviles is the CTO and owns options to purchase 82,220 shares at an exercise price of $0.01 per share and 1,100,000 shares at an exercise price of $0.05 per share of our common stock and 1,000,000 shares at an exercise price of $0.50.


(4) Mr. Barsis is a Director.


(5) Mr. Maslow is a Director of Novint and is the CEO of Manhattan Scientifics which owns 3,201,761 shares of common stock. Additionally, Mr. Maslow owns an option to purchase 250,000 shares at an exercise Price of $0.66 per share, however, no part of this option is vested as of October 14, 2004.

(6) RAB Special Situations L.P. owns 1,404,000 shares of Novint common stock and a warrant to purchase an additional 702,000 shares of Novint common stock. Pursuant to the terms of such warrant, however, RAB Special Situations L.P. may not exercise its warrant if, by exercising such warrant, they would become greater than 9.99% shareholder of Novint.

(7) Percentages are based on 22,348,879 shares outstanding or subject to options, warrants or convertible securities exercisable or convertible within 60 days of October 14, 2004.


                            DESCRIPTION OF SECURITIES

We are currently authorized to issue 50,004,000 shares of capital stock, consisting of 50,000,000 shares of Common Stock with a par value of $0.01 per share and 4,000 shares of Preferred Stock with a par value of $0.01 per share.

COMMON STOCK


As of October 14, 2004, 13,745,814 shares of our Common Stock are issued and outstanding. Holders of our Common Stock are entitled to receive such dividends as may be declared by the Board of Directors, in their sole discretion, from funds legally available for such dividends. If the Board of Directors declared a dividend, all of the outstanding shares of common stock would be entitled to receive a pro rata share in any dividend available to holders of common stock. Upon liquidation, holders of shares of common stock are entitled to a pro rata share in any distribution available to holders of common stock. The holders of common stock have one vote per share on each matter to be voted on by stockholders, but are not entitled to vote cumulatively. Holders of common stock have no preemptive rights. All of the outstanding shares of common stock are, and all of the shares of common stock offered for resale in connection with this prospectus will be, validly issued, fully paid and non-assessable.


PREFERRED STOCK


As of October 14, 2004, 4,000 shares of our preferred stock (the "Preferred Stock") are issued and outstanding.

The following is a brief summary of all of the material preferences and rights contained in our Certificate of Incorporation with respect to the Preferred Stock and is qualified in its entirety by reference to such Certificate.

DIVIDENDS

In all respects regarding dividends or distributions of any kind to holders of Common Stock, holders of the Preferred Stock shall have the rights, privileges, and share in all respects as if such holders had converted the Preferred Stock to the number of shares of Common Stock corresponding to the conversion provisions.

LIQUIDATION PREFERENCE

In the event of our voluntary or involuntary liquidation, dissolution or other winding up of our affairs, before any distribution or payment is made to the Common Stock, the holders of the Preferred Stock shall be entitled to be paid $100,000 in cash or in property taken at its fair value as determined by the Board of Directors, or both, at the election of the Board of Directors. If such payment shall have been made in full to the holders of the Preferred Stock, the holders of the Preferred Stock shall be entitled to share ratably, treated as if such Preferred Stock had been converted to Common Stock according to the conversion provisions, with the holders of the Common Stock with respect to our remaining assets and funds. Neither the consolidation or merger of our company into or with another corporation or corporations, nor the sale of all or substantially all of the assets of our company to another corporation or corporations shall be deemed a liquidation, dissolution or winding up of the affairs of our company.

VOTING RIGHTS

The holders of the issued and outstanding shares of the Preferred Stock shall have no voting rights except, without the consent of the holders of at least a majority of the shares of the Preferred Stock then outstanding we will not: (i) increase the authorized amount of the Preferred Stock; (ii) issue any stock with rights on parity or senior to the Preferred Stock or increase the authorized amount of any such other class, except in exchange for consideration to us not substantially less than the fair market value of such parity or senior stock, as determined in good faith by the Board of Directors; or (iii) amend, alter or repeal any provision of the Certificate of Incorporation so as to adversely affect the rights, preferences or privileges of the Preferred Stock in a substantial way.

REDEMPTION


If there is no Initial Public Offering (defined as any transaction by which stock of Novint becomes publicly traded) or an Initial Sale (defined as the sale of Novint to an independent third party (whether by merger, statutory share exchange, consolidation, recapitalization, sale of all or substantially all of its assets or sale of all or not less than 85% of the equity and voting interests in Novint)) within 10 years from the issue date of the Preferred Stock, then we are required to repurchase the number of shares of the Preferred Stock as the holders thereof may from time to time request, but in any 12 month period not more than 10% of the largest number of shares of the Preferred Stock that have ever been outstanding, at an amount per share equal to the greater of
(a) $0.25/share, or (b) that portion of the fair market value of Novint, as determined in good faith by the Board of Directors, corresponding to the number of shares of Common Stock to which the shares of the Preferred Stock to be redeemed would convert according to the conversion provisions.


CONVERSION

Optional Conversion. Subject to and upon compliance with the conversion provisions, the holder of any shares of the Preferred Stock has the right at such holder's option, at any time or from time to time, to convert any of such shares of the Preferred Stock into fully paid and nonassessable shares of Common Stock at the Conversion Price set forth below.


Automatic Conversion. Each outstanding share of the Preferred Stock shall automatically be converted, without any further act by us or our stockholders, into fully paid and nonassessable shares of Common Stock at the Conversion Price then in effect upon the closing of an Initial Public Offering (defined as any transaction by which stock of Novint becomes publicly traded) or an Initial Sale (defined as the sale of our Company to an independent third party (whether by merger, statutory share exchange, consolidation, recapitalization, sale of all or substantially all of its assets or sale of all or not less than 85% of the equity and voting interests in us)).

Conversion Price. Each share of the Preferred Stock shall be converted into a number of shares of the Common Stock determined by dividing (i) $0.25/share by
(ii) the Conversion Price in effect on the Conversion Date. The Conversion Price shall initially be equal to $0.25/share. Upon effectiveness of this Registration Statement and approval by the NASD of quotation of our Common Stock on the OTC Bulletin Board, the Preferred Stock will automatically convert into our Common Stock and there will be no Preferred Stock outstanding. The Conversion Price shall be subject to the following adjustments.


1. Automatic Conversion. In the event of an automatic conversion, before automatic conversion is triggered, the Conversion Price shall be adjusted to that price that will result in the total shares of the Preferred Stock to be convertible to 447,300 shares of Common Stock.

2. Common Stock Issued at Less Than the Conversion Price. If we issue any Common Stock other than Excluded Stock (defined as (A) shares of Common Stock issued or reserved for issuance by us as a stock dividend payable in shares of Common Stock, or upon any subdivision or split-up of the outstanding shares of Common Stock or the Preferred Stock, or upon conversion of shares of the Preferred Stock and (B) up to 20,000 shares of Common Stock to be issued to our key employees, consultants and advisors together with any such shares that are repurchased by us and reissued to any such employee, consultant or advisor) without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to such issuance, the Conversion Price in effect immediately prior to each such issuance shall immediately (except as provided below) be reduced to the price determined by dividing (1) an amount equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issuance multiplied by the Conversion Price in effect immediately prior to such issuance and (B) the consideration, if any, received by us upon such issuance, by (2) the total number of shares of Common Stock outstanding immediately after such issuance. In the case of the issuance of Common Stock for cash, the amount of the consideration received by us shall be deemed to be the amount of the cash proceeds received by us for such Common Stock before deducting therefrom any discounts, commissions, taxes or other expenses allowed, paid or incurred by us for any underwriting or otherwise in connection with the issuance and sale thereof. In the case of the issuance of Common Stock (otherwise than upon the conversion of our shares of capital stock or other securities) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors, irrespective of any accounting treatment.

3. Options and Convertible Securities. In the case of the issuance of
(i) options, warrants or other rights to purchase or acquire Common Stock (whether or not at the time exercisable), (ii) securities by their terms convertible into or exchangeable for Common Stock (whether or not at the time so convertible or exchangeable) or options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable):

A. the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options, warrants or other rights to purchase or acquire Common Stock shall be deemed to have been issued at the time such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by us upon the issuance of such options, warrants or rights plus the minimum purchase price provided in such options, warrants or rights for the Common Stock covered thereby;

B. the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by us for any such securities and related options, warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by us upon the conversion or exchange of such securities, or upon the exercise of any related options, warrants or rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof;

C. on any change in the number of shares of Common Stock deliverable upon exercise of any such options, warrants or rights or conversion or exchange of such convertible or exchangeable securities or any change in the consideration to be received by us upon such exercise, conversion or exchange, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Price as then in effect shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants or rights not exercised prior to such change, or of such convertible or exchangeable securities not converted or exchanged prior to such change, upon the basis of such change;

D. on the expiration or cancellation of any such options, warrants or rights, or the termination of the right to convert or exchange such convertible or exchangeable securities, if the Conversion Price shall have been adjusted upon the issuance thereof, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants, rights or such convertible or exchangeable securities on the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or rights, or upon the conversion or exchange of such convertible or exchangeable securities; and

E. if the Conversion Price shall have been adjusted upon the issuance of any such options, warrants, rights or convertible or exchangeable securities, no further adjustment of the Conversion Price shall be made for the actual issuance of Common Stock upon the exercise, conversion or exchange thereof;

4. Stock Dividends, Subdivisions, Reclassifications or Combinations. If we (i) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (ii) combine or reclassify the outstanding Common Stock into a smaller number of shares, the Conversion Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any shares of the Preferred Stock surrendered for conversion after such date shall be entitled to receive the number of shares of Common Stock which he would have owned or been entitled to receive had such Preferred Stock been converted immediately prior to such date. Successive adjustments in the Conversion Price shall be made whenever any event specified above shall occur.


WARRANTS

We are registering 1,524,500 shares of common stock issuable pursuant to warrants that are exercisable for $2.00/share at anytime for five years but we may force the exercise of the Warrant if the average closing bid price of our Common Stock as quoted on the OTC Bulletin Board or any other listed exchange exceeds 150% of $2.00 for any 10 consecutive trading days ending 1 month before the date of the mailing of a notice of forced exercise.

We are also registering shares of common stock issuable pursuant to: (i) warrants to purchase 300,000, 500,000 and 463,500 shares of common stock at exercise prices of $0.50/share, $0.50/share and $1.00/share respectively; and
(ii) options to purchase up to 590,000 shares of common stock at an exercise price of either $0.01 or $0.05. The warrants may be exercised at anytime for five years.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

Our audited financial statements at December 31, 2003 and 2002 appearing in the prospectus and elsewhere in the registration statement have been audited by Grant Thornton LLP, as set forth on their report thereon appearing elsewhere in the prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

Richardson & Patel LLP has given us an opinion relating to the due issuance of the common stock being registered. Richardson & Patel LLP owns 37,879 shares of our Common Stock and a warrant to purchase an additional 300,000 shares of our Common Stock with an exercise price of $0.50 per share.

            DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

Article Eight of our Certificate of Incorporation limits the liability of our directors to us or our stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174(b) of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived any improper personal benefit. Article Nine of our Certificate of Incorporation provides that we shall indemnify our officers, directors, employees and agents to the fullest extent allowed by the Delaware General Corporation Law.

The provisions of our Bylaws and Articles of Incorporation regarding indemnification are not exclusive of any other right of we to indemnify or reimburse our officers or directors in any proper case, even if not specifically provided for in our charter or Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                             DESCRIPTION OF BUSINESS

COMPANY OVERVIEW


We were initially incorporated in the State of New Mexico as Novint Technologies, Inc. in April 1999. On February 26, 2002, we changed our state of incorporation to Delaware by merging into Novint Technologies, Inc., a Delaware corporation ("Novint").


We are a haptics technology company (haptics refers to your sense of touch). We develop, market and sell applications and technologies that allow people to use their sense of touch to interact with computers.


Our computer touch technology allows computer users to realistically feel objects displayed by a computer using a 3D haptics (or computer-touch) device in the same way that the monitor allows people to see what a computer is displaying. A computer user holds onto the handle of a haptics device which can be moved right-left and forwards-backwards like a mouse, but can also be moved up and down. As the haptics device is moved by the user, it controls three-dimensional cursor or other pointing icon displayed by the computer (much like a mouse controlling a two-dimensional cursor) and when such cursor makes contact with virtual objects displayed by the computer, the computer registers such contact and updates motors in the haptics device (approximately 1000 times a second) creating feedback to the handle of the haptics device and giving a realistic sense of touch in the user's hand.

For example, a user can hit a virtual golf ball, swing a sword at an ogre, throw a football, cast a spell by moving a wand, or generally interact with objects displayed by a computer in a more realistic manner by including a detailed and realistic sense of touch. We believe that haptics technology adds another sensory (the sense of touch) component to make games more realistic.


Initially, we anticipate the development of two iterations of haptics controller devices: the first-generation 3D version (with 3 degrees of movement) and the second-generation 6D version (with 6 degrees of movement, allowing users to move and rotate objects). We have acquired rights to hardware designs from Force Dimension for the first-generation haptics controller device. As part of the transaction with Force Dimension, Force Dimension is to deliver two concept models. Novint has received the first concept model and the second one is due in October. Novint has contracted with a design firm, Lunar Designs, to take the Force Dimension concept models and to design prototypes that could be manufactured for mass sale and distribution. The first prototype from Lunar Design is due 1st Quarter of 2005, with a final prototype that can be manufactured for mass sale and distribution due 2nd Quarter of 2005.


COMPANY HISTORY & DEVELOPMENT OF HAPTICS TECHNOLOGY

Our technology originated at Sandia National Laboratories ("Sandia"), a multi-billion dollar government research laboratory, which is one of the earliest pioneers in the human-computer haptics interaction field. We were established in 2000. We were granted an exclusive license by Sandia that encompasses over five years of pioneering research and development in the field of human-computer haptics interfaces at Sandia. We were the first company in which Sandia received capital stock as part of a licensing agreement. Our CEO, Mr. Tom Anderson was an employee at Sandia and our management team has over 30 years of experience in the human-computer haptics interaction field, and includes some of the earliest researchers in the field of haptics.

We received a first round of funding of approximately $1,500,000 from Manhattan Scientifics, Inc., a publicly traded technology incubator company (OTCBB: MHTX).

In May 2001, Manhattan Scientifics acquired Teneo Computing, Inc. ("Teneo") and caused Teneo to grant to us an exclusive, worldwide license to all of Teneo's technology which we have accounted for as an intangible asset. The Teneo license brought a number of customers and added a suite of haptics applications and technology for us.


Our revenues are currently approximately $497,066 and $310,080 for 2003 and 2002, respectively. Our revenues have been from contracts to develop professional applications using our haptics technology, and related haptics devices, for a number of customers, including Chevron, ARAMCO, Woods Hole Oceanographic Institute, Lockheed Martin Perry Technologies, SensAble Technologies, Sandia National Laboratories, Deakin University and Daimler Chrysler Automotive Corporation. Further, we have sold a few haptics interface systems (hardware) along with its software.


OUR HAPTICS TECHNOLOGY

Our computer touch technology allows computer users to realistically feel objects displayed by a computer on a monitor in the same way that the monitor allows people to see what a computer is displaying. A computer user holds onto the handle of a haptics device which can be moved right-left and forwards-backwards like a mouse, but can also be moved up and down. As the haptics device is moved by the user, it controls a cursor or other pointing icon displayed by the computer (much like a mouse controlling a cursor) and when such cursor makes contact with virtual objects displayed by the computer, the computer registers such contact and updates motors in the haptics device (approximately 1000 times a second) creating feedback to the handle of the haptics device and giving a realistic sense of touch in the user's hand.

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


Our computer touch technology encompasses both hardware and software. The hardware component includes designs and development of devices that users can hold or feel to receive the touch sensations. We have a reseller agreement with SensAble to sell a haptics device called the Phantom System. The software component includes software that interacts with the hardware component to update motors in the haptics device to create the touch sensations. SensAble owns all of the intellectual property rights with respect to the Phantom System.


To date, we have developed professional applications for customers such as Aramco, Lockheed Martin, Chevron, Chrysler and Sandia National Laboratories. These efforts have allowed us to build our intellectual property portfolio.

CURRENT PRODUCTS & SERVICES


To date, we have derived the majority of our revenue developing professional applications for our customers. We have completed and are currently working on a number of contracts with companies such as Aramco, Lockheed Martin, Chrysler, Chevron, Sandia National Laboratories, and Woods Hole Oceanographic Institute. In 2002 and 2003, no single customer accounted for more than 40% of our revenues and no single customer accounted for less than 4% of our revenues.

Aramco Contract

Novint was contracted by Aramco to develop an application to apply haptics interaction techniques in the interpretation and understanding of volumetric reservoir modeling for oil exploration. In this three-year effort, capabilities were added to support and enhance the oil reservoir and well path modeling process. The project is aimed at demonstrating and validating the use of haptics interaction techniques in the interpretation and understanding of volumetric reservoir modeling data.

During the first year of this contract, Aramco's volumetric modeling program was extended. Layer, time step and well-path data are now supported and can be seen and "felt" in real-time in a desktop environment. Our results during the first year led to the award of a yearly contract. For such contracts, we are further refining Aramco's modeling program to be able to handle full production level oil reservoir model data sets, adding additional visualization support to allow oil company personnel to focus on key areas of their models, developing larger data set visualization and multi-modal integration such as sound.

Lockheed Martin Contract

Novint has an ongoing contract for the last three years with Lockheed Martin Perry to develop a mission planning system. This system will allow users to plan the overall mission for an unmanned underwater vehicle. Our mission planning systems, using our haptics technologies, allow the user to control the vehicle and understand its status in a straightforward, easy-to-use manner.

Chrysler Contract

Novint was contracted by DaimlerChrysler Corporation to develop a haptics interaction module for DaimlerChrysler Corporation's Conceptual Rendering System
(CRS). Utilizing a large-scale haptics device, the haptics interaction module adds touch feedback to DaimlerChrysler's virtual car prototyping capabilities and enables more cost effective and realistic design and evaluation of car ergonomics prior to the manufacture of physical models.

Chevron Contract

Novint was contracted by Chevron to apply haptics interation to boundary models of important geophysical structures based on seismic and other empirical oil field data. The haptics interaction allows modelers to quickly and precisely designate the location of surfaces, feel as well as see their extent and shape, and directly modify them using their sense of touch.

Sandia National Laboratories Contact

Novint was contracted by Sandia Laboratories to develop an architectural walkthrough application. This application allows users to load in large scale, detailed architectural models and to explore their design using our e-Touch technology. Haptics technology is used in both the user interface to this application and to allow the user to feel the digital models to get a more precise understanding of their nature and extent. In addition, various touch-enabled programs can be launched as the user navigates in the digital realm.

As a second phase to this contract, we have developed an application, known as Layout, which allows digital objects to be quickly, and unambiguously arranged and placed. Layout was developed for Sandia National Laboratories to aid in the interior layout of buildings. Architectural objects, such as chairs, can be picked up and placed in a touch-enabled manner. The user can feel the shape and weight of these objects and when they collide with other objects in the environment. Using our e-Touch technology for the placement of 3D digital objects means that objects can be organized much faster than when using a mouse and it also means that their placement in the environment can be much more precise. The user merely has to reach out, "grab" an object and place it to get the job done - just as in the physical world. For example, a user can pick up a virtual vase and place it on a virtual table and know that it is properly placed since he or she will feel the vase placement on the table.

In addition, Novint is developing applications for Sandia with which users can arrange all of their electronic components onto a virtual printed circuit board effectively using their sense of touch. Hundreds of electronic parts such as transistors and capacitors can be represented using this application, and each component displays physical properties that make its placement intuitive and realistic. Users will feel collisions between objects that are positioned too closely to one another, feedback that helps ensure proper circuit assembly. This application also allows users to conduct simulated voltage tests that verify the successful operation of their virtual design once completed.

Finally, Novint is developing applications for Sandia to help researchers perform tests, such as the detonation of test weaponry or the examination of the effects of a catastrophic fire. This application allows scientists to explore complex data sets--sometimes containing hundreds of variable--that are generated from experimental simulations. With this application, the user can represent data graphically with 3D surfaces, then use their sense of touch to "feel through" the data set. Because the program is touch-based, this application can represent variables such as temperature or pressure with physical phenomena like viscosity and vibration, allowing users to understand data using more than just their sight.

Woods Hole Oceanographic Institute Contract

Novint was contracted by Woods Hole Oceanographic Institute (WHOI) to integrate haptics interaction into undersea exploration systems (i.e., underwater vehicles). This three-year effort is funded by the Office of Naval Research grant and is collaboration with the JASON Project and the Institute for Exploration. We are developing a 3D touch-enabled mission rehearsal system (i.e., simulation) and real-time control system for underwater vehicle operations.

Several of the projects we have completed (such as those with Aramco, Lockheed Martin, and Sandia) may grow into other follow up projects. All of our ongoing work in this market will support itself, and much of the intellectual property and software development developed with respect to these contracts will be applicable towards other applications of our technology.

We have also recently released two products, an interface to an Atomic Force Microscope and our e-Touch sono system. Our e-Touch sono, which allows a parent to "virtually" touch their baby before he/she is even born was chosen as one of Time Magazine's Coolest Technologies of the Year in November of 2002. We have sold one e-Touch sono system.

We have sold products to Deakin University and University of New Mexico each for a collection of our applications for demonstration purposes as well as sales to various entities for Phantom Haptics devices. Other than that, our revenue is derived mainly from project contracts.


SALES OF CURRENT PRODUCTS


We are actively marketing for other projects through interactions at trade shows, through our web site, our reputation as a leader in 3D haptics, and through leads generated from friends of Novint.


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

PRODUCTS AND SERVICES IN DEVELOPMENT: INTERACTIVE COMPUTER GAMING

We are currently preparing to leverage our computer touch technology to exploit opportunities in the consumer console and PC interactive computer games market. Using our haptics technology, games and applications will have the crucial missing "third sense" to human computer interaction. Users will be able to directly and intuitively feel the shape, texture, and physical properties of virtual objects using our computer touch software.

OPPORTUNITIES IN THE INTERACTIVE COMPUTER GAME MARKET


The interactive computer game market is a very large and rapidly growing market. According to sales figures from The NPD Group, total U.S. retail sales of video game hardware, software and accessories grew 10 percent in 2002 over 2001. The video game industry generated $10.3 billion in record-breaking sales, surpassing the previous record high of $9.4 billion in 2001. The category of video game software, consisting of both console and portable software, experienced sales gains of 21 percent in dollar volume and sold 15 percent more units in 2002 than in 2001. The three primary gaming console companies are Sony (Playstation 2), Microsoft (XBox), and Nintendo (Gamecube). Novint anticipates developing games for the Sony and Microsoft platforms.


The U.S. entertainment software industry (computer and video game software sales) grew 8% to a record-breaking $6.9 billion in 2002, according to the Interactive Digital Software Association (IDSA). 2002 U.S. sales of console games totaled $5.5 billion while computer games accounted for $1.4 billion in sales, including edutainment games. Total game software sales in 2001 were $6.35 billion, with console games bringing in $4.6 billion in sales and computer games accounting for $1.75 billion. According to a poll by IDSA, 41% of all Americans, and almost two-thirds (63%) of parents, say that they plan to purchase at least one game this year.

OUR INTERACTIVE COMPUTER GAMING STRATEGY


Our interactive computer gaming strategy is based upon the creation of a fundamentally new way users interact when playing interactive computer games - adding the sense of touch. The introduction of games incorporating the sense of touch involves development of both hardware and software. We anticipate licensing our haptics enabled hardware designs to a number of hardware manufacturers to gain support for the technology. At the same time, we anticipate licensing our computer touch software to a number of game publishers to create many haptics enabled video games or licensing games developed by us to game publishers for distribution. We have not, however, entered into any such licenses at the present time.


HARDWARE


We are currently planning to exploit new opportunities in the consumer interactive computer game market. This opportunity is only recently possible because of the development of a new low-cost three-dimensional haptics interaction device that works with our existing computer touch software. Force Dimension, who is a hardware manufacturer expert, has represented to us that the hardware design that we acquired from them can be manufactured at a cost of under $25 at the 100,000 units volume level. We have discussed manufacturing hardware based on the Force Dimension designs with hardware manufacturing consultants and experts including with Alco Corporation, a hardware manufacturer and have confirmed that the hardware based on the Force Dimension designs can be manufactured at a cost of approximately $25 per unit. Thus, we believe that this device may retail for under $100, bringing it within reach to a large number of consumers. We note also that SensAble Technologies, the manufacturer of the Phantom System, released a haptics device for about $900 for a single unit, much less if produced at the 100,000 units volume level.

We anticipate that all hardware will be manufactured and sold by third parties such as Sony, Microsoft, Logitech, Interact, Kensington, etc., under licensing agreements with us. No such licensing agreements, however, has been entered into with such companies to date. It is our intent to encourage a number of manufacturers to embrace and license the technology and, thereby, preemptively establish ourselves as the de facto haptics standard in the industry.

SOFTWARE

We anticipate that software titles will be published in one of two forms: (i) those that may be played with traditional mice, joysticks, gamepads, etc., as well as our 3D/6D haptics controllers to enhance the game play; or those that may be played only with our devices (initially reserved for selected titles in which transcendent game play and experiential dimensions are delivered). Software platform compatibility will conform to the hardware compatibility discussed above.


We anticipate that our computer touch software will be licensed to third party publishers. We anticipate two broad types of licenses. The first category is one in which we license the haptics technology to a publisher so that their development team can add the sense of touch into a game. In this type of license, we will provide our computer touch software and within it, the interface to the applicable hardware. In many cases, we will aid in the development of the game. The second category of games is one in which we are the primary developer, where we take on the creation of the game. These games are still licensed to a publisher, as the publisher's name and distribution channels are utilized for sales, but we anticipate that it will receive a higher royalty on these games given the higher level of control and involvement.

We anticipate that all games developed will be published by 3rd party publishers, and will be distributed through their distribution channels. As described above, we will either aid another developer in incorporating haptics into the game, or we will act as the game developer. To achieve the introductory library of games, we anticipate employing a two-pronged development strategy wherein we will: (i) support third party publishers by providing developmental API/toolsets (the programming interface used by programmers to create programs) our resident experts to assist their developer teams and, in selected cases, an advance on all or a portion of the development funding; and (ii) serve as the developer of record, and advance the development funding, for the respective publishers of the three initial haptics-only titles.

We have started to approach game publishers, such as Nintendo, Nickelodeon, Eidos, HIP Interactive, Electronic Arts, and Jaleco. Each of these companies have asked us to return for follow up meetings when we have a more mass marketable haptics device. We are continuing to make contacts with other publishers currently as well. Our goal is to enter into several Letters of Intent with game publishers, stating their interest in creating games using our technology, and then to approach hardware manufacturers to license our hardware technology. We have also approached game console manufacturers. To date, we have had initial meetings with Nintendo and Microsoft, and hope to have follow up meetings shortly.

In addition, we are continuing to develop and refine our haptics technologies for gaming use by producing further demonstrations and sample programs. Novint has been and is continuing to develop software used to demonstrate basic, fundamental gameplay incorporating haptics technology. For example, Novint has developed software that demonstrate what it would feel like to throw a basketball, catch a baseball, swordplay, etc. in virtual reality. This software may form the basis of Novint's gaming software and is used to prove the concept of using haptics technology for video game play to game publishers.


COMPETITION


In the past 8 years we believe that there have been approximately a dozen companies involved in haptics hardware and/or software development. Most of these companies are hardware developers. We have been focusing our efforts on software development, and we believe that will maintain our lead in the field in software. With respect to hardware, our ability to acquire exclusive rights to release a mass market 3D haptics enabled device (targeted to be under $100 to consumers) would be a significant event in the field of haptics, and would give us a strong competitive advantage in our licensing strategy as it would be the first to market with a number of strategic partnerships. We believe that none of our potential hardware competitors have any experience with a mass market 3D haptics enabled device. 3D haptics hardware devices available now retail for approximately $900 to $14,000.


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


o SensAble Technologies (www.sensable.com) is a haptics hardware and software developer. Their first product was the Phantom haptics interface, which remains today the premier high-end 3D hardware device on the market. Their primary application focus is their computer aided design product called Freeform, which they are selling to Product Designers. We have a partnership with SensAble as developers of new applications, enabling increased sales of their Phantom hardware. We have performed software development contracts with SensAble.


o Immersion Corporation (www.immersion.com) is primarily a 2D haptics hardware company. Immersion is a public company, which has acquired other haptics device companies. Over the past 3 years they have acquired Cybernet, Haptech and Virtual Technologies. Immersion also purchased HT Medical, which is now called Immersion Medical.

o Reach In Technologies (www.reachin.se) is a Swedish based haptics software company focused on developing medical and oil/gas applications. They have not been aggressive in their growth and their markets, and we believe that they will not emerge as a competitor.


o MPB (www.mpb-technologies.ca/space/p_freedom6s.html) is a Canadian based haptics hardware company that has developed an interesting 3D haptics hardware prototype, the Freedom 6.

o Microsoft has been an active player in haptics technology. In 1995 they acquired Exos, one of the early developers of 2D and 3D haptics devices. Since that time, they have released joysticks with force feedback capabilities, and it is anticipated that the Xbox will continue to advance this technology for gaming. Microsoft's haptics products are two dimensional, which is significantly different from our 3D technology.


o Force Dimension (www.forcedimension.com), in Switzerland, has unveiled their haptics hardware device, the Delta. They are utilizing our e-Touch software as a software platform to develop applications for their high-end devices.

o FCS Robotics (www.fcs-cs.com/robotics/) developed a large workspace haptics device called the HapticMaster. This is another high-end device that can be used with e-Touch.

o Logitech sells haptics mice, wheels, and joysticks that they licensed from Immersion and that are primarily used for gaming. Logitech's haptics products are two-dimensional.

o Essential Reality (www.essentialreality.com) recently released the P5 Glove which has 6 DOF tracking (3D position sensing and rotation sensing) similar to our prototype device, but has no force feedback. The force feedback is a significant competitive advantage over their hardware.

INTELLECTUAL PROPERTIES

PATENTS.


We own the following issued and pending patent applications:

1. Human-Computer Interface Including Efficient Three-Dimensional Controls. U.S. Patent 6,727,924 issued 4/27/2004. Claims a technology that allows efficient and intuitive interaction in a three-dimensional world with familiar two-dimensional controls. This patent application describes an intuitive type of haptics control object that allows developers to create toolbars and other common types of interface objects. These toolbars are easily accessible and greatly improve user-interface issues related to problems associated with depth perception of a 3D cursor. This patent was assigned by Tom Anderson to Novint on February 13, 2004, recorded with the USPTO February 23, 2004.


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


2. Coordinating Haptics with Visual Images in a Human-Computer Interface. U.S. Patent Application pending. PCT and foreign counterparts also filed. Claims a method for efficiently generating haptics models for use with existing images, without requiring the cost of generating a three dimensional model. The claimed method can effectively add a haptics dimension to the large volume of existing visual content. Assigned by Jake Jones to Novint dated September 26, 2001, recorded with USPTO December 7, 2001.

3. Human-Computer Interfaces Incorporating Haptics. U.S. Provisional Patent Application. Provides an early priority date for several later utility patent applications. This provisional patent application describes a number of haptics techniques particularly applicable to computer games.


4. Human-Computer Interfaces Incorporating Haptics. U.S. Patent Application pending. PCT counterpart also filed. Claims a number of methods and apparatuses related to communication with a user, with specific application to computer games. Examples are drawn from a variety of games, each of which has been implemented to utilize 3 dimensional positional input devices with force feedback.


5. Force Frames in Animation, US Patent application pending. Claims methods for utilizing haptics in computer animation. Assigned by Tom Anderson to Novint on February 13, 2004, recorded with USPTO February 23, 2004.

6. Human-Computer Interface Including Efficient Three-Dimensional Controls. Continuation application of U.S. Patent 6,727,924, 10/831,682 filed 4/22/2004. Claims a technology that allows efficient and intuitive interaction in a three-dimensional world with familiar two-dimensional controls. This patent application describes an intuitive type of haptics control object that allows developers to create toolbars and other common types of interface objects. These toolbars are easily accessible and greatly improve user-interface issues related to problems associated with depth perception of a 3D cursor. Assigned by Tom Anderson to Novint on February 13, 2004, recorded with USPTO February 23, 2004.

7. Human-Computer Interface Incorporating Personal and Application Domains. U.S. Patent 6.724.400 issued 4/20/2004. Claims variations on the user interface. Human-computer interface incorporating personal and application domains. Assigned by Tom Anderson to Novint on February 13, 2004, recorded with USPTO February 23, 2004.



COPYRIGHTS.
------------

We own copyrights in application software and application development tools, including:

1. e-Touch, copyright 2000, 2001, 2002, 2003 Novint Technologies, Inc.

2. e-Touch sono software

TRADEMARKS.
------------

We own the following trademarks:

1. NOVINT, on the Federal Principal Register, number 2512087. Branding for multiple products and services.

2. Novint logo, common law trademark. Branding for multiple products and services.

3. E-TOUCH, application for federal Principal Register, 76/061,390. Intended branding for the haptics software products.

4. e-Touch logo, application for federal Principal Register, 78/037,119. Intended branding for the haptics software products.

5. TOUCHCITY, common law trademark. Intended branding for Internet exploitation of the haptics technology.

6. FEEL THE FUTURE, common law trademark. Intended branding to associate with haptics products and services.

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

DOMAIN NAMES.

We own 145 domain names related to our branding strategy.

LICENSE AGREEMENTS


Sandia License - Our intellectual properties are based on intellectual property licensed from Sandia. The Sandia license is a 12 year exclusive license on haptics human-computer interface technology entered into on April 11, 2000. Novint is required to pay a 1.5% royalty fee in connection with any income earned based upon the Sandia License. The license is subject to certain minimum royalties earned to Sandia of $30,000 per year. Sandia has the right to reduce our rights granted pursuant to the Sandia license (e.g., make rights non-exclusive) if we breach the provisions of the Sandia license or fail to meet the $30,000 per year minimum royalties set forth in the Sandia license. Failure to comply with such terms of the Sandia license may result in a material negative impact on our business and revenues. The license includes rights to existing software, issued and pending U.S. patents, and rights to additional patents submitted based on the Sandia work. Our license with Sandia also uses cross-licenses for future developments to establish a continuing research relationship between us and Sandia.


                        PATENTS FROM THE SANDIA LICENSE:


1. Multidimensional Display Controller. U.S. Patent 6,208,349 issued 3/27/2001. Claims a control technology allowing intuitive control of multidimensional displays. This patent application was submitted based on the usage of a two handed interface, where the user's second hand can be used to manipulate the environment and navigation within the environment while allowing the user's first hand to interact directly through a haptics device.

2. Multidimensional Navigational Controller, U.S. Patent Application pending. Claims a control technology allowing intuitive navigation through multidimensional spaces. This patent application describes a variety of navigation techniques and control objects that utilize haptics. Navigation in a virtual environment is a significant problem. Sandia did a study examining the benefits of haptically controlled navigation and the results were statistically significant that users were better able to navigate through three separate environments with haptics feedback compared with mouse-based interactions.


3. Human Computer Interfaces. U.S. Provisional Patent Application. Provides an early priority date for several later utility patent applications. This provisional patent application describes 34 additional potentially patentable concepts.


4. Human-computer Interface. U.S. Patent Application allowed. Claims a haptics technology that allows intuitive interaction with boundaries between interface domains. This patent application describes a specific type of haptics object that enables transitions between separate domains by breaking through it.


5. Human-Computer Interface Incorporating Personal and Application Domains. U.S. Patent 6,724,400 issued 4/20/2004. Claims a user interface that provides consistent, intuitive control interface to any application. This patent application describes mechanisms for the concept of a personal space. This is a valuable and core component of e-Touch, and allows users to customize their own personal space while intuitively allowing interaction with a variety of applications or virtual environments.

6. Human-Computer Interface Incorporating Personal and Application Domains. U.S. Patent Application pending. Continuation of the previous issued patent, claims variations on the user interface.

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


7. Human-Computer Interface Including Haptically Controlled Interactions. U.S. Patent Application pending. Claims an interface technique that allows haptics control of common interface operations. This patent application describes several scrolling and zooming techniques based around haptics interaction.


                       COPYRIGHTS FROM THE SANDIA LICENSE.

1. Flight v.9 alpha, copyright Sandia National Laboratories 2000. Haptics software developed at Sandia that implements early versions of many important haptics developments. Flight was the predecessor to e-Touch.

Teneo License - We license: (i) Virtual Reality Dental Training System Software; and (ii) Voxel Notepad Software, from Teneo Computing, Inc., a company acquired by one of our shareholders.


Manhattan Scientifics License - On June 24, 2000, we granted an exclusive sub license of our haptics technology to Manhattan Scientifics, one of our shareholders, within a specified Field of Use. We are entitled to a 5% royalty on net revenues derived from such license. No royalties have been paid pursuant to this license to date.

Force Dimension - We have acquired an exclusive sublicense to a hardware patent and were assigned a pending patent from Force Dimension. This sublicense and patent allows us to develop a new low-cost three-dimensional haptics enabled interaction device that works with our existing e-Touch software. We have received the initial prototype and will be receiving a second prototype by October.


GOVERNMENTAL REGULATION

We are not aware of any specific government regulations governing our services.

RESEARCH AND DEVELOPMENT

We estimate that in Fiscal Year 2003 we spent approximately $10,925 on development costs and in Fiscal Year 2002 approximately $79,454.

EMPLOYEES


As of the date of this filing, we currently have 6 full time employees, 6 consultants and 1 part time employee.

We have an employment agreement with our CEO, Tom Anderson. Under such agreement, he is entitled to an annual base salary of $150,000 per year and cash bonus to be determined by Novint, is subject to confidentiality provisions and is entitled to a severance of one year base salary if he is terminated by Novint without cause.

We also have an employment agreement with our CTO, Walter Aviles. Under such agreement, he was originally granted options to purchase 400,000 shares of Novint's common stock, but options to purchase 200,000 shares were cancelled, he is entitled to an annual base salary of $150,000 per year and cash bonus to be determined by Novint, is subject to confidentiality provisions and is entitled to a severance of two months base salary if he is terminated by Novint without cause.


Recruiting efforts will continue as we bring our products to market.



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                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of the financial condition and results of operations of us should be read in conjunction with the financial statements and related notes thereto included in this prospectus. The following discussion contains certain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed herein.

OVERVIEW


We were initially incorporated in the State of New Mexico as Novint Technologies, Inc. On February 26, 2002, we changed our state of incorporation to Delaware by merging into Novint Technologies, Inc., a Delaware corporation. We have no subsidiaries and operate our business under Novint Technologies, Inc. We are a haptics technology company (haptics refers to your sense of touch). We develop, market and sell applications and technologies that allow people to use their sense of touch to interact with computers.

To date, we have derived the majority of our revenues developing professional applications for our customers. We have completed a number of contracts with companies such as Aramco, Lockheed Martin, Chrysler, Chevron, Sandia National Laboratories, and Woods Hole Oceanographic Institute.

While we are continuing to expand on our professional applications for our customers, we are also currently preparing to leverage our computer touch technology to exploit opportunities in the consumer console and PC interactive computer games market. Using our haptics technology, games and applications will have the crucial missing "third sense" to human computer interaction. Users will be able to directly and intuitively feel the shape, texture, and physical properties of virtual objects using our computer touch software.


CRITICAL ACCOUNTING POLICIES AND ESTIMATES


High-quality financial statements require rigorous application of accounting policies. Our policies are discussed in our audited financial statements for the year ended December 31, 2003, and are considered by management to be critical for an understanding of our financial statements because their application places the most significant demands on management's judgment, with financial reporting results relying on estimation about the effect of matters that are inherently uncertain. We review the accounting policies we use in reporting our financial results on a regular basis. As part of such review, we assess how changes in our business processes and products may affect how we account for transactions. For the quarters ended March 31, 2004, and June 30, 2004 we have not changed our critical accounting policies or practices, however, we are evaluating how improvements in processes and other changes in haptics technology and our emerging video games business may impact revenue recognition policies in the future.


REVENUE AND COST RECOGNITION - We recognize revenue from the sale of software products under the provisions of SOP 97-2, Software Revenue Recognition, as amended by SOP 98-4 and SOP 98-9. SOP 97-2 generally requires that revenue recognized from software arrangements be allocated to each element of the arrangement based on the relative vendor specific objective evidence of fair values of the elements, such as software products, upgrades, enhancements, post contract customer support, installation, or training. Under SOP 97-2, if the determination of vendor specific objective evidence of fair value for each element of the arrangement does not exist, all revenue from the arrangement is deferred until such time that evidence does exist or until all elements of the arrangement are delivered.

SOP 97-2 was amended in December 1998 by SOP 98-9, Modification of SOP 97-2 Software Revenue Recognition with Respect to Certain Transactions. SOP 98-9 clarified what constitutes vendor specific objective evidence of fair value and introduced the concept of the "residual method" for allocating revenue to elements in a multiple element arrangement.

Our revenue recognition policy is as follows:


Revenue from product sales relates to the sale of the Phantom haptics interface, which is a human-computer user interface (the Phantom). The Phantom allows the user to experience sensory information when using a computer and its handle is the approximate size and shape of a writing instrument. Phantoms are manufactured by an unrelated party and are shipped directly to the customer from Novint's supplier, SensAble. SensAble bills Novint upon shipment of the product to Novint's customer, and Novint pays SensAble by the net 30-day due date indicated on the invoice.

Emerging Issues Task Force (EITF) 00-10, Accounting for Shipping and Handling Fees and Costs, require amounts billed to a customer in a sales transaction related to shipping and handling, if any, to be classified and accounted for as revenues earned for the goods provided, whereas shipping and handling costs incurred by a company are required to be classified as cost of sales. Novint's costs associated with shipping inventory items from Novint's supplier, SensAble, to Novint's customers are included in SensAble's invoice amount to Novint, and therefore included in Novint's Cost of Goods Sold amount. Novint does not charge a separate or additional fee for shipment to their customers, rather this fee is included in the price and therefore part of Novint's product revenue. Novint is under no commitment to purchase a minimum number of Phantoms from the manufacturer. No provision for sales returns has been provided in these financial statements, as such returns have historically been minimal.

EITF 01-14, Income Statement Characterization of Reimbursements Received for "Out-of-Pocket" Expenses Incurred, requires reimbursements received for out-of-pocket expenses incurred while providing services to be characterized in the income statement as revenue. Novint's out-of-pocket expenses incurred in connection with their project revenues are recognized in revenues based on a computed overhead rate that is included in their project labor costs to derive a project price.

In accordance with EITF 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent, Novint recognizes its product sales on a gross basis. Novint is responsible for fulfillment, including the acceptability of the product ordered. Novint has latitude in establishing the price of the product, and has the ability to make changes to the product as part of the service agreement. Further, Novint has risks and rewards of ownership such as the risk of loss for collection, delivery or returns. Title passes to the customer upon receipt of the product by the customer. In accordance with the Company's agreement with its customer, further obligation is limited to the terms defined in its warranty.

Novint extends its product supplier's warranty to its customers. This warranty guarantees that the supplier's products shall be free from manufacturing defects. The supplier agrees to provide, free of charge, replacements for any components found to be defective within 1 year of delivery. Novint's customers also have the option of purchasing a Maintenance Renewal, which extends the supplier's warranty coverage for the following year. Novint's supplier handles all administration and actual repairs provided for under the basic and renewal programs, and therefore Novint has not recorded a warranty accrual.

Project revenue consists of programming services provided to unrelated parties under fixed-price contracts. Revenues from fixed price programming contracts are recognized in accordance with Accounting Research Bulletin (ARB) 45, Long-Term Construction-Type Contracts, using the percentage-of-completion method, measured by the percentage of costs incurred to date compared with the total estimated costs for each contract. We account for these measurements on the balance sheet under costs and estimated earnings in excess of billings on contracts and billings in excess of costs and estimated earnings on contracts.

Provisions for estimated losses on uncompleted contracts are made and recorded in the period in which the loss is identified.

IMPAIRMENT - We review our long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.


ACCOUNTS RECEIVABLE - We utilize the allowance method for accounts receivable valuation, providing for allowances for estimated uncollectible accounts receivable. Our financial instruments that are exposed to concentration of credit risk consist primarily of uninsured cash, cash equivalents and available-for-sale securities held at commercial banks and institutions primarily in the United States and trade receivables from our customers. We routinely assess the financial strength of our customers as part of our consideration of accounts receivable collectibility by performing credit evaluations of customers. Trade receivables are not collateralized. We generally grant credit terms to most customers ranging from 30 to 90 days, however in some instances longer payment terms may be provided.


SOFTWARE DEVELOPMENT COSTS - We account for our software development costs in accordance with SFAS 86, Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed. This statement requires that, once technological feasibility of a developing product has been established, all subsequent costs incurred in developing that product to a commercially acceptable level be capitalized and amortized ratably over the estimated life of the product, which is 5 years. We have capitalized software development costs in connection with e-touch(TM) beginning in 2000. Amortization is computed on the straight-line basis over the remaining life (five years) of the e-touch(TM) platform.

INTERNAL USE SOFTWARE - We have adopted Statement of Position (SOP) No. 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use, during 2001, which requires capitalization of certain costs incurred during the development of internal use software. On a quarterly basis, we perform a review of our software expenditures to determine if any should be capitalized.


INTANGIBLES - Effective January 1, 2002, we adopted SFAS 142, Goodwill and Other Intangible Assets. SFAS 142 requires intangible assets to be tested for impairment in accordance with SFAS 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, which has been superseded by SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets. We perform a periodic review of our identified intangible assets to determine if facts and circumstances exist which indicate that the useful life is shorter than originally estimated or that the carrying amount of assets may not be recoverable. If such facts and circumstances do exist, we assess the recoverability of identified intangible assets by comparing the projected undiscounted net cash flows associated with the related asset or group of assets over their remaining lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. After an impairment loss is recognized, the adjusted carrying amount shall be its new accounting basis.

RECENT ACCOUNTING PRONOUNCEMENTS


In November 2002, FASB Interpretation (FIN) 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, was issued. FIN 45 requires a guarantor entity, at the inception of a guarantee covered by the measurement provisions of the interpretation, to record a liability for the fair value of the obligation undertaken in issuing the guarantee. A company previously did not record a liability when guaranteeing obligations unless it became probable that they would have to perform under the guarantee. FIN 45 applies prospectively to guarantees that we issue or modify subsequent to December 31, 2002, but has certain disclosure requirements effective for interim and annual periods ending after December 15, 2002. We have historically not issued guarantees and does not anticipate FIN 45 will have a material effect on its financial statements.

In January 2003, the FASB issued FIN 46, Consolidation of Variable Interest Entities. FIN 46 clarifies the application of ARB 51, Consolidated Financial Statements, for certain entities that do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties or in which equity investors do not have the characteristics of a controlling financial interest ("variable interest entities"). FIN 46 or FIN 46(R) should be applied to entities considered to be special-purpose entities (SPEs) no later than as of the end of the first reporting period ending after December 15, 2003 (as of December 31, 2003 for a calendar-year reporting enterprise). For this purpose, SPEs are entities that would have previously been accounted for under EITF Issue 90-15, Impact of Nonsubstantive Lessors, Residual Value Guarantees, and Other Provisions in Leasing Transactions, EITF Issue 96-21, Implementation Issues in Accounting for Leasing Transactions involving Special-Purpose Entities, EITF Issue 97-1, Implementation Issues in Accounting for Lease Transactions, including Those involving Special-Purpose Entities, and EITF Topic D-14, Transactions involving Special-Purpose Entities. SPEs within the scope of this transition provision include any entity whose activities are primarily related to securitizations or other forms of asset-backed financings or single-lessee leasing arrangements. FIN 46(R) should be applied to all entities within its scope by the end of the first reporting period that ends after December 15, 2004, for reporting enterprises that are small business issuers (that is, as of December 31, 2004 for calendar-year reporting enterprises). Novint has determined that FIN 46 and FIN 46(R) will not have an impact on Novint's financial condition or results of operations.

On May 15, 2003, the FASB issued SFAS 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. SFAS 150 changes the classification in the statement of financial position of certain common financial instruments from either equity or mezzanine presentation to liabilities and requires an issuer of those financial statements to recognize changes in fair value or redemption amount, as applicable, in earnings. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003 and, with one exception, is effective at the beginning of the first interim period beginning after June 15, 2003 (July 1, 2003 for calendar year companies). The effect of adopting SFAS 150 will be recognized as a cumulative effect of an accounting change as of the beginning of the period of adoption. Restatement of prior periods is not permitted. We adopted the provisions of SFAS 150 on July 1, 2003 and there was no impact on Novint's financial conditions or results of operations.

RESULTS OF OPERATIONS


YEAR ENDED DECEMBER 31, 2003 COMPARED TO THE YEAR ENDED DECEMBER 31, 2002.

REVENUES. During the year ended December 31, 2003, we had revenues of $497,066 as compared to revenues of $310,080 during the year ended December 31, 2002, an increase of approximately 60%. This increase is attributable to increasing work for ongoing contracts from previous customers. We believe that our revenues will continue to increase as projects continue to grow for a number of reasons. First, we believe that our successes with our first three contracts with Aramco will lead to a fourth contract because the first two contracts were used to test and prove the application of our haptics technology. Second, with the completion of each project, we are able to apply our haptics technologies to more situations, allowing for a broader customer base. Finally, our reputation is growing with each project which we believe will result in more contracts.

OPERATING EXPENSES. Operating expenses totaled $996,221 for the year ended December 31, 2003 as compared to $583,862 for the year ended December 31, 2002, an increase of approximately 71%. This increase is primarily attributable to an increase in compensation expense paid to various service providers. We believe that our compensation expenses will continue to increase due to our expansion into the computer gaming business.

GROSS PROFIT. Cost of goods sold, which consist of direct labor and product costs, were $383,701 for the year ended December 31, 2003 as compared to $208,540 for the year ended December 31, 2002. Gross profit was $113,365 for the year ended December 31, 2003 as compared to $101,540 for the year ended December 31, 2002. The increase in our gross profits is attributable to better margins due to efficiencies gained as a result of our ability to execute new projects by building on knowledge and software from previous projects. We believe this trend will continue with respect to our professional applications projects since we are completing more and more projects and are able to build such completed projects while the amount we are able to charge for projects are also increasing. However, we believe that our overall gross profit will decrease substantially in the short term as we enter and invest our resources in the computer gaming market.

NET LOSS. We had a net loss of $1,214,550 or $0.13 per share for the year ended December 31, 2003 as compared to $701,294 or $0.08 per share for the year ended December 31, 2002. The increase in net loss is attributable to our increase in expenses as discussed above, and an increase in interest expense on various loans. We believe that net losses will increase substantially in the short term as we enter and invest our resources in the computer gaming market.

QUARTER ENDED MARCH 31, 2004 COMPARED TO THE QUARTER ENDED MARCH 31, 2003.

REVENUES. During the quarter ended March 31, 2004, we had revenues of $12,856 as compared to revenues of $64,338 during the quarter ended March 31, 2003, a decrease of approximately 80%. This decrease is attributable to our preparation, entering and investing our resources in the computer gaming market.
OPERATING EXPENSES. Operating expenses totaled $407,384 for the quarter ended March 31, 2004 as compared to $147,379 for the quarter ended March 31, 2003, an increase of approximately 176%. This increase is primarily attributable to an increase in compensation expense paid to various service providers (including legal and accounting expenses related to the registration of our common stock). We believe that our compensation expenses will continue to increase due to our expansion into the computer gaming business. We also had significant increases in sales and marketing expenses to create more awareness of our services and products. We also had significant increases in research and development expenses as we continued to develop our computer gaming market.

GROSS PROFIT. Cost of goods sold which consist of direct labor and product costs, were $18,392 for the quarter ended March 31, 2004 as compared to $56,929 for the quarter ended March 31, 2003. We had a Gross Loss of $5,536 for the quarter ended March 31, 2004 as compared to a Gross Profit of $7,409 for the quarter ended March 31, 2003. The decrease in our gross profits is attributable to entering and investing our resources in the computer gaming market.

NET LOSS. We had a net loss of $601,864 or $0.05 per share for the quarter ended March 31, 2004 as compared to $380,885 or $0.04 per share for the quarter ended March 31, 2003. The increase in net loss is attributable to our increase in expenses as discussed above, and an increase in interest expense on various loans. We believe that net losses will increase substantially in the short term as we enter and invest our resources in the computer gaming market.

QUARTER ENDED JUNE 30, 2004 COMPARED TO THE QUARTER ENDED JUNE 30, 2003 AND SIX MONTHS ENDED JUNE 30, 2004 COMPARED TO THE SIX MONTHS ENDED JUNE 30, 2003.

REVENUES. During the quarter ended June 30, 2004, we had revenues of $77,300 as compared to revenues of $219,664 during the quarter ended June 30, 2003, a decrease of approximately 65%. During the six months ended June 30, 2004, we had revenues of $90,156 as compared to revenues of $292,501, a decrease of approximately 69%. The decreases in both periods are attributable to our preparation, entering and investing our resources in the computer gaming market.

OPERATING EXPENSES. Operating expenses totaled $414,966 for the quarter ended June 30, 2004 as compared to $143,961 for the quarter ended June 30, 2003, an increase of approximately 188%. Operating expenses totaled $822,350 for the six months ended June 30, 2004 as compared to $291,340 for the six months ended June 30, 2003. The increases for both periods are primarily attributable to an increase in compensation expense paid to various service providers (including legal and accounting expenses related to the registration of our common stock). We believe that our compensation expenses will continue to increase due to our expansion into the computer gaming business. We also had significant increases in research and development expenses as we continued to develop our computer gaming market.

GROSS PROFIT. Cost of goods sold, which consist of direct labor and product costs, were $65,204 for the quarter ended June 30, 2004 as compared to $101,923 for the quarter ended June 30, 2003. Cost of goods sold $83,596 for the six months ended June 30, 2004 as compared to $158,850 for the six months ended June 30, 2003. We had a Loss from Operations of $402,870 for the quarter ended June 30, 2004 as compared to a Loss from Operations of $26,220 for the quarter ended June 30, 2003. We had a Loss from Operations of $815,790 for the six months ended June 30, 2004 as compared to a Loss from Operations of $157,689 for the six months ended June 30, 2003. The increases in our losses for both periods are attributable to entering and investing our resources in the computer gaming market.

NET LOSS. We had a net loss of $402,981,or $0.03 per share, for the quarter ended June 30, 2004 as compared to $28,095, or less than $0.01 per share, for the quarter ended June 30, 2003. We had a net loss of $1,004,846, or $0.08 per share, for the six months ended June 30, 2004 as compared to $400,479, or $0.04 per share, for the six months ended June 30, 2003. The increases in net loss for both periods are attributable to our increase in expenses as discussed above. We believe that net losses will increase substantially in the short term as we enter and invest our resources in the computer gaming market.

RESTATEMENT OF FINANCIAL STATEMENTS

Novint restated its financial statements as of December 31, 2001 with adjustments to retained earnings (deficit), additional paid-in-capital and unearned compensation to reflect intangible assets contributed by a shareholder in May 2001 and the related amortization that was previously unrecorded, the impact of expected volatility on the fair value of options, and to properly reflect the deferred tax valuation allowance in 2001. The adjustments to preferred stock is to reflect the accretion of the fair value of the preferred stock.

Additionally, Novit restated the December 31, 2002 financial statements with adjustments to preferred stock, common stock, additional paid-in-capital, accumulated deficit net loss, unearned compensation, prepaid interest expense, intangible assets, costs and estimated earnings in excess of billings, and the impact of recognizing the deferred tax valuation allowance in 2001. The adjustments to preferred stock is to reflect the accretion of the fair value of the preferred stock. The adjustments to common stock and additional paid-in-capital were required to reflect the fair value of common stock issued for interest and options issued to consultants and to reflect the gain on extinguishment of a liability. The adjustment to additional paid-in-capital also reflects the impact of the 2001 adjustments. Net loss was adjusted primarily to reflect the amortization of intangible assets and the revised fair value of options issued to consultants, as well as the impact of recognizing the deferred tax valuation allowance in 2001, as discussed above. Adjustments to unearned compensation were required to reflect the impact of expected volatility on the fair value of options. Previously unrecorded prepaid interest was recorded to reflect the value of common stock issued in connection with a loan. Intangible assets were adjusted for the impact of the 2002 adjustment and additional amortization. Costs and estimated earnings in excess of billings were adjusted to reflect the costs related to a contract that had not been previously recorded.


LIQUIDITY AND CAPITAL RESOURCES


We closed a funding round in February and May of 2004 in which we raised $3,049,000. We believe that this funding, in addition to our ongoing Revenues, should last at least until June, 2005 and by conserving cash up to 2 years. We will not need any additional funding during that time, and our professional services business is at break-even for cash flow right now. However, if we are successful in developing our video games business, and in developing partnerships with game publishers and hardware manufacturers, we will need to raise approximately another $10 million in funding to execute our current business plan with respect to our video games business. There can be no assurances that we will be able to obtain any additional financing on favorable terms, if at all. Borrowing money may involve pledging some or all of our assets. Raising additional funds by issuing common stock or other types of equity securities would further dilute our existing shareholders.



                                       39
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PLAN OF OPERATION

                  PROFESSIONAL APPLICATION DEVELOPMENT SERVICES

We will continue expanding on current projects with Sandia, Aramco, and Lockheed Martin. We will continue to look to develop new contracts through trade shows and through the many Company relationships we have in place. We will continue to work towards expanding our technology and our project work, and license products. Our licensing strategy for our professional application development services is to license a product to a distributor who will handle sales and marketing of the product, reducing our need for direct sales and marketing staff. We believe that we can grow the business in this manner in a much more scalable business model.

                                 COMPUTER GAMING

We have approached game publishers, such as Nickelodeon, Eidos, HIP Interactive, Electronic Arts, Jaleco, and others. We are also continuing to make contacts with other publishers. Our goal is to enter into several Letters of Intent with game publishers, stating their interest in creating games using our technology, and then to approach hardware manufacturers to license our hardware technology. We also approached game console manufacturers. We have had an initial meeting with Nintendo and Microsoft, and hope to have follow up meetings shortly.

For our hardware business, we began to solicit proposals from engineering and design companies who can help us to further our hardware design to a mass market pre-production stage. We have also solicited a proposal and have met with Lunar Design to develop the exterior, aesthetic design of the device.


The expansion of Novint's operations into the interactive computer gaming business is a substantial departure from our current operations and may involve a substantial number of material risks. Please see the section entitled Risk Factors.


PRODUCT RESEARCH AND DEVELOPMENT

We continue to believe research and development activities are important to our success. We are currently working with Force Dimension in developing a new low-cost three-dimensional haptics enabled interaction device that works with our existing e-Touch software. We plan in Fiscal Year 2004 to complete a prototype of such device and to seek manufacturers that will produce this device.

ACQUISITION OF PLANT AND EQUIPMENT

We do not own any real estate or significant plant or equipment.


DEPENDENCE ON FEW CUSTOMERS

Currently, 100% of our revenues are derived from a few customers. Until and unless we secure customer relationships with substantially more customers or substantially develop other revenue streams, it is likely that we will experience periods during which we will be highly dependent on a limited number of customers. Dependence on a few customers will make it difficult to satisfactorily negotiate attractive prices for our products and will expose us to the risk of substantial losses if a single dominant customer stops conducting business with us.


PERSONNEL


As of the date of this filing, we currently have 6 full time employees, 6 consultants and 1 part time employee. Numerous technically skilled employees along with business development and marketing personnel will be required to bring our computing gaming services and products to market. Recruiting efforts have begun and will continue in the near future. In addition, we will need to hire a qualified chief financial officer. Independent consultants, accountants and attorneys have been retained in the past and will continue to be used extensively in the future.



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OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements.

                             DESCRIPTION OF PROPERTY


We do not own any real estate. During fiscal year 2003, we rented office space in Albuquerque, New Mexico on a month to month basis at a rate of $800 per month. The address is 9620 San Mateo Blvd. NE, Albuquerque, NM 87113. The condition of the building is very good. The rent may be paid either in cash or in Manhattan Scientifics, Inc. common stock (see below), such is stock valued as of the closing date of the day before such payment is made. As of September 13, 2004, $9,000 worth of shares of Manhattan Scientifics, Inc. common stock were used to pay rent.


In June 2000, we entered into a Research and Development contract to provide to Manhattan Scientifics, Inc. (Manhattan), a publicly-traded company located in New York, a license and rights to sublicense haptics technology. Coincident with the contract agreement, we entered into an exchange transaction with Manhattan that was finalized in May 2001, whose terms provided that Manhattan would receive 4,067,200 shares of our stock, and we would receive 1,000,000 shares of Manhattan stock. In addition, we obtained from Manhattan exclusive ownership of the worldwide IP rights and associated obligations of Teneo, a privately owned company previously acquired by Manhattan. The rights in Teneo are recorded on the accompanying December 31, 2003 and 2002 balance sheets as licensing agreements of $665,000. As of December 31, 2003, we own 8,284 shares of the original 1,000,000 shares of Manhattan stock acquired in the exchange transaction.

We do not anticipate investing in real estate or interests in real estate, real estate mortgages, or securities of or interests in persons primarily engaged in real estate activities. We currently have no formal investment policy, and we do not intend to undertake investments in real estate as a part of our normal operations.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


As of December 31, 2003 and 2002, we had a loan outstanding for $100,000 from Murray Kelly, an investor. In October 2002, Novint issued a promissory note of $100,000 with a maturity date of October 2003. During 2003, the maturity date was extended to October 2004. Novint repaid the $100,000 note in full in March 2004. In conjunction with the issuance of the $100,000 promissory note in October 2002, Novint issued 150,000 shares of common stock in lieu of interest. In October 2003, as a result of the repayment extension and in accordance with the original terms of the promissory note, Novint issued an additional 50,000 shares of common stock. The fair market value of the shares issued in lieu of interest has been recorded as interest expense over the term of the note. The fair values of the shares issued total $33,000 and $7,500 as of December 31, 2003 and 2002, respectively. Novint recorded interest expense of $1,875, based on the fair market values of the shares, for the period the loan was outstanding as of December 31, 2002. During the year ended December 31, 2003, Novint recorded the remaining fair value of $5,625 on shares issued in 2002 and an additional $8,250 on shares issued in 2003, as interest expense.

Manhattan Scientifics ("Manhattan") is our main investor with approximately 41% and 44% ownership in us as of December 31, 2003 and 2002, respectively. During the year ended December 31, 2003, Manhattan issued Manhattan stock to the Chairman, President and Chief Executive Officer as compensation. No repayment is required. In connection with this transaction we recorded $8,250 in compensation expense during the year ended December 31, 2003.

On June 24, 2000, we granted an exclusive sub license of our haptics technology to Manhattan Scientifics, one of our shareholders, within a specified Field of Use. We are entitled to a 5% royalty on net revenues derived from such license. No royalties have been paid pursuant to this license to date.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION


At this time there is no public trading market for our common stock. We currently have a total of 13,745,814 shares of our common stock outstanding.


We have 4,000 shares of Preferred Stock outstanding that converts automatically into 447,300 shares of our common stock when our securities become publicly traded.


We have outstanding warrants that were issued in conjunction with a private offering of our common stock. These warrants, if exercised, would permit shareholders to purchase an additional 1,524,500 shares of our common stock. These warrants may be exercised until February 18, 2009 for the February 2004 closing of 1,070,000 warrants and May 5, 2009 for the May 2004 closing of 454,500 warrants, at which time they will expire if not exercised. The price for each share of common stock purchased in accordance with the warrants is $2.00.

In addition, we also have outstanding warrants issued to various service providers. These warrants, if exercised, would permit such service providers to purchase an additional 1,818,400 shares of our common stock. These warrants may be exercised until 2013, at which time they will expire if not exercised. The price for each share of common stock purchased in accordance with the warrants is as follows: 800,000 at $0.50 per share, 768,400 at $1.00 per share and 250,000 at $0.66 per share.

We have outstanding options that were issued to our various employees and consultants. These options, if exercised, would permit employees and consultants to purchase an additional 7,230,538 shares of our common stock. The price for each share of common stock purchased in accordance with such options is between $0.01 to $1.00 and the weighted average exercise price is $0.2118. We have 5,062,865 shares are currently vested and exercisable.

Assuming all of the warrants and options are exercised and the preferred stock converted, we will have outstanding 22,598,879 shares of common stock, of which 9,024,655 shares will be freely tradable, without restriction. We issued the remaining shares of outstanding common stock in private transactions in reliance upon exemptions from registration under the Securities Act. Those shares may be sold only if we file a registration statement or if there is an applicable exemption from registration. Rule 144 of the Securities Act of 1933 is currently not available for the resale of our common stock. If Rule 144 was available, up to approximately 2,170,180 shares could be sold pursuant to Rule 144. If all security holders that are eligible to sell under Rule 144 decides to sell their shares, that would put selling pressure on Novint's common stock resulting in a lower price for such stock. Other than the common stock being registered for the selling shareholders in this offering, we have no agreement with any shareholder to register our securities.


HOLDERS

We currently have 94 record holders of our common stock.

DIVIDENDS

We have not paid any cash dividends and we currently intend to retain any future earnings to fund the development and growth of our business. Any future determination to pay dividends on our common stock will depend upon our results of operations, financial condition and capital requirements, applicable restrictions under any credit facilities or other contractual arrangements and such other factors deemed relevant by our Board of Directors.

EQUITY COMPENSATION PLAN INFORMATION

In March, 2004, we established the 2004 Stock Incentive Plan ("Plan"). The Plan was approved by our Board of Directors and security holders holding a majority of the shares of our common stock outstanding. The purpose of the Plan is to grant stock and stock options to purchase our common stock to our employees and key consultants. The total amount of shares subject to the Plan is 3,500,000 shares.

The following table sets forth information regarding our compensation plans and individual compensation arrangements under which our equity securities are authorized for issuance to employees or non-employees (such as directors, consultants, advisors, vendors, customers, suppliers or lenders) in exchange for consideration in the form of goods or services.


                      EQUITY COMPENSATION PLAN INFORMATION



                                          Number of securities to       Weighted-average
                                          be issued upon exercise       exercise price of       Number of securities
                                          of outstanding options,     outstanding options,       remaining available
          Plan Category                     warrants and rights        warrants and rights       for future issuance
          -------------                     -------------------        -------------------       -------------------
Equity Compensation Plans approved by         2,130,000                      $0.50                      1,370,000
security holders.

Equity Compensation Plans not approved                0                          0                              0
by security holders.

TOTAL                                         2,130,000                      $0.50                      1,370,000


                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

The following executive compensation disclosure reflects all compensation awarded to, earned by or paid to the executive officers below, for the fiscal years ended December 31, 2003, 2002 and 2001. None of our executive officers received compensation in excess of $100,000 for the fiscal years ended December 31, 2003, 2002 or 2001, respectively. The following table summarizes all compensation received by our Chief Executive Officer, Chief Technical Officer and Chief Financial Officer in fiscal years 2003, 2002 and 2001.


                               SUMMARY COMPENSATION TABLE

                                    Annual Compensation                         Long-Term Compensation
                             -------------------------------    ------------------------------------------------------
                                                                            Awards                       Payouts
                                                                            ------                       -------
                                                Other           Restricted  Securities
                                                Annual          Stock       Underlying          LTIP     All Other
Name and            Fiscal   Salary    Bonus    Compensation    Award(s)    Options/SARs        Payouts  Compensation
Principal Position  Year     ($)       ($)      ($)             ($)         (#)                 ($)      ($)
------------------  ----     ---       ---      ---             ---         ---                 ---      ---

Tom Anderson        2003     $90,000   --       --              --          --                  --       --
Chief Executive     2002     $90,000   --       --              --          3,000,000 Options   --       --
Officer             2001     $90,000   --       --              --          --                  --       --

Walter Aviles       2003     $100,000  --       --              --          --                  --       --
Chief Technical     2002     $100,000  --       --              --          1,100,000           --       --
Officer             2001     $100,000  --       --              --          705                 --       --


The following table shows all grants during the fiscal year ended December 31, 2003 of stock options under our stock option plans to the named executive officers.


                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                               (Individual Grants)

                                                  Percent of
                           Number of              Total Options
                           Securities             Granted to
                           Underlying             Employees        Exercise or
                           Option                 during Fiscal    Base Price     Expiration
         Name              Granted (#)            Year (%)         ($/Sh)         Date
         ----              -----------            --------         ------         ----
Arthurine Breckenridge        75,758               87.0%           $0.66          2013
Lem Hunter                    11,364               13.0%           $0.50          2013


The following table provides information as to the number and value of unexercised options to purchase our common stock held by the named executive officers at December 31, 2003. None of the named executive officers exercised any options during the fiscal year ended December 31, 2003.

    AGGREGATE OPTION/SAR EXERCISES AND FISCAL YEAR-END OPTION/SAR VALUE TABLE


                  Number of Securities Underlying             Value of Unexercised In-the-Money
                  Unexercised Options at Fiscal Year-         Options at Fiscal Year-End ($)
    Name          End (#) Exercisable/Unexercisable           Exercisable/Unexercisable
    ----          ---------------------------------           -------------------------
Tom Anderson      3,000,000 /0                                $3,000,000 / $0
Walt Aviles       1,002,220 / 200,000                         $1,002,220 / $200,000


                 LONG-TERM INCENTIVE PLAN AWARDS ("LTIP") TABLE

                       We do not currently have any LTIP.

COMPENSATION OF DIRECTORS


Directors do not generally receive cash compensation for their services as directors, but are to be reimbursed for expenses incurred in attending board meetings. Mr. Edwin Barsis, a current director, and Mr. Scott L. Bach, a former director of Novint, each received 15,152 shares of Novint's common stock for services as directors of Novint.


EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS


We have an employment agreement with our CEO, Tom Anderson. Under such agreement, he is entitled to an annual base salary of $150,000 per year and cash bonus to be determined by Novint, is subject to confidentiality provisions and is entitled to a severance of one year base salary if he is terminated by Novint without cause. This agreement does not provide provisions covering a change in control of Novint. The commencement date of this agreement is March, 2004.

We also have an employment agreement with our CTO, Walter Aviles. Under such agreement, he was originally granted options to purchase 400,000 shares of Novint's common stock, but options to purchase 200,000 shares were cancelled, he is entitled to an annual base salary of $150,000 per year and cash bonus to be determined by Novint, is subject to confidentiality provisions and is entitled to a severance of two months base salary if he is terminated by Novint without cause. This agreement does not provide provisions covering a change in control of Novint. The commencement date of this agreement is November 11, 2000.

Financial Statements and
Report of Independent Certified Public Accountants Novint Technologies, Inc. December 31, 2003 and 2002

                                    CONTENTS

                                                                            Page
                                                                            ----

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM........................3


FINANCIAL STATEMENTS

     Balance Sheets............................................................4

     Statements of Operations..................................................5

     Statements of Stockholders' Equity........................................6

     Statements of Cash Flows..................................................7

     Notes to Financial Statements.............................................8

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
Novint Technologies, Inc.


We have audited the accompanying balance sheets of Novint Technologies, Inc. as of December 31, 2003 and 2002 and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of Novint's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Novint Technologies, Inc. as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


Albuquerque, New Mexico
September 27, 2004


                            NOVINT TECHNOLOGIES, INC.

                                 BALANCE SHEETS

                                  December 31,

                                                                     2003            2002
                                                                  -----------    -----------
ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                                      $    32,119    $     4,820
   Restricted cash                                                    291,254             --
   Marketable equity securities, available for sale (Note 3)              497         27,513
   Prepaid interest expense                                            24,750          5,625
   Prepaid private placement issuance costs                           293,753             --
   Accounts receivable                                                 81,865            250
   Costs and estimated earnings in excess of billings
         on contracts (Note 4)                                         37,060         85,740
                                                                  -----------    -----------
       Total current assets                                           761,298        123,948
                                                                  -----------    -----------

SOFTWARE DEVELOPMENT COSTS, NET (Note 5)                               16,012         32,022
                                                                  -----------    -----------

PROPERTY AND EQUIPMENT:
   Office equipment                                                    45,586         44,873
   Software                                                             7,246          7,046
   Computer equipment                                                 155,067        143,665
                                                                  -----------    -----------
                                                                      207,899        195,584

   Less: Accumulated depreciation                                     124,146         84,728
                                                                  -----------    -----------
       Total property and equipment                                    83,753        110,856
                                                                  -----------    -----------

INTANGIBLE ASSETS, NET (Note 6)                                       111,313        322,949
                                                                  -----------    -----------

       Total assets                                               $   972,376    $   589,775
                                                                  ===========    ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
   Accounts payable                                               $    13,891    $    19,345
   Accrued payroll related liabilities                                175,846         66,250
   Accrued consulting fees                                             86,380             --
   Other accrued liabilities                                           46,687          4,182
   Billings in excess of costs and
    estimated earnings on contracts (Note 4)                               --         22,024
   Notes payable, investor (Note 7)                                   100,000        100,000
   Notes payable, net of discount (Note 7)                            378,017             --
                                                                  -----------    -----------
       Total current liabilities                                      800,821        211,801
                                                                  -----------    -----------

COMMITMENTS AND CONTINGENCIES (Note 9)

MANDATORILY REDEEMABLE, CONVERTIBLE
   PREFERRED STOCK
   Series A: aggregate liquidation preference, $100,000,
      $0.01 par value; 4,000 shares authorized,
     issued and outstanding                                           145,388        129,811
                                                                  -----------    -----------

STOCKHOLDERS' EQUITY (Note 10):
   Common stock, authorized 50,000,000 shares, $0.01 par value;
     10,028,026 and 9,244,834 issued and outstanding as of
     December 31, 2003 and 2002, respectively                         100,280         92,448
   Additional paid-in capital                                       2,147,028      1,380,703
   Accumulated deficit                                             (2,211,586)      (981,459)
   Accumulated other comprehensive loss (Note 3)                       (4,605)      (233,229)
   Unearned compensation (Note 2)                                      (4,950)       (10,300)
                                                                  -----------    -----------
       Total stockholders' equity                                      26,167        248,163
                                                                  -----------    -----------

       Total liabilities and stockholders' equity                 $   972,376    $   589,775
                                                                  ===========    ===========



The accompanying notes are an integral part of these financial statements.

                            NOVINT TECHNOLOGIES, INC.

                            STATEMENTS OF OPERATIONS

                             Year Ended December 31,


                                                     2003           2002
                                                  -----------    -----------
Revenue
    Project                                       $   361,887    $   278,454
    Products                                          135,179         31,626
                                                  -----------    -----------
      Total revenue                                   497,066        310,080

Cost of goods sold                                    383,701        208,540
                                                  -----------    -----------

Gross profit                                          113,365        101,540
                                                  -----------    -----------

Costs and expenses
    Estimated loss on project in process                   --         14,635
    Research and development                           10,925         79,454
    General and administrative                        705,396        164,952
    Depreciation and amortization                     269,929        298,055
    Sales and marketing                                 9,971         26,766
                                                  -----------    -----------
      Total costs and expenses                        996,221        583,862
                                                  -----------    -----------

      Loss from operations                           (882,856)      (482,322)
                                                  -----------    -----------

Other expense
    Realized loss on sale of securities               239,040        237,355
    Interest expense                                   92,654          1,875
    Interest income                                        --         (2,258)
    Gain on settlement of liabilities                      --        (18,000)
                                                  -----------    -----------

      Total other expenses                            331,694        218,972
                                                  -----------    -----------

    Loss before income taxes                       (1,214,550)      (701,294)

    Income tax expense (Note 8)                            --             --
                                                  -----------    -----------

    Net loss                                       (1,214,550)      (701,294)

    Other comprehensive loss
      Change in unrealized loss on securities         (10,416)      (180,084)
                                                  -----------    -----------


 Comprehensive loss                               $(1,224,966)   $  (881,378)
  Preferred stock accretion                           (15,577)      (112,601)
                                                  -----------    -----------

    Net loss available to common stockholders     $(1,240,543)   $  (993,979)
                                                  ===========    ===========

Loss per share, basic and diluted:
    Net loss                                      $     (0.13)   $     (0.08)
    Net loss available to common stockholders     $     (0.13)   $     (0.11)
                                                  ===========    ===========

    Weighted-average common shares outstanding,
      basic and diluted                             9,465,313      9,051,580
                                                  ===========    ===========

   The accompanying notes are an integral part of these financial statements.


                            NOVINT TECHNOLOGIES, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                             Year Ended December 31,

                                      Mandatorily
                                      Redeemable,
                                      Convertible                                               Accumulated
                                    Preferred Stock      Common Stock    Additional  Retained      Other
                                   -----------------  ------------------  Paid-in    Earnings  Comprehensive  Unearned
                                     Shares   Amount     Shares   Amount  Capital    (Deficit)      Loss      Compensation  Total
                                   -------- --------  ---------  -------  ----------  ---------   ---------   --------   ----------
Balances, as restated,
  December 31, 2001                   4,000  $17,210  9,004,607  $90,046  $1,365,562  $(167,564)  $(290,500)  $(24,050)    $973,494

Common stock issued to
  consultants for services                -        -     47,500      475       1,900          -           -          -        2,375
Common stock issued for interest          -        -    150,000    1,500       6,000          -           -          -        7,500
Common stock issued upon
  exercise of options for cash            -        -     42,727      427           -          -           -          -          427
Options issued to
  consultants for services                -        -          -        -       7,241          -           -          -        7,241
Amortization of
  unearned compensation                   -        -          -        -           -          -           -     13,750       13,750
Change in unrealized holding loss         -        -          -        -           -          -    (180,084)         -     (180,084)
Reclassification of realized
  loss on investments                     -        -          -        -           -          -     237,355          -      237,355
Preferred Stock Fair
  value accretion                         -  112,601          -        -           -   (112,601)          -          -     (112,601)
Net loss                                  -        -          -        -           -   (701,294)          -          -     (701,294)
                                   -------- --------  ---------  -------  ----------  ---------   ---------   --------   ----------

Balances, as restated,
  December 31, 2002                   4,000  129,811  9,244,834   92,448   1,380,703   (981,459)   (233,229)   (10,300)     248,163
Common stock issued to
  consultants for services                -        -    209,092    2,091     135,909          -           -          -      138,000
Common stock issued for
  Board of Directors services             -        -     30,304      303      19,697          -           -          -       20,000
Common stock issued for cash              -        -    378,788    3,788     246,212          -           -          -      250,000
Common stock issued for interest          -        -     50,000      500      32,500          -           -          -       33,000
Common stock issued upon
  exercise of options for cash            -        -    115,008    1,150           -          -           -          -        1,150
Options issued to
  consultants for services                -        -          -        -      55,776          -           -          -       55,776
Warrants issued in
  private placement transaction           -        -          -        -      85,007          -           -          -       85,007
Warrants issued in
  connection with notes payable                                              182,974          -           -          -      182,974
Executive compensation
  paid by shareholder                     -        -          -        -       8,250          -           -          -        8,250
Amortization of
  unearned compensation                   -        -          -        -           -          -           -      5,350        5,350
Change in unrealized
  holding loss on investments             -        -          -        -           -          -     (10,416)         -      (10,416)
Reclassification of
  realized loss on investments            -        -          -        -           -          -     239,040          -      239,040
Preferred Stock Fair
  value accretion                         -   15,577          -        -           -    (15,577)          -          -      (15,577)
Net loss                                  -        -          -        -           - (1,214,550)          -          -   (1,214,550)
                                   -------- -------- ----------  -------  ----------  ---------   ---------   --------   ----------

Balances, December 31, 2003           4,000 $145,388 10,028,026 $100,280  $2,147,028$(2,211,586)   $ (4,605)  $ (4,950)  $   26,167
                                   ======== ======== ========== ========  ========== ==========   =========   ========   ==========




The accompanying notes are an integral part of these financial statements.


                            NOVINT TECHNOLOGIES, INC.

                            STATEMENTS OF CASH FLOWS

                             Year Ended December 31,

                                                                                     2003          2002
                                                                                 -----------    -----------
Cash flows from operating activities:
    Net loss                                                                     $(1,214,550)   $  (701,294)
    Adjustments to reconcile net loss to net cash used by
      operating activities
        Depreciation and amortization                                                269,929        298,055
        Common stock issued for services                                             158,000          2,375
       Options issued to consultants for services                                     55,776          7,241
        Amortization of warrants issued in connection with notes payable              60,991             --
        Executive compensation paid by shareholder                                     8,250             --
        Amortization of unearned compensation                                          5,350         13,750
        Services paid with investments                                                16,600         50,053
        Common stock issued for interest                                              13,875          1,875

        Realized loss on disposition of securities                                   239,040        237,355
        Changes in operating assets and liabilities:
           Accounts receivable                                                       (81,615)        68,278
           Prepaid expenses                                                               --          1,681
           Accounts payable                                                           (5,454)       (33,896)
           Accrued liabilities                                                       238,480          5,303
           Costs and estimated earnings in excess of billings
             on contracts, net                                                        48,680        (66,368)
           Billings in excess of costs and estimated earnings
             on contracts, net                                                       (22,024)       (55,065)
                                                                                 -----------    -----------
             Net cash used by operating activities                                  (208,672)      (170,657)
                                                                                 -----------    -----------

Cash flows from investing activities:
    Cash proceeds from disposition of investments                                         --         67,850
    Capital expenditures                                                             (15,179)        (6,721)
    Restricted cash                                                                 (291,254)            --
                                                                                 -----------    -----------
             Net cash (used) provided by investing activities                       (306,433)        61,129
                                                                                 -----------    -----------

Cash flows from financing activities:
    Proceeds from exercise of options                                                  1,150            427
    Proceeds from issuance of common stock                                           250,000             --
    Expenditures for prepaid private placement issuance fees                        (208,746)            --
    Borrowings on notes payable, investor                                                 --        100,000
    Proceeds from notes payable                                                      500,000             --
                                                                                 -----------    -----------
             Net cash provided by financing activities                               542,404        100,427
                                                                                 -----------    -----------

Net increase (decrease) in cash and cash equivalents                                  27,299         (9,101)

Cash and cash equivalents at beginning of period                                       4,820         13,921
                                                                                 -----------    -----------

Cash and cash equivalents at end of period                                       $    32,119    $     4,820
                                                                                 ===========    ===========

Supplemental information:
   Non-cash: Issuance of warrants in connection with debt                        $   182,974    $        --
   Services paid with investment securities                                      $    16,600    $    50,053
   Fair value accretion to mandatorily redeemable, convertible preferred stock   $    15,577    $   112,601




The accompanying notes are an integral part of these financial statements.

                            NOVINT TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2003 AND 2002

NOTE 1 - NATURE OF BUSINESS


Novint Technologies, Inc. was originally incorporated in the State of New Mexico and changed their state of incorporation to Delaware by merging with Novint Technologies, Inc. (Novint), a Delaware corporation, on February 26, 2002. This merger was accounted for as a reorganization of Novint. Novint is currently engaged in the development and sale of haptics products and equipment, including installation services and support, to production and manufacturing companies in the United States. e-Touch(TM) is a software program designed to utilize haptics (the sense of touch) equipment, using sight and sound to enable 3D interaction for the user of a computer. Novint's efforts are primarily concentrated on the development and marketing of e-Touch(TM) applications. Novint plans to expand into the consumer interactive computer game market, which is a substantial departure from their current business of offering product development services and limited sales of Haptic technology. Novint's operations are based in New Mexico with sales primarily to private entities and quasi-governmental agencies in the United States.

Since inception, Novint has incurred net operating losses and other equity charges which have resulted in an accumulated deficit of $2,211,586 at December 31, 2003 and operations using net cash of $208,672 during 2003. For the year ended December 31, 2003 and 2002, Novint had net losses totaling $1,214,550 and $701,294, respectively. Since inception, management has raised equity totaling $2,247,308 through various private equity transactions. Additionally, subsequent to December 31, 2003, Novint raised approximately $2.6 million in equity, net of issuance costs, through a private placement and outside private equity sale (see
Note 15). Management believes the proceeds from the private placement and other private equity sales, along with revenues from project and product sales will allow Novint to satisfy its short and long-term obligations and provide enough cash flow for Novint to continue operations through January 1, 2005. The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of Novint as a going concern.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                                USE OF ESTIMATES


In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include the fair value of Novint's common stock and the fair value of options and warrants to purchase common stock.


                           CASH AND CASH EQUIVALENTS


Novint considers all highly liquid investments purchased with original or remaining maturities of three months or less at the date of purchase to be cash equivalents.


                                RESTRICTED CASH


In connection with Novint's private placement, a loan of $500,000 was provided in November 2003 for use solely with private placement expenses and a hardware licensing agreement with a third party. As of December 31, 2003, Novint had approximately $291,000 in cash on hand restricted for use to close the private placement and payment of milestones pursuant to the licensing agreement.


                          MARKETABLE EQUITY SECURITIES


Novint classifies marketable equity securities as available-for-sale in accordance with Statement of Financial Accounting Standard (SFAS) 115, Accounting for Certain Investments in Debt and Equity Securities. Available-for-sale investments are recorded at fair value determined based on quoted market prices, with unrealized gains and losses excluded from earnings and reported as a separate component of other comprehensive loss in the accompanying statement of operations. Declines in the fair value of available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses. Fair market values are based on quoted market prices. Realized gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

                         NOVINT TECHNOLOGIES CORPORATION

                                December 31, 2003

                ACCOUNTS RECEIVABLE/CONCENTRATION OF CREDIT RISK


Novint utilizes the allowance method for accounts receivable valuation, providing for allowances for estimated uncollectible accounts receivable. At December 31, 2003 and 2002, management believes all receivables are collectible; therefore, no allowances have been provided. Novnit's financial instruments that are exposed to concentration of credit risk consist primarily of uninsured cash, cash equivalents and available for sale securities held at commercial banks and institutions primarily in the United States and trade receivables from Novint's customers. For the year ended December 31, 2003, Novint had sales to four customers that accounted for approximately 10%, 15%, 27% and 30%, respectively, of its sales. For the year ended December 31, 2002, Novint had sales to four customers that accounted for approximately 16%, 16%, 19% and 22%, respectively, of its sales. Novint routinely assesses the financial strength of its customers as part of its consideration of accounts receivable collectibility by performing credit evaluations of customers. Trade receivables are not collateralized. Novint generally grants credit terms to most customers ranging from 30 to 90 days, however in some instances longer payment terms may be provided.


                      FAIR VALUE OF FINANCIAL INSTRUMENTS


Novint's financial instruments, including cash and cash equivalents, accounts receivable, accrued liabilities, and accounts payable, are carried at historical cost, which approximates their fair value because of the short-term maturities of these instruments. Marketable equity securities are carried at fair value.


                               ADVERTISING COSTS


Novint did not incur advertising expense in 2003 and 2002.


                           SOFTWARE DEVELOPMENT COSTS


Novint accounts for its software development costs in accordance with SFAS 86, Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed. This statement requires that, once technological feasibility of a developing product has been established, all subsequent costs incurred in developing that product to a commercially acceptable level be capitalized and amortized ratably over the estimated life of the product, which is 5 years. Novint has capitalized software development costs in connection with e-touch(TM) beginning in 2000. Amortization is computed on the straight-line basis over the remaining life (five years) of the e-touch(TM) platform. As of December 31, 2003 and 2002, Novint's software development costs, net of amortization, are approximately $16,000 and $32,000, respectively.


                             PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation on property and equipment is calculated on a straight-line depreciation method over the estimated useful lives of the assets, which range from 3 to 5 years for software and computer equipment, and 5 years for office equipment. Repairs and maintenance costs are expensed as incurred.


Novint adopted Statement of Position (SOP) No. 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use, during 2001, which requires capitalization of certain costs incurred during the development of internal use software. Through December 31, 2003, capitalizable costs

                         NOVINT TECHNOLOGIES CORPORATION

                                December 31, 2003


incurred have not been significant for any development projects. Accordingly, Novint has charged all costs to research and development expense in the periods they were incurred.


                               INTANGIBLE ASSETS


Intangible assets, which consist of licensing agreements and a patent, are carried at cost less accumulated amortization. Amortization is computed using the straight-line method over the economic life of the assets, which are 3 and 12 years. For the years ended December 31, 2003 and 2002, Novint recognized amortization expense of $221,000 and $219,000, respectively, related to the intangible assets.

Effective January 1, 2002, Novint adopted (SFAS) 142, Goodwill and Other Intangible Assets. SFAS 142 requires intangible assets to be tested for impairment in accordance with SFAS 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, which has been superseded by SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets. Novint performs a periodic review of its identified intangible assets to determine if facts and circumstances exist which indicate that the useful life is shorter than originally estimated or that the carrying amount of assets may not be recoverable. If such facts and circumstances do exist, Novint assesses the recoverability of identified intangible assets by comparing the projected undiscounted net cash flows associated with the related asset or group of assets over their remaining lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. After an impairment loss is recognized, the adjusted carrying amount shall be its new accounting basis. No impairment loss was recorded in 2002 and 2003.


Annual amortization of intangible assets remaining at December 31, 2003 are as follows:

Year ended December 31:



                                2004             $   90,694
                                2005                  2,500
                                2006                  2,500
                                2007                  2,500
                                2008                  2,500
                                2009 and after       10,619


     IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF


Novint reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. No impairment loss was recorded in 2003 and 2002.

                         NOVINT TECHNOLOGIES CORPORATION

                                December 31, 2003

                          REVENUE AND COST RECOGNITION


Novint recognizes revenue from the sale of software products under the provisions of SOP 97-2, Software Revenue Recognition, as amended by SOP 98-4 and SOP 98-9. SOP 97-2 generally requires that revenue recognized from software arrangements be allocated to each element of the arrangement based on the relative vendor specific objective evidence of fair values of the elements, such as software products, upgrades, enhancements, post contract customer support, installation, or training. Under SOP 97-2, if the determination of vendor specific objective evidence of fair value for each element of the arrangement does not exist, all revenue from the arrangement is deferred until such time that evidence does exist or until all elements of the arrangement are delivered.


SOP 97-2 was amended in December 1998 by SOP 98-9, Modification of SOP 97-2 Software Revenue Recognition with Respect to Certain Transactions. SOP 98-9 clarified what constitutes vendor specific objective evidence of fair value and introduced the concept of the "residual method" for allocating revenue to elements in a multiple element arrangement.


Novint's revenue recognition policy is as follows:

Revenue from product sales relates to the sale of the Phantom haptics interface which is a human-computer user interface (the Phantom). The Phantom allows the user to experience sensory information when using a computer and its handle is the approximate size and shape of a writing instrument. Phantoms are manufactured by an unrelated party and are shipped directly to the customer from Novint's supplier, SensAble. SensAble bills Novint upon shipment of the product to Novint's customer, and Novint pays SensAble by the net 30-day due date indicated on the invoice.

Emerging Issues Task Force (EITF) 00-10, Accounting for Shipping and Handling Fees and Costs, require amounts billed to a customer in a sales transaction related to shipping and handling, if any, to be classified and accounted for as revenues earned for the goods provided, whereas shipping and handling costs incurred by a company are required to be classified as cost of sales. Novint's costs associated with shipping inventory items from Novint's supplier, SensAble, to Novint's customers are included in SensAble's invoice amount to Novint, and therefore included in Novint's Cost of Goods Sold amount. Novint does not charge a separate or additional fee for shipment to their customers, rather this fee is included in the price and therefore part of Novint's product revenue. Novint is under no commitment to purchase a minimum number of Phantoms from the manufacturer. No provision for sales returns has been provided in these financial statements, as returns have historically been minimal.

EITF 01-14, Income Statement Characterization of Reimbursements Received for "Out-of-Pocket" Expenses Incurred, requires reimbursements received for out-of-pocket expenses incurred while providing services to be characterized in the income statement as revenue. Novint's out-of-pocket expenses incurred in connection with their project revenues are recognized in revenues based on a computed overhead rate that is included in their project labor costs to derive a project price.

In accordance with EITF 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent, Novint recognizes its product sales on a gross basis. Novint is responsible for fulfillment, including the acceptability of the product ordered. Novint has latitude in establishing the price of the product, and has the ability to make changes to the product as part of the service agreement. Further, Novint has risks and rewards of ownership such as the risk of loss for collection, delivery or returns. Title passes to the customer upon receipt of the product by the customer. In accordance with the Company's agreement with its customer, further obligation is limited to the terms defined in its warranty.

Novint extends its product supplier's warranty to its customers. This warranty guarantees that the supplier's products shall be free from manufacturing defects. The supplier agrees to provide, free of charge, replacements for any components found to be defective within 1 year of delivery. Novint's customers also have the option of purchasing a Maintenance Renewal, which extends the supplier's warranty coverage for the following year. Novint's supplier handles all administration and actual repairs provided for under the basic and renewal programs, and therefore Novint has not recorded a warranty accrual.

Project revenue consists of programming services provided to unrelated parties under fixed-price contracts. Revenues from fixed price programming contracts are recognized in accordance with Accounting Research Bulletin (ARB) 45, Long-Term Construction-Type Contracts, using the percentage-of-completion method, measured by the percentage of costs incurred to date compared with the total estimated costs for each contract. Novint accounts for these measurements on the balance sheet under costs and estimated earnings in excess of billings on contracts and billings in excess of costs and estimated earnings on contracts.

Provisions for estimated losses on uncompleted contracts are made and recorded in the period in which the loss is identified.


                                  INCOME TAXES


Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered

                         NOVINT TECHNOLOGIES CORPORATION

                                December 31, 2003

or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                             LOSS PER COMMON SHARE


The Financial Accounting Standards Board (FASB) issued SFAS 128, Earnings Per Share, which is effective for periods ending after December 15, 1997. SFAS 128 provides for the calculation of "Basic" and "Diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing loss to common shareholders by the weighted average number of common shares outstanding for the period. All potentially dilutive securities have been excluded from the computations since they would be antidilutive. However, these dilutive securities could potentially dilute earnings per share in the future. As of December 31, 2003 and 2002, Novint had a total of 6,292,838 and 5,543,451 potentially dilutive securities, respectively.


                               STOCK OPTION PLANS


Novint applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, in accounting for the recognition and measurement of its fixed plan stock options. As such, unearned compensation is recorded on the date of grant if the current market price of the underlying stock exceeds the exercise price and is amortized over the service period. As of December 31, 2003 and 2002, amortization of unearned compensation approximates $5,000 and $14,000, respectively.

SFAS 123, Accounting for Stock-Based Compensation, established accounting and disclosure requirements using a fair value-based method of accounting for stock-based employee compensation plans. As permitted by SFAS 123, Novint has elected to continue to apply the intrinsic value-based method of accounting described above, and has adopted the disclosure-only requirements of SFAS l23.

The following table illustrates the effect on net loss to common stockholders if Novint had applied the fair value recognition provisions of SFAS 123 to all stock-based employee compensation for the year ended December 31. Earnings per share has been calculated after the accretion of the preferred stock:





                                                                 2003            2002
                                                              -----------     -----------

Net loss available to common stockholders, as reported        $(1,240,453)  $  (993,979)
Add: Stock-based employee compensation
 expense included in reported net loss                              5,350        13,750
Deduct: Total stock based employee compensation expense
determined under fair value based method for all awards          (151,942)      (14,482)
                                                              -----------   -----------

Pro forma net loss available to common stockholders           $(1,387,045)  $  (994,711)
                                                              ===========   ===========

Loss available to common stockholders
 per share, basic and diluted:
    As reported                                               $     (0.13)   $    (0.11)
    Pro forma                                                 $     (0.15)   $    (0.11)


                         NOVINT TECHNOLOGIES CORPORATION

                                December 31, 2003


In calculating the fair value of options for the above pro forma disclosure, risk free rates ranging from 2.05% to 3.67% in 2002 were used, volatility of Novint's stock was set at 160%, estimated lives of the options were set at 2 to 3 years in 2002, exercise prices ranged from $0.01 to $0.05 per share, and fair market values of $0.05 per share. There were no options granted to employees in 2003.


                            RESEARCH AND DEVELOPMENT

Research and development costs are expensed as incurred and amounted to $10,925 and $79,454 for the years ended December 31, 2003 and 2002, respectively.

                        RECENT ACCOUNTING PRONOUNCEMENTS


In November 2002, FASB Interpretation (FIN) 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, was issued. FIN 45 requires a guarantor entity, at the inception of a guarantee covered by the measurement provisions of the interpretation, to record a liability for the fair value of the obligation undertaken in issuing the guarantee. A company previously did not record a liability when guaranteeing obligations unless it became probable that such company would have to perform under the guarantee. FIN 45 applies prospectively to guarantees that Novint issues or modifies subsequent to December 31, 2002, but has certain disclosure requirements effective for interim and annual periods ending after December 15, 2002. Novint has historically not issued guarantees and does not anticipate FIN 45 will have a material effect on its financial statements.

In January 2003, the FASB issued FIN 46, Consolidation of Variable Interest Entities. FIN 46 clarifies the application of ARB 51, Consolidated Financial Statements, for certain entities that do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties or in which equity investors do not have the characteristics of a controlling financial interest ("variable interest entities"). FIN 46 or FIN 46(R) should be applied to entities considered to be special-purpose entities (SPEs) no later than as of the end of the first reporting period ending after December 15, 2003 (as of December 31, 2003 for a calendar-year reporting enterprise). For this purpose, SPEs are entities that would have previously been accounted for under EITF Issue 90-15, Impact of Nonsubstantive Lessors, Residual Value Guarantees, and Other Provisions in Leasing Transactions, EITF Issue 96-21, Implementation Issues in Accounting for Leasing Transactions involving Special-Purpose Entities, EITF Issue 97-1, Implementation Issues in Accounting for Lease Transactions, including Those involving Special-Purpose Entities, and EITF Topic D-14, Transactions involving Special-Purpose Entities. SPEs within the scope of this transition provision include any entity whose activities are primarily related to securitizations or other forms of asset-backed financings or single-lessee leasing arrangements. FIN 46(R) should be applied to all entities within its scope by the end of the first reporting period that ends after December 15, 2004, for reporting enterprises that are small business issuers (that is, as of December 31, 2004 for calendar-year reporting enterprises). Novint has deteremined that FIN 46 and FIN 46(R) will not have an impact on its financial condition or results of operations.

                         NOVINT TECHNOLOGIES CORPORATION

                                December 31, 2003


On May 15, 2003, the FASB issued SFAS 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. SFAS 150 changes the classification in the statement of financial position of certain common financial instruments from either equity or mezzanine presentation to liabilities and requires an issuer of those financial statements to recognize changes in fair value or redemption amount, as applicable, in earnings. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003 and, with one exception, is effective at the beginning of the first interim period beginning after June 15, 2003 (July 1, 2003 for calendar year companies). The effect of adopting SFAS 150 will be recognized as a cumulative effect of an accounting change as of the beginning of the period of adoption. Restatement of prior periods is not permitted. Novint adopted the provisions of SFAS 150 on July 1, 2003 and there was no impact on Novint's financial condition or results of operations.


                                RECLASSIFICATIONS

Certain reclassifications have been made to prior year balances in order to conform to the current year presentation.

NOTE 3 - MARKETABLE EQUITY SECURITIES


At December 31, 2003 and 2002, Novint held 8,284 and 423,284 shares, respectively, of Manhattan Scientifics, Inc. (Manhattan) common stock with original cost basis of $5,102 and $260,742, respectively. At December 31, 2003 and 2002, there were unrealized holding losses of $4,605 and $233,229, respectively, related to its investment in marketable equity securities, which have been presented as accumulated other comprehensive losses in the statement of stockholders' equity. For the year ended December 31, 2003 and 2002, services were paid with 415,000 and 162,000 shares, respectively, of marketable equity securities and related to consulting fees, legal fees, commissions and salaries. Novint determined the fair values of the transactions based on the services rendered.

The following provides information regarding the amortized cost, gross unrealized gains or losses and estimated fair values of Novint's marketable equity securities:



                                      2003
----------------------------------------------------------------------------
                        Gross                   Gross
Amortized Cost    Unrealized Gains       Unrealized Losses        Fair Value
--------------    ----------------       -----------------        ----------
$        5,102    $              -       $           4,605        $      497

                                                 2002
----------------------------------------------------------------------------
                       Gross                   Gross
Amortized Cost   Unrealized Gains       Unrealized Losses        Fair Value
--------------   ----------------       -----------------        ----------
$      260,742   $              -       $         233,229        $    27,513

                                         2003              2002
                                  -------------------------------
     Proceeds from disposition    $         -          $   67,850
     Gross realized gains         $         -          $        -
     Gross realized losses        $   239,040          $  237,355


                         NOVINT TECHNOLOGIES CORPORATION

                                December 31, 2003

NOTE 4 - COSTS AND ESTIMATED EARNINGS IN EXCESS OF BILLINGS ON CONTRACTS AND BILLINGS IN EXCESS OF COSTS AND ESTIMATED EARNINGS ON CONTRACTS

Costs and estimated earnings in excess of billings on contracts consist of the following at December 31:




                                                                                2003             2002
                                                                         ----------------- -----------------

        Costs and estimated earnings incurred on uncompleted  contracts  $         67,000  $       122,232

        Billings on uncompleted contracts                                         (29,940)         (36,492)
                                                                         ----------------- -----------------

          Costs and estimated earnings in excess of billings on
          uncompleted contracts                                          $         37,060  $        85,740
                                                                         ================= =================

        Billings in excess of costs and estimated earnings on contracts consist of the following at December 31:

                                                                               2003               2002
                                                                         ----------------- -----------------

        Billings on uncompleted contracts                                $              -  $        35,894
        Costs and estimated earnings incurred on uncompleted contracts
                                                                                        -          (13,870)
                                                                         ----------------- -----------------

           Billings in excess of costs and estimated earnings on
        uncompleted contracts                                            $              -  $        22,024
                                                                         ================= =================


NOTE 5 - SOFTWARE DEVELOPMENT COSTS

Capitalized software development costs consisted of the following at December
31:



                                               2003              2002
                                         ----------------- -----------------
Software development costs               $        80,058   $        80,058
Less accumulated amortization                    (64,046)          (48,036)
                                         ----------------- -----------------

                                         $        16,012   $        32,022
                                         ================= =================

NOTE 6 - INTANGIBLE ASSETS

Intangible assets consisted of the following at December 31:

                                               2003              2002
                                         ----------------- -----------------
Licensing agreements                     $       665,000   $       665,000
Patent                                             3,688               824
Less accumulated amortization                   (557,375)         (342,875)
                                         ----------------- -----------------

                                         $       111,313   $       322,949
                                         ================= =================

                         NOVINT TECHNOLOGIES CORPORATION

                                December 31, 2003

NOTE 7 - NOTES PAYABLE


In October 2002, Novint issued a promissory note of $100,000 with a maturity date of October 2003. During 2003, the maturity date was extended to October 2004. Novint repaid the $100,000 note in full in March 2004. In conjunction with the issuance of the $100,000 promissory note in October 2002, Novint issued 150,000 shares of common stock at a fair value of $0.05 per share in lieu of interest. Novint determined the fair value of their common stock to be $0.05 per share as a result of issuing options to a third party consultant at that price. In October 2003, as a result of the repayment extension and in accordance with the original terms of the promissory note, Novint issued an additional 50,000 shares of common stock at a fair value of $0.66 per share. Novint determined the fair value of their common stock to be $0.66 per share as a result of a third party common stock sale. The fair market value of the shares issued in lieu of interest has been recorded as interest expense over the term of the note. The fair value of the shares issued total $33,000 and $7,500 as of December 31, 2003 and 2002, respectively. Novint recorded interest expense of $1,875, based on the fair market values of the shares, for the period the loan was outstanding as of December 31, 2002. During the year ended December 31, 2003, Novint recorded the remaining fair value of $5,625 on shares issued in 2002 and an additional $8,250 on shares issued in 2003, as interest expense.

In November 2003, Novint issued a promissory note of $500,000, which is secured by all of Novint's assets, with an interest rate of 12% per annum and maturing in May 2004. In conjunction with the issuance of the $500,000 promissory note, Novint issued a warrant for the purchase of 500,000 shares of Novint's common stock at an exercise price of $0.50 per share. Additionally, in consideration for providing the bridge loan, Novint will also pay interest in the amount of $60,000. The warrant expires in November 2013. Novint calculated the relative fair value of the warrant to be approximately $183,000 using the Black-Scholes model based on the following assumptions: a risk-free rate of 4.31%, volatility of 86%, contractual life of 10 years, and a common stock fair market value of $0.66 per share. As these warrants were issued in connection with a note, the value of the warrant was recorded as a debt discount and the amount amortized to interest expense in 2003 was approximately $61,000.



NOTE 8 - INCOME TAXES

A reconciliation of income tax expense using the statutory federal and state income tax rate rates is as follows for the years ended December 31:


                                              2003             2002
                                        -----------------  ----------------
Income tax benefit at statutory rate    $      (413,000)   $      (239,000)
State income taxes                              (58,000)           (33,000)
Increase in valuation allowance                 471,000            272,000
                                        -----------------  ----------------
Deferred income tax expense             $             -    $             -
                                        =================  ================


Deferred income taxes reflect the tax consequences on future years for differences between the tax basis of assets and liabilities and their basis for financial reporting purposes. Temporary differences giving rise to the current deferred tax asset are the accrual for billings in excess of costs and estimated earnings and accounts payable, which are recorded for financial reporting purposes but not currently deductible for tax reporting. Temporary differences giving rise to the non-current deferred tax asset include accrued payroll not paid and contribution carryover, which are deductible for financial reporting purposes but not currently deductible for tax reporting. The other major temporary timing differences giving rise to the non-current deferred tax asset is the net operating loss carryforward. The temporary differences giving rise to the current deferred tax liability consist of accounts receivable, prepaid expenses and costs and estimated earnings in excess of billings that

                         NOVINT TECHNOLOGIES CORPORATION

                                December 31, 2003

are accrued for financial reporting purposes but are not currently includible for tax reporting purposes. The temporary differences giving rise to the non-current deferred tax liability consist of the software costs that have been capitalized for financial reporting purposes but are deductible for tax reporting purposes.

Deferred income taxes reflect the tax consequences on future years of differences between the tax basis of assets and liabilities and their basis for financial reporting purposes. Deferred tax assets and liabilities are as follows:


                                                2003             2002
                                          -----------------  --------------

Net operating loss carryforwards          $       805,000    $     508,000
Accrual to cash adjustment                         81,000           24,000
Capitalized software                              (18,000)         (21,000)
Prepaid private placement issuance costs          114,000                -
Other                                               1,000            1,000
Valuation allowance                              (983,000)        (512,000)
                                          -----------------  --------------
                                          $             -    $           -
                                          =================  ==============





As a result of the significant net losses incurred during 2003 and in prior years and potential statutory limitations on the ability to recognize these losses, Novint recorded a valuation allowance to fully reserve its net deferred tax asset.

At December 31, 2003, Novint has available unused federal and state operating loss carryforwards of approximately $2,100,000 that may provide future tax benefits, expiring between 2006 and 2023.


NOTE 9 - COMMITMENTS AND CONTINGENCIES


Novint has a month-to-month operating lease of $800 per month for office space. The monthly rent shall be paid in either cash or Manhattan common stock in an amount of shares calculated based on the closing price of Manhattan stock on the previous trading day. Novint has no further relationship with the Lessor beyond the lease agreement.

Novint has a licensing agreement with Sandia National Laboratories (Sandia), which initially developed Flight, the precursor to e-TouchTM (the technology) and employed Novint's founder. The licensing agreement provides Novint the right to utilize the technology exclusively for a period of 12 years and non-exclusively in perpetuity and places certain restrictions on its use as well as requires Novint to pay 1.5 percent royalty fees to Sandia in connection with any income earned based upon the technology. Additionally, Novint is obligated to pay to Sandia on a semi-annual basis annual minimum earned royalties of $6,000 in 2001, $14,000 in 2002, $24,000 in 2003, and $30,000 from 2004 through
2011. As of December 31, 2003, Novint accrued approximately $24,000 in royalty fees owed to Sandia under the royalty agreement. As of December 31, 2002, Novint owed $20,000 to Sandia under the royalty agreement, which was paid by issuing 40,000 shares of common stock at a fair value of $0.05 per share. Novint recognized a gain on settlement of this liability of $18,000.

The Sandia agreement also allows for sub-licensure of the technology to others, which was provided to Manhattan, one of Novint's shareholders, under an agreement dated June 24, 2000. This agreement was superseded by the Final License and Royalty Agreement dated May 16, 2001 through which, Manhattan acquired all of the shares of Teneo. Manhattan then entered into an agreement with Novint concerning Teneo's intellectual property. The agreement between Novint and Manhattan, also dated May 16, 2001 grants an exclusive right to all of the intellectual property previously held by Teneo and grants Manhattan an exclusive right to all Novint intellectual property within a particular Field of Use. Under this agreement, Novint is entitled to a 5% royalty on net revenues derived from such sublicense. Any previous agreements granting Novint intellectual property to Manhattan were superseded. As of December 31, 2003, the Company had not earned or received royalties associated with this agreement.

On September 13, 2000, Novint entered into a non-exclusive reseller agreement with SensAble Technologies, Inc., a haptics hardware and software developer, whereby SensAble manufactures Novint's haptics device called the Phantom System and then drop-ships on Novint's behalf to Novint's customers. The agreement is for an initial period of one year, automatically renewing thereafter for successive one-year terms unless terminated in writing for any reason by either party. Title to all devices are passed to Novint upon shipment by SensAble. The Company is provided the opportunity to sell SensAble's products in the specified territory defined as "The World of Resale of Phantom Systems which are included as part of the e-Touch system". Prices for these products are subject to change at the discretion of the vendor. During the years ended December 31, 2003 and 2002, Novint purchased hardware from SensAble totaling $31,840 and $91,075, respectively. No amounts were owed to SensAble Technologies, Inc. as of December 31, 2003 or 2002.

At December 31, 2002, Novint was contingently liable to pay employees and consultants amounts totaling approximately $224,000 that were earned during 2002 but payable only if and when Novint received equity funding. During 2003, once it became evident Novint would receive equity funding, Novint recognized this amount as expense.

From time to time, in the normal course of business, Novint is subject to routine litigation incidental to their business. Although there can be no assurances as to the ultimate disposition of any such matters, it is the opinion of management, based upon the information available at this time, that there are no matters, individually or in the aggregate, that will have a material adverse effect on the results of operations and financial condition of Novint.

                         NOVINT TECHNOLOGIES CORPORATION

                                December 31, 2003

NOTE 10 - STOCKHOLDERS' EQUITY

              MANDATORILY REDEEMABLE, CONVERTIBLE PREFERRED STOCK


Novint is authorized to issue a maximum of 4,000 shares of preferred stock with $0.01 par value. On April 20, 2000, Novint completed a private placement of 4,000 shares of Series A convertible preferred stock at $0.25 per share. The preferred stock is convertible into fully paid and nonassessable common stock as follows: at the holder's option based on the conversion price in effect on the conversion date, or automatically upon the closing of an initial public offering which would result in 447,300 shares of common stock. The conversion price is to be (i) the subscription price ($100,000 when expressed as an aggregate amount, or $0.25 per share when expressed on a per share basis) divided by (ii) the conversion price in effect on the conversion date.

Additionally, Novint is obligated to redeem the preferred shares if there is no public offering (initial public offering or "IPO") or initial sale within 10 years from the issue date. If there is no IPO, Novint shall repurchase the number of shares of preferred stock as the holders thereof may from time to time request, but in any 12 month period, not more than 10% of the largest number of shares of preferred stock that have ever been outstanding, at an amount per share equal to the redemption price. The redemption price is the greater of (a) the subscription price, and (b) that portion of the fair market value of Novint, as determined in good faith by the Board of Directors, corresponding to the number of shares of common stock to which the shares of preferred stock to be redeemed would convert according to the conversion provisions.

Accordingly, Novint has accreted the fair value of the common stock conversion to retained earnings over the 10 year life of the preferred stock. If an IPO occurs, Novint will recognize an additional charge to retained earnings of the converted shares at the fair value as compared to the IPO price. At December 31, 2003 the unaccreted fair value of the preferred stock totaled $149,830 based on the fair value of the stock at December 31, 2003 of $0.66 per share. Upon conversion, the preferred stock will be reclassified to common stock outstanding. The holders of the issued and outstanding shares of preferred stock shall have no voting rights. In all respects regarding dividends or distributions of any kind to holders of common stock, holders of preferred stock shall have the rights, privileges, and share in all respects as if such holders had converted the preferred stock to the number of shares of common stock corresponding to their conversion provisions. In the event of any voluntary or involuntary liquidation, dissolution or other winding up of Novint, the holders of the preferred stock shall be entitled to be paid the subscription price of all outstanding shares of preferred stock, in cash or in property taken at its fair value as determined by the Board of Directors, or both, at the election of the Board of Directors, prior to any distribution to the holders of common stock.


                                  COMMON STOCK


Novint is authorized to issue a maximum of 50,000,000 shares of common stock with a par value of $0.01 per share. For the years ended December 31, 2003 and 2002, Novint had 10,028,026 and 9,244,834 shares issued and outstanding, respectively.

During 2002, Novint had a 100 to 1 common stock split. All amounts herein have been shown assuming the stock split occurred during the earliest period presented.


                                 STOCK OPTIONS


Novint has issued options to purchase shares of common stock to employees and various consultants for payment of services. These options are non-qualified stock options and are not part of any formal plan of Novint. There were no shares authorized for option grants as of December 31, 2003 and 2002.

                         NOVINT TECHNOLOGIES CORPORATION

                                December 31, 2003

Option activity during the years ended December 31, 2003 and 2002 is summarized in the following table:




                                          Shares Under        Price per Share       Weighted-Average
                                             Option                                  Exercise Price
                                         ---------------    --------------------    ------------------
Options outstanding at 12/31/01                 485,151      $           0.01        $           0.01
Granted                                       4,631,000      $   0.01 - $0.05        $           0.05
Exercised                                       (42,727)     $           0.01        $           0.01
Canceled                                              -                     -        $              -
                                         ---------------    --------------------    ------------------
Options outstanding at 12/31/02               5,073,424      $   0.01 - $0.05        $           0.05
Granted                                          87,122      $   0.50 - $0.66        $           0.64
Exercised                                      (115,008)     $           0.01        $           0.01
Canceled                                              -                     -        $              -
                                         ---------------    --------------------    ------------------
Options outstanding at 12/31/03               5,045,538     $    0.01 - $0.66        $           0.06
Exercisable at 12/31/02                         373,651     $    0.01 -              $           0.01
Exercisable at 12/31/03                       4,539,288     $    0.01 - $0.66        $           0.06




The following summarizes certain information regarding outstanding options at December 31, 2003:


                                       Outstanding                                        Exercisable
                -----------------------------------------------------------    ----------------------------------
                                                        Weighted Average
                                                            Remaining                               Weighted
 Exercise                           Weighted-Average    Contractual Life                            Average
   Price             Number          Exercise Price          (years)              Number         Exercise Price
------------    ------------------ ------------------- --------------------    --------------   -----------------
   $0.01               358,416           $0.01                3.51                  302,166          $0.01
   $0.05             4,600,000           $0.05                8.46                4,150,000          $0.05
   $0.50                11,364           $0.50                9.26                   11,364          $0.50
   $0.66                75,758           $0.66                9.78                   75,758          $0.66
------------    ------------------ ------------------- --------------------    --------------   -----------------
   Total             5,045,538           $0.06                8.35                4,539,288          $0.06
                ================== =================== ====================    ==============   =================


                         NOVINT TECHNOLOGIES CORPORATION

                                December 31, 2003

NOTE 11 - EQUITY TRANSACTIONS


In June and October 2002, Novint issued an aggregate of 42,727 shares of its common stock in connection with option exercises at $0.01 per share.

In June 2002, Novint issued a total of 7,500 shares of its common stock at a fair value of $0.05 per share to a consultant for services rendered. Novint recorded a charge of $375, based on the fair market values of the shares, when these shares were issued. Novint determined the fair value of their common stock to be $0.05 per share as a result of issuing options to a consultant at that price.

In October 2002, Novint signed a one-year promissory note for $100,000. In conjunction with this note, Novint issued 150,000 shares of common stock at a fair value of $0.05 per share to the note holder in lieu of interest. Novint determined the fair value of their common stock to be $0.05 per share as a result of issuing options to a consultant at that price. Novint recorded interest expense of $1,875, based on the fair market values of the shares for the period the loan was outstanding as of December 31, 2002. During the year ended December 31, 2003, Novint recorded the remaining fair value charge of $5,625 as interest expense.

In November 2002, Novint issued a total of 40,000 shares of its common stock to Sandia as repayment of its 2001 and 2002 royalty dues in the amount of $20,000. The number of shares issued was based on the fair value of $0.05 per share of the common stock. Novint determined the fair value of their common stock to be $0.05 per share as a result of issuing options to a consultant at that price. Novint recorded a gain on extinguishment of debt of $18,000 for the year ended December 31, 2003.

In September 2003, Novint sold 378,788 shares of its common stock at a fair value of $0.66 per share to an investor for $250,000.

In October 2003, Novint issued a total of 30,304 shares of its common stock at a fair value of $0.66 per share to two members of the Board of Directors. The Company recorded a charge of $20,000, based on the fair market value of the shares, when these shares were issued. Novint had determined the fair value of their common stock to be $0.66 per share as a result of a third party sale.


In October 2003, as consideration for granting a one year repayment extension on the October 2002 $100,000 note, the Company issued an additional 50,000 shares of its common stock to the note holder at a fair value of $0.66 per share. Novint had determined the fair value of their common stock to be $0.66 per share as a result of a third party sale. The fair market value of the shares will be recorded as interest expense over the term of the note. The fair value of the shares issued totaled $33,000.

During 2003, Novint issued an aggregate of 209,092 shares of its common stock at a fair value of $0.66 per share to various consultants for services rendered. Novint recorded a charge of approximately $138,000, based on the fair market values of the shares, when these shares were issued. Novint had determined the fair value of their common stock to be $0.66 per share as a result of a third party sale.

During 2003, Novint issued an aggregate of 115,008 shares of its common stock in connection with option exercises at $0.01 per share.


NOTE 12 - OPTIONS AND WARRANTS


Options

In June 2002, the Company issued 4,360,000 options to employees with vesting terms ranging from under 1 year to 1.5 years. There were no intrinsic values associated with these options.

In January and June 2002, Novint issued 271,000 options to consultants with 21,000 options vesting immediately and 250,000 options vesting over 1.5 years. Expense recorded in connection with these options totaled approximately $6,200 and $7,200 for the years ended December 31, 2003 and 2002, respectively. The following assumptions were used in calculating the fair value of these options: risk free rates ranging

                         NOVINT TECHNOLOGIES CORPORATION

                                December 31, 2003


from 4.92% to 5.06%, volatility of 160%, contractual term of 10 years, exercise prices from $0.01 to $0.05 per share, and fair market value of $0.05 per share.

During 2003, Novint issued 87,122 options to consultants that immediately vest. Expense recorded in connection with these options totaled approximately $50,000 for the year ended December 31, 2003. The following assumptions were used in calculating the fair value of these options: risk free rates ranging from 3.56% to 4.26%, volatility of 86%, contractual term of 10 years, exercise prices from $0.50 to $0.66 per share, and fair market value of $0.66 per share.


                                    WARRANTS


In September 2003, Novint issued 300,000 warrants to an attorney for services rendered in connection with a private placement at an exercise price of $0.66 per share. Of the total number issued, 150,000 warrants are immediately vested with the remaining warrants vesting on the first anniversary of the date of the agreement. The fair market value of the warrants totaled approximately $170,000. As of December 31, 2003, Novint recognized approximately $85,000 as a prepaid private placement issuance cost, which will be recorded as a reduction of the offering proceeds when the offering is funded. The following assumptions were used in calculating the fair value of these warrants: risk free rate of 4.05%, volatility of 86%, contractual term of 10 years, exercise price of $0.66 per share, and fair market value of $0.66 per share.

In November 2003, Novint issued 500,000 warrants in connection with a loan at an exercise price of $0.50 per share. The warrants vested immediately. Novint calculated the value of the warrant to be approximately $183,000 using the Black-Scholes model based on the following assumptions: a risk-free rate of 4.31%, volatility of 86%, contractual term of 10 years, and fair market value of $0.66 per share. As these warrants were issued in connection with a note, the value of the warrant was recorded as a debt discount and the amount amortized to interest expense in 2003 was approximately $61,000.


NOTE 13 - PRIVATE PLACEMENT


On October 31, 2003, Novint entered into an agreement with an agent to provide a private placement offering of its common stock at $2.00 per unit, each unit consisting of two shares of common stock and a warrant to purchase one share of common stock at $2.00 per share. The placement has a minimum funding of $1,500,000 and a maximum funding of $5,000,000. In November 2003, the agent loaned Novint $500,000 bearing interest at 12%, with principal and interest due in May 2004. The undisbursed proceeds are recorded as restricted cash since proceeds were limited to certain uses in order to assist with the private placement and growth of Novint in preparation for an initial public offering. As of December 31, 2003, Novint has paid a total of approximately $294,000 in private placement issuance costs, which has been recorded as a prepayment until the private placement is completed in 2004, at which time this amount will be recorded as a reduction of offering proceeds. Additionally, in consideration for providing the bridge loan, the agent will also receive interest in the amount of $60,000.

                         NOVINT TECHNOLOGIES CORPORATION

                                December 31, 2003

NOTE 14 - RELATED PARTIES


As of December 31, 2003 and 2002, Novint had a loan outstanding for $100,000 from an investor. This loan was repaid in March 2004.

Manhattan Scientifics ("Manhattan") is Novint's main investor with approximately 41% and 44% ownership in Novint as of December 31, 2003 and 2002, respectively. During the year ended December 31, 2003, Manhattan issued Manhattan stock to the Chairman, President and Chief Executive Officer as compensation. No repayment is required. In connection with this transaction, Novint recorded $8,250 in compensation expense during the year ended December 31, 2003.

In April 2000, Sandia licensed to Novint the right to utilize the Flight technology, which is the precursor to e-TouchTM, exclusively for a period of 12 years and non-exclusively in perpetuity, as well as requiring Novint to pay 1.5 percent royalty fees to Sandia in connection with any income earned based upon the technology. In connection with this licensing agreement, Novint issued 4,000 shares of Series A mandatorily redeemable, convertible preferred stock, which can be converted into 447,300 shares of common stock. Additionally, Novint issued to Sandia 40,000 shares of common stock as repayment of their 2001 and 2002 royalty fees, which totaled $20,000, at $0.05 per share.

During the years ended December 31, 2003 and 2002, Novint developed professional applications for Sandia. Novint recognized approximately $167,000 and $27,000 in revenues from Sandia during the years ended December 31, 2003 and 2002.

In June 2002, Novint granted 10,000 options to purchase common stock to one of its Board of Directors for past consulting services at an exercise price of $0.01 per share. These options immediately vest. Novint calculated the value of these options using the Black-Scholes model based on the following assumptions: a risk-free rate of 5.06%, volatility of 160%, estimated life of 10 years, and a fair market value of $0.05 per share. Novint recorded approximately $500 as consultant expense, based on the fair market value of the shares, when these shares were issued.

On October 1, 2003, Novint issued a total of 30,304 shares of its common stock to two members of the Board of Directors. Novint recorded a charge of $20,000, based on the fair market value of the shares, when these shares were issued.

On October 1, 2003, Novint issued a total of 18,940 shares of its common stock to one member of the Board of Directors for consulting services performed. Novint recorded a charge of $12,500 based on the fair market value of the shares, when these shares were issued.


NOTE 15 - SUBSEQUENT EVENTS

                              EQUITY TRANSACTIONS


On January 31, 2004, Novint entered into a stock purchase agreement with a private investor. In connection with this agreement, Novint issued 378,788 shares of its common stock at $0.66 per share and received gross proceeds of $250,000. The share price was based on a prior agreement with this investor

On February 25, 2004, Novint issued 10,000 shares of common stock at $1.00 per share to a former Board of Director for consulting services performed. Novint recognized $10,000 in consulting expense based on the fair market value of the shares, when these shares were issued.


                               PRIVATE PLACEMENT


Effective February 19, 2004, the private placement offering had an initial closing for $2,140,000. In connection with this offering, Novint issued 2,140,000 shares of common stock and warrants to purchase 1,070,000 shares of common stock for net proceeds of $1,505,393 (after fees were paid to their placement agent and lawyers).

During May 2004, Novint received additional proceeds from an additional closing of approximately $909,000 for 909,000 shares of common stock and warrants to purchase 454,500 shares of common stock. Novint received net proceeds of approximately $850,440, after fees were paid to their placement agent and lawyers.

The Warrants are exercisable at anytime for five years but are redeemable by Novint if the average closing bid price of Novint's common stock as quoted on the OTC Bulletin Board or any other listed exchange exceeds 150% of $2.00 for any 10 consecutive trading days ending one month before the date of the mailing of a notice of redemption.


                            INITIAL PUBLIC OFFERING


In March 2004, the Board of Directors authorized Novint to file a registration statement with the Securities and Exchange Commission for an initial public offering of Novint's common stock.

                         NOVINT TECHNOLOGIES CORPORATION

                                December 31, 2003

                           2004 STOCK INCENTIVE PLAN


In March 2004, the Board of Directors approved the adoption of the 2004 Stock Incentive Plan. A total of 3,500,000 shares of common stock have been reserved for issuance under this plan.

                    INTELLECTUAL PROPERTY LICENSE AGREEMENT

On January 5, 2004, Novint entered into an exclusive Intellectual Property License Agreement ("Agreement") with Force Dimension, a company in the Haptics hardware technologies and products arena. The Agreement provides Novint with a sublicense to a hardware patent and an assignment of a pending patent from Force Dimension. The Agreement, in turn, provides Force Dimension a security interest and a general lien in the assigned patent, as well as an irrevocable, exclusive license in the patent that has been assigned to Novint.

Novint shall pay to Force Dimension the following amounts in cash within the time frame specified for each: a license fee in the amount of $15,000 on January 5, 2004, a milestone payment in the amount of $50,000 upon or before Novint's receipt of the Second Deliverable, a milestone payment in the amount of $205,000 within 120 days after Novint's receipt of the Second Deliverable, a license fee in the amount of $200,000 on or before July 5, 2005, and $150,000 on or before January 5, 2006 for all technical support services rendered by Force Dimension to Novint in such time period.

Until Novint has paid to Force Dimension a total of $15,000,000 (after which time no further payments shall be due), Novint shall pay to Force Dimension the greater of: $1.50 per unit (a single Haptics-hardware device) of Licensed Product sold by Novint; and any of the following when calculated on a per unit of Licensed Product basis:

      o 50% of all license fees, milestone payments, royalties, equity purchases of Novint stock, purchase price or other type of consideration paid in cash to or for the benefit of Novint by any third party(ies) in exchange for a sublicense of any right or license/sublicense granted to Novint by Force Dimension under this Agreement or a license or other right under any of the Assigned Patents;

      o 50% of the fair market value of any non-cash consideration paid to or for the benefit of Novint by any third party(ies) in exchange for a sublicense of any right or license/sublicense granted to Novint by Force Dimension under this Agreement or a license or other right under any of the Assigned Patents; and

      o     50% of Net Profits.

Novint shall deposit $50,000 of the license fee in an escrow account for disbursement to Prodex as payment towards Force Dimension's minimum royalty payment under the Prodex License for 2005. Such disbursement to Prodex shall be considered payment of such amount to Force Dimension towards Novint's obligations.

For each year after 2005 for which a minimum advance is payable by Force Dimension to Prodex under the Prodex License, Novint will, at least 60 days before the beginning of the next calendar year, deposit $50,000 into an escrow account, for disbursement to Prodex as payment towards Force Dimension's minimum royalty payment under the Prodex License for such next calendar year. Such disbursement to Prodex shall be considered payment of such amount to Force Dimension and applied towards any of Novint's payment obligations.

Force Dimension shall pay to Novint:

      o 5% of all license fees, milestone payments, royalties, equity purchases of Force Dimension stock, purchase price or other type consideration paid in cash to or for the benefit of Force Dimension by any third party(ies) in exchange for a sublicense of any right or license granted to Force Dimension by Novint under the Assigned Patents solely as such sublicense applies to Licensed Products;

      o 5% of the fair market value of any non-cash consideration paid to or for the benefit of Force Dimension by any third party(ies)in exchange for a sublicense of any right or license granted to Force Dimension under the Assigned Patents solely as such sublicense applies to Licensed Products; and

      o     5% of Net Profits solely as the same apply to Licensed Products.

This Agreement shall terminate upon Novint's payment in total of $15,000,000 to Force Dimension and payment in full of any other obligations arising pursuant to the terms and conditions of this Agreement. As such, the term of the Agreement is deemed to be indefinite as neither party can determine when payment obligations will be fulfilled. Pursuant to SFAS 142, Goodwill and Other Intangible Assets, Novint will perform periodic reviews to determine the life of the Agreement and when amortization should begin.


NOTE 16 - RESTATEMENT


Novint has restated its financial statements as of December 31, 2001 with adjustments to preferred stock retained earnings (deficit), additional paid-in-capital and unearned compensation to reflect intangible assets contributed by a shareholder in May 2001 and the related amortization that was previously unrecorded, the impact of expected volatility on the fair value of options and to properly reflect the deferred tax valuation allowance in 2001. The adjustments to preferred stock is to reflect the accretion of the fair value of the preferred stock. The restatement is presented as follows:


December 31, 2001              As Originally     Restatement
                               Reported          Adjustment   As Restated
                               ----------        ----------   -----------

  Preferred stock              $   10,000        $    7,210   $   17,210
  Retained earnings (deficit)  $   14,076        $ (181,640)  $ (167,564)
  Additional paid in capital   $  805,562        $  560,000   $1,365,562
  Unearned compensation        $  (43,230)       $   19,180   $  (24,050)

The December 31, 2002 financial statements have also been restated with adjustments to the fair value of the manditorily redeemable convertible preferred stock, common stock, additional paid-in-capital, accumulated deficit, net loss, unearned compensation, prepaid interest expense, intangible assets, and costs and estimated earnings in excess of billings. The adjustments to preferred stock is to reflect the accretion of the fair value of the preferred stock. The adjustments to common stock and additional paid-in-capital were required to reflect the fair value of common stock issued for interest and options issued to consultants and to reflect the gain on extinguishment of a liability. The adjustment to additional paid-in-capital also reflects the impact of the 2001 adjustment. Net loss was adjusted primarily to reflect the amortization of intangible assets and the revised fair value of options issued to consultants, as discussed above. Adjustments to unearned compensation were required to reflect the impact of expected volatility on the fair value of options. Previously unrecorded prepaid interest was recorded to reflect the value of common stock issued in connection with a loan. Intangible assets were adjusted for the impact of the 2002 adjustment and additional amortization. Costs and estimated earnings in excess of billings were adjusted to reflect the costs related to a contract that had not been previously recorded. The restatement is presented as follows:

December 31, 2002              As Originally   Restatement
                               Reported        Adjustment      As Restated
                               -------------   ----------      -----------
  Preferred Stock              $   10,000      $  119,811      $  129,811
  Common stock                 $   91,056      $    1,392      $   92,448
  Additional paid-in-capital   $  843,737      $  536,966      $1,380,703
  Accumulated deficit          $ (581,663)     $ (399,796)     $ (981,459)
  Net loss                     $ (595,739)     $ (105,555)     $ (701,294)
  Unearned compensation        $  (27,940)     $   17,640      $  (10,300)
  Prepaid interest expense     $        -      $    5,625      $    5,625
  Intangible assets, net       $   98,949      $  224,000      $  322,949
  Costs and estimated earnings
      In excess of billings    $        -      $   85,740      $   85,740

Unaudited Financial Statements
Novint Technologies, Inc.
March 31, 2004

                                    CONTENTS

                                      PAGE


FINANCIAL STATEMENTS

Balance Sheets........................................................... 3

Statements of Operations................................................. 5

Statements of Stockholders' Equity....................................... 6

Statements of Cash Flows................................................. 7

Notes to Financial Statements............................................ 8

                            Novint Technologies, Inc.

                                 BALANCE SHEETS

                                                                                March 31,   December 31,
                                                                                  2004         2003
                                                                               ----------   ----------
   ASSETS                                                                      (Unaudited)   (Audited)
CURRENT ASSETS:
    Cash and cash equivalents                                                  $1,311,769   $   32,119
    Restricted cash (Note 3)                                                           --      291,254
    Marketable equity securities, available for sale (Note 4)                         497          497
    Prepaid interest expense                                                           --       24,750
    Prepaid private placement issuance costs                                           --      293,753
    Accounts receivable                                                            29,421       81,865
    Inventory                                                                      10,500           --
    Costs and estimated earnings in excess of billings on contracts (Note 5)       47,961       37,060
                                                                               ----------   ----------
        Total current assets                                                    1,400,148      761,298
                                                                               ----------   ----------

SOFTWARE DEVELOPMENT COSTS, NET (Note 6)                                           12,009       16,012
                                                                               ----------   ----------

PROPERTY AND EQUIPMENT:
    Office equipment                                                               46,634       45,586
    Software                                                                        7,246        7,246
    Computer equipment                                                            158,488      155,067
                                                                               ----------   ----------
                                                                                  212,368      207,899

    Less: Accumulated depreciation                                                134,493      124,146
                                                                               ----------   ----------
        Total property and equipment                                               77,875       83,753
                                                                               ----------   ----------

INTANGIBLE ASSETS, NET (Note 7)                                                    76,853      111,313
                                                                               ----------   ----------

        Total assets                                                           $1,566,885   $  972,376
                                                                               ==========   ==========




   The accompanying notes are an integral part of these financial statements.


                            Novint Technologies, Inc.

                                 BALANCE SHEETS

                                                                      March 31,     December 31,
                                                                        2004           2003
                                                                     -----------    -----------
                       LIABILITIES AND STOCKHOLDERS' EQUITY           (Unaudited)    (Audited)
CURRENT LIABILITIES:
    Accounts payable                                                 $    19,925    $    13,891
    Accrued payroll related liabilities                                   25,139        175,846
    Accrued consulting fees                                               35,027         86,380
    Other accrued liabilities                                             94,428         46,687
    Notes payable, investor (Note 8)                                          --        100,000
    Notes payable, net of discount (Note 8)                                   --        378,017
                                                                     -----------    -----------
        Total current liabilities                                        174,519        800,821
                                                                     -----------    -----------

COMMITMENTS AND CONTINGENCIES (Note 9)

MANDATORILY REDEEMABLE, CONVERTIBLE
    PREFERRED STOCK
    Series A: aggregate liquidation preference, $100,000 $0.01 par value; authorized 4,000 shares
      issued and outstanding                                             226,616        145,388
                                                                     -----------    -----------

STOCKHOLDERS' EQUITY (Note 10):
    Common stock, authorized 50,000,000 shares, $0.01 par value;
      12,556,814 and 10,028,026 issued and outstanding as of
      March 31, 2004 and December 31, 2003, respectively                 125,568        100,280
    Additional paid-in capital                                         4,541,965      2,147,028
    Accumulated deficit                                               (2,894,678)    (2,211,586)
    Accumulated other comprehensive loss (Note 4)                         (4,605)        (4,605)
    Unearned compensation                                               (602,500)        (4,950)
                                                                     -----------    -----------
        Total stockholders' equity                                     1,165,750         26,167
                                                                     -----------    -----------

        Total liabilities and stockholders' equity                   $ 1,566,885    $   972,376
                                                                     ===========    ===========




   The accompanying notes are an integral part of these financial statements.

                            NOVINT TECHNOLOGIES, INC.

                            STATEMENTS OF OPERATIONS

                                                         (Unaudited)
                                                      Three Months Ended
                                                            March 31,
                                                  ----------------------------
                                                      2004            2003
                                                  ------------    ------------

Revenue
    Project                                       $     12,856    $     51,338
    Products                                                --          13,000
                                                  ------------    ------------
       Total revenue                                    12,856          64,338

Cost of goods sold                                      18,392          56,929
                                                  ------------    ------------

Gross margin                                            (5,536)          7,409
                                                  ------------    ------------

Costs and expenses
    Research and development                            40,303             914
    General and administrative                         273,314          77,121
    Depreciation and amortization                       67,975          67,544
    Sales and marketing                                 25,792           1,800
                                                  ------------    ------------
      Total costs and expenses                         407,384         147,379
                                                  ------------    ------------

      Loss from operations                            (412,920)       (139,970)
                                                  ------------    ------------

Other expense
    Realized loss on disposition of securities              --         239,040
    Interest expense                                   188,944           1,875
                                                  ------------    ------------

      Total other expenses                             188,944         240,915
                                                  ------------    ------------

    Loss before income taxes                          (601,864)       (380,885)

    Income tax expense                                      --              --
                                                  ------------    ------------

    Net loss                                          (601,864)       (380,885)

    Other comprehensive loss, net of tax
      Change in unrealized loss on securities               --         (10,416)
                                                  ------------    ------------

 Comprehensive loss                               $   (601,864)   $   (391,301)
  Preferred stock accretion                            (81,228)         (3,731)
                                                  ------------    ------------

    Net loss available to common stockholders     $   (683,092)   $   (395,032)
                                                  ============    ============

Loss per share, basic and diluted:
    Net loss                                      $      (0.05)   $      (0.04)
    Net loss available to common stockholders     $      (0.06)   $      (0.04)
                                                  ============    ============
    Weighted-average common shares outstanding,
      basic and diluted                             11,349,676       9,248,622
                                                  ============    ============




The accompanying notes are an integral part of these financial statements.


                            Novint Technologies, Inc.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

 Year Ended December 31, 2003 and Three Months (unaudited) Ended March 31, 2004

                                      Mandatorily
                                      Redeemable,
                                      Convertible                                               Accumulated
                                    Preferred Stock      Common Stock     Additional Retained      Other
                                   -----------------  ------------------     Paid-in Earnings  Comprehensive Unearned
                                     Shares   Amount     Shares   Amount     Capital (Deficit)      Loss     Compensation  Total
                                   -------- --------  ---------  -------  ----------  ---------   ---------   --------   ----------
Balances, as
 restated, December 31, 2002          4,000 $129,811  9,244,834  $92,448  $1,380,703  $(981,459)  $(233,229)  $(10,300)   $ 248,163
Common stock issued
 to consultants for services              -        -    209,092    2,091     135,909          -           -          -      138,000
Common stock issued
 for Board of Directors services          -        -     30,304      303      19,697          -           -          -       20,000
Common stock issued for cash              -        -    378,788    3,788     246,212          -           -          -      250,000
Common stock issued for interest          -        -     50,000      500      32,500          -           -          -       33,000
Common stock issued
 upon exercise of options for cash        -        -    115,008    1,150           -          -           -          -        1,150
Options issued to
 consultants for services                 -        -          -        -      55,776          -           -          -       55,776
Warrants issued in
 private placement transaction            -        -          -        -      85,007          -           -          -       85,007
Warrants issued in
 connection with notes payable            -        -          -        -     182,974          -           -          -      182,974
Executive compensation
 paid by shareholder                      -        -          -        -       8,250          -           -          -        8,250
Amortization of
 unearned compensation                    -        -          -        -           -          -           -      5,350        5,350
Change in unrealized
 holding loss on investments              -        -          -        -           -          -     (10,416)         -      (10,416)
Reclassification of
 realized loss on investments             -        -          -        -           -          -     239,040          -      239,040
Preferred Stock fair value accretion      -   15,577          -        -           -    (15,577)          -          -      (15,577)
Net loss                                  -        -          -        -           - (1,214,550)          -          -   (1,214,550)
                                   -------- --------  ---------  -------  ----------  ---------   ---------   --------   ----------

Balances, December 31, 2003           4,000  145,388 10,028,026  100,280   2,147,028 (2,211,586)     (4,605)    (4,950)      26,167

Common stock issued
 to consultants for services              -        -     10,000      100       9,900          -           -          -       10,000
Common stock issued for cash              -        -    378,788    3,788     246,212          -           -          -      250,000
Common stock and
 warrants issued in private
 placement transaction,
  net of issuance costs                   -        -  2,140,000   21,400   1,483,993          -           -          -    1,505,393
Options issued to
 employees for future services            -        -          -        -     602,500          -           -   (602,500)           -
Modification of
 warrants issued in
  private placement transaction           -        -          -        -      52,332          -           -          -       52,332
Amortization of
 unearned compensation                    -        -          -        -           -          -           -      4,950        4,950
Preferred Stock fair value accretion      -   81,228          -        -           -    (81,228)          -          -      (81,228)
Net loss                                  -        -          -        -           -   (601,864)          -          -     (601,864)
                                   -------- -------- ---------- --------  ----------  ---------   ---------  ---------   ----------
Balances, March 31, 2004              4,000  226,616 12,556,814 $125,568  $4,541,965$(2,894,678)  $  (4,605) $(602,500)  $1,165,750
                                   ======== ======== ========== ========  ========== ==========   =========  =========   ==========




   The accompanying notes are an integral part of these financial statements.


                            NOVINT TECHNOLOGIES, INC.

                             STATEMENT OF CASH FLOWS

                                                                                                       (Unaudited)
                                                                                                      Three Months
                                                                                                     Ended March 31,
                                                                                               --------------------------
                                                                                                   2004          2003
                                                                                               -----------    -----------
Cash flows from operating activities:
      Net loss                                                                                 $  (601,864)   $  (380,885)
      Adjustments to reconcile net loss to net cash used in
           operating activities
               Depreciation and amortization                                                        67,975         67,543
               Common stock issued for services                                                     10,000          2,500
              Options issued to consultants for services                                                --          2,195
              Amortization of warrants issued in connection with notes payable                          --         16,600
               Discount on notes payable charged to interest expense                               121,983             --
                            Modification of warrants issued in private placement transaction        52,333             --
               Amortization of unearned compensation                                                 4,950          3,150
               Realized loss on disposition of securities                                               --        239,040
               Changes in operating assets and liabilities:
                    Accounts receivable                                                             52,444        (69,842)
                    Prepaid expenses                                                               318,503          1,875
                    Inventory                                                                      (10,500)            --
                    Accounts payable                                                                 6,034            896
                    Accrued liabilities                                                           (154,320)        75,199
                   Costs and estimated earnings in excess of billings
                          on contracts, net                                                        (10,901)        32,194
                   Billings in excess of costs and estimated earnings
                          on contracts, net                                                             --          6,045
                                                                                               -----------    -----------
                          Net cash used by operating activities                                   (143,363)        (3,490)
                                                                                               -----------    -----------

Cash flows from investing activities:
      Capital expenditures                                                                         (23,634)          (404)
      Restricted cash                                                                              291,254             --
                                                                                               -----------    -----------
                         Net cash provided (used) by investing activities                          267,620           (404)
                                                                                               -----------    -----------

Cash flows from financing activities:
      Proceeds from issuance of common stock                                                     1,755,393             --
      Repayment of notes payable, investor                                                        (100,000)            --
      Repayment of notes payable, net of discount                                                 (500,000)            --
                                                                                               -----------    -----------
                         Net cash provided by financing activities                               1,155,393             --
                                                                                               -----------    -----------

Net increase (decrease) in cash and cash equivalents                                             1,279,650         (3,894)

Cash and cash equivalents at beginning of period                                                    32,119          4,820
                                                                                               -----------    -----------

Cash and cash equivalents at end of period                                                     $ 1,311,769    $       926
                                                                                               ===========    ===========

Supplemental information:
      Interest paid                                                                            $    60,000    $        --
                                                                                               ===========    ===========
      Fair value accretion on manditorily redeemable, convertible preferred stock              $    81,228    $     3,731
                                                                                               ===========    ===========




The accompanying notes are an integral part of these financial statements.

                            NOVINT TECHNOLOGIES, INC.

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

                                 March 31, 2004

NOTE 1 - PRESENTATION OF UNAUDITED FINANCIAL STATEMENTS


The accompanying interim financial data is unaudited, however in the opinion of management, the interim data includes all adjustments, consisting of normal recurring adjustments, necessary for a fair statement of the results for the interim period. The financial statements included herein have been prepared by Novint in accordance with the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although Novint believes that the disclosures included herein are adequate to make the information presented not misleading.

The organization and business of Novint, accounting policies followed by Novint and other information are contained in the notes to Novint's financial statements filed as part of the Company's audited financial statements for the year ended December 31, 2003. These unaudited quarterly statements should be read in conjunction with the financial statements as of and for the years ended December 31, 2003 and 2002 included in this Registration Statement. In the opinion of management, the accompanying interim financial statements reflect all adjustments necessary for the fair presentation of the financial position, results of operations, and cash flows for the interim periods presented. Adjustments, if any, are reflected in the current quarter balances. The results of operations for interim periods are not necessarily indicative of results which may be expected for any other interim period or for the year ending December 31, 2004.


NOTE 2 - CAPITAL RESOURCES


Since inception, Novint has incurred net operating losses and other equity charges, which have resulted in an accumulated deficit of $2,894,678 at March 31, 2004 and operations using net cash of $143,363 during the first quarter of 2004. Management has raised equity totaling approximately $4.7 million through various private equity transactions and a private placement. Management believes the proceeds from these equity transactions, along with revenues from project and product sales, will allow Novint to satisfy its short and long-term obligations and provide enough cash flow for Novint to continue operations through June 30, 2005. The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of Novint as a going concern.

On January 31, 2004, Novint entered into a stock purchase agreement with a private investor. In connection with this agreement, Novint issued 378,788 shares of its common stock and received gross proceeds of $250,000.

In February 2004, Novint completed a private placement raising gross proceeds of $2,140,000 in exchange for 2,140,000 shares of common stock at an exercise price of $1.00 per share and warrants to purchase 1,070,000 shares of common stock with an exercise price of $2.00 per share. After cash fees incurred in connection with this placement, net proceeds to Novint were $1,505,393.


NOTE 3 - SUMMARY OF CHANGES IN SIGNIFICANT ACCOUNTING POLICIES

                                RESTRICTED CASH


In connection with Novint's private placement, a loan of $500,000 was provided in November 2003 for use solely with private placement expenses and a hardware licensing agreement with a third party. As of December 31, 2003, Novint had approximately $291,000 in cash on hand restricted for use to close the private placement and payment of milestones pursuant to the licensing agreement. As of March 31, 2004, the $500,000 loan was repaid and the restriction on the cash was lifted.

                            NOVINT TECHNOLOGIES, INC.

                                 March 31, 2004

NOTE 3 - SUMMARY OF CHANGES IN SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                ACCOUNTS RECEIVABLE/CONCENTRATION OF CREDIT RISK


Novint utilizes the allowance method for accounts receivable valuation, providing for allowances for estimated uncollectible accounts receivable. At March 31, 2004 and December 31, 2003, management believes all receivables are collectible; therefore, no allowances have been provided. Novint's financial instruments that are exposed to concentration of credit risk consist primarily of uninsured cash, cash equivalents and available for sale securities held at commercial banks and institutions primarily in the United States and trade receivables from Novint's customers. For the quarter ended March 31, 2004, Novint had sales to one customer that accounted for 100% of its sales. For the quarter ended March 31, 2003, Novint had sales to three customers that accounted for approximately 20%, 20% and 56%, respectively, of its sales. Novint routinely assesses the financial strength of its customers as part of its consideration of accounts receivable collectibility by performing credit evaluations of customers. Trade receivables are not collateralized. Novint generally grants credit terms to most customers ranging from 30 to 90 days, however in some instances longer payment terms may be provided. For the quarters ended March 31, 2004 and 2003, Novint's revenues were substantially earned from a government agency headquartered in New Mexico and several prominent government contractors located in the United States. As of March 31, 2004 and 2003, Novint's trade receivables were substantially due from several prominent government contractors located in the United States.

                                    INVENTORY

Novint values its material inventory at the lower of cost or market. Cost is determined on the first-in, first-out ("FIFO") method. Novint evaluates the need to record adjustments for impairment of inventory on a periodic basis and any required adjustment is made to record inventory at its estimated net realizable value. Inventory at March 31, 2004 and December 31, 2003 were $10,500 and $0, respectively. Novint did not record any reserves for obsolescence as all inventory was deemed to be saleable.


                               INTANGIBLE ASSETS


Intangible assets, which consist of licensing agreements and a patent, are carried at cost less accumulated amortization. Amortization is computed using the straight-line method over the economic life of the assets, which are 3 and 12 years. For the quarter ended March 31, 2004 and the year ended December 31, 2003, Novint recognized amortization expense of approximately $54,000 and $221,000, respectively, related to the intangible assets. On January 5, 2004, in connection with the Intellectual Property License Agreement ("Agreement") with Force Dimension, Novint paid the first license fee of $15,000. Novint properly capitalized this as an Intangible Asset as of March 31, 2004. Novint does not amortize this license fee as the license has an indefinite life. In accordance with SFAS 142, Goodwill and Other Intangible Assets, Novint will perform periodic reviews to determine the life of the Agreement and when amortization should begin.

     IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

Novint reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. No impairment loss was recorded in 2004 or 2003.


                             LOSS PER COMMON SHARE


The Financial Accounting Standards Board (FASB) issued SFAS 128, Earnings Per Share, which is effective for periods ending after December 15,1997. SFAS 128 provides for the calculation of "Basic" and "Diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing loss to common shareholders by the weighted average number of common shares outstanding for the period.

All potentially dilutive securities have been excluded from the computations since they would be antidilutive. However, these dilutive securities could potentially dilute earnings per share in the future. As of March 31, 2004 and 2003, Novint had a total of 7,822,838 and 5,547,239 potentially dilutive securities, respectively.

                            NOVINT TECHNOLOGIES, INC.

                                 March 31, 2004

NOTE 3 - SUMMARY OF CHANGES IN SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                               STOCK OPTION PLANS


Novint applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, in accounting for the recognition and measurement of its fixed plan stock options. As such, unearned compensation is recorded on the date of grant if the current market price of the underlying stock exceeds the exercise price and is amortized over the service period. As of March 31, 2004 and December 31, 2003, amortization of unearned compensation approximates $5,000 and $5,000, respectively.

SFAS 123, Accounting for Stock-Based Compensation, established accounting and disclosure requirements using a fair value-based method of accounting for stock-based employee compensation plans. As permitted by SFAS 123, Novint has elected to continue to apply the intrinsic value-based method of accounting described above, and has adopted the disclosure-only requirements of SFAS l23.

The following table illustrates the effect on net loss to common stockholders if Novint had applied the fair value recognition provisions of SFAS 123 to all stock-based employee compensation for the six month period ended March 31. EPS has been calculated after the accretion of the preferred stock:


                                                                    March 31, 2004        March 31, 2003
                                                                      (Unaudited)          (Unaudited)
                                                                   -----------------    -----------------
Net loss available to common stockholders, as reported              $    (683,092)         $  (395,032)
Add: Stock-based employee compensation expense included
         in reported net loss                                               4,950                3,150
Deduct: Total stock based employee compensation expense
determined  under fair value based method for all awards                  (18,018)             (16,121)
                                                                   -----------------    -----------------

Pro forma net loss available to common stockholders                 $    (696,160)         $  (408,003)
                                                                   =================    =================

Loss available to common stockholders per share, basic and diluted:
    As reported                                                     $       (0.06)         $     (0.04)
    Pro forma                                                       $       (0.06)         $     (0.04)


In calculating the fair value of options for the above pro forma disclosure, the following assumptions were used for the three-month period ended March 31, 2004: a risk free rate of 1.73%, volatility of Novint's stock of 91%, estimated lives of the options between 2 to 3 years, an exercise price of $0.50 per share, and a fair market value of $1.00 per share.


                               RECLASSIFICATIONS


Certain reclassifications have been made to prior year or quarter balances in order to conform to the current year or quarter presentation.

                            NOVINT TECHNOLOGIES, INC.

                                 March 31, 2004

NOTE 4 - MARKETABLE EQUITY SECURITIES


In June 2000, Novint entered into a Research and Development contract to provide to Manhattan Scientifics, Inc. (Manhattan), a publicly-traded company located in New York, a license and rights to sublicense haptics technology. Coincident with the contract agreement, Novint and Manhattan entered into an exchange transaction that was finalized in May 2001, whose terms provided that Manhattan would receive 4,067,200 shares of Novint's stock, and Novint would receive 1,000,000 shares of Manhattan stock. In addition, Novint obtained from Manhattan exclusive ownership of the worldwide IP rights and associated obligations of Teneo, a privately owned company previously acquired by Manhattan. The rights in Teneo are recorded on the accompanying December 31, 2003 and 2002 balance sheets as licensing agreements of $635,000, net of amortization.

At March 31, 2004 and December 31, 2003, Novint held 8,284 shares of the original 1,000,000 shares of Manhattan common stock acquired in the exchange transaction, with original cost basis of $5,102. At March 31, 2004 and December 31, 2003, there were unrealized holding losses of $4,605 related to its investment in marketable equity securities, which have been presented as accumulated other comprehensive losses in the statement of stockholders' equity.


NOTE 5 - COSTS AND ESTIMATED EARNINGS IN EXCESS OF BILLINGS ON CONTRACTS AND BILLINGS IN EXCESS OF COSTS AND ESTIMATED EARNINGS ON CONTRACTS



Costs and estimated earnings in excess of billings on contracts consist of the following at:


                                                                 March 31,  December 31,
                                                                   2004        2003
                                                                 Unaudited    Audited
                                                                 --------    --------

Costs and estimated earnings incurred on uncompleted contracts   $ 53,161    $ 67,000
                                                                 --------    --------
Billings on uncompleted contracts                                             (29,940)
                                                                 --------    --------

Costs and estimated earnings in excess of billings on
  uncompleted contracts                                          $ 47,961    $ 37,060
                                                                 ========    ========



NOTE 6 - SOFTWARE DEVELOPMENT COSTS

Capitalized software development costs consisted of the following at:



                                       March 31, 2004    December 31, 2003
                                        (Unaudited)         (Audited)
                                      ----------------- -----------------

Software development costs            $        80,058   $        80,058
Less accumulated amortization                 (68,049)          (64,046)
                                      ----------------- -----------------

                                      $        12,009   $        16,012
                                      ================= =================

NOTE 7 - INTANGIBLE ASSETS

Intangible assets consisted of the following at:



                                     March 31, 2004     December 31, 2003
                                      (Unaudited)         (Audited)
                                    ----------------- -----------------

Licensing agreements                $       680,000   $       665,000
Patent                                        7,853             3,688
Less accumulated amortization              (611,000)         (557,375)
                                    ----------------- -----------------
                                    $        76,853   $       111,313
                                    ================= =================

NOTE 8 - NOTES PAYABLE

In October 2002, Novint issued a promissory note of $100,000 with a maturity date of October 2003. During 2003, the maturity date was extended to October 2004. Novint repaid the $100,000 note in full in March 2004. In conjunction with the issuance of the $100,000 promissory note in October 2002, Novint issued 150,000 shares of common stock in lieu of interest. In October 2003, as a result of the repayment extension and in accordance with the original terms of the promissory note, Novint issued an additional 50,000 shares of common stock. The fair market value of the shares issued in lieu of interest has been recorded as interest expense over the term of the note. The fair value of the shares issued in 2003 total $33,000. During the year ended December 31, 2003, Novint recorded $8,250 on shares issued in 2003 as interest expense, and $24,750 was prepaid interest expense. The remaining fair value of $24,750 was properly recognized as interest expense during the quarter ended March 31, 2004 upon repayment of the note.

In November 2003, Novint issued a promissory note of $500,000, which is secured by all of Novint's assets, with an interest rate of 12% per annum, and maturity date of May 2004. During the quarter ended March 31, 2004, Novint fully repaid this note, along with $60,000 of interest. In conjunction with the issuance of the $500,000 promissory note, Novint issued a warrant for the purchase of 500,000 shares of Novint's common stock at an exercise price of $0.50 per share. The warrant expires in November 2013. Novint calculated warrant expense using the Black-Scholes model based on the following assumptions: a risk-free rate of 4.31%, volatility of 86%, estimated life of 10 years, and a fair market value of $0.66 per share. As these warrants were issued in connection with a note, the fair value of the warrants totaling $183,000 was recorded as a debt discount. At December 31, 2003, the unamortized discount totaled $122,000. This amount was charged to interest expense during the 6 months ended March 31, 2004.

                            NOVINT TECHNOLOGIES, INC.

                                 March 31, 2004

NOTE 9 - INCOME TAXES


Deferred income taxes reflect the tax consequences on future years for differences between the tax basis of assets and liabilities and their basis for financial reporting purposes. Temporary differences giving rise to the current deferred tax asset are the accrual for billings in excess of costs and estimated earnings and accounts payable, which are recorded for financial reporting purposes but not currently deductible for tax reporting. Temporary differences giving rise to the non-current deferred tax asset include accrued payroll not paid and contribution carryover, which are deductible for financial reporting purposes but not currently deductible for tax reporting. The other major temporary timing differences giving rise to the non-current deferred tax asset is the net operating loss carryforward. The temporary differences giving rise to the current deferred tax liability consist of accounts receivable, prepaid expenses and costs and estimated earnings in excess of billings that are accrued for financial reporting purposes but are not currently includible for tax reporting purposes. The temporary differences giving rise to the non-current deferred tax liability consist of the software costs that have been capitalized for financial reporting purposes but are deductible for tax reporting purposes.

As a result of the significant net losses incurred during 2003 and in prior years and potential statutory limitations on the ability to recognize these losses, Novint recorded a valuation allowance to fully reserve its net deferred tax asset.


NOTE 10 - COMMITMENTS AND CONTINGENCIES


Novint has a month-to-month operating lease of $800 per month for office space. The monthly rent shall be paid in either cash or Manhattan common stock in an amount of shares calculated based on the closing price on the previous trading day. Novint has no further relationship with the Lessor beyond the lease agreement.

Novint has a licensing agreement with Sandia National Laboratories (Sandia), which initially developed Flight, the precursor to e-TouchTM (the technology), and employed Novint's founder. The licensing agreement provides Novint the right to utilize the technology exclusively for a period of 12 years and non-exclusively in perpetuity and places certain restrictions on its use as well as requires Novint to pay 1.5 percent royalty fees to Sandia in connection with any income earned based upon the technology. Additionally, Novint is obligated to pay to Sandia on a semi-annual basis annual minimum earned royalties of $6,000 in 2001, $14,000 in 2002, $24,000 in 2003, and $30,000 from 2004 through
2011. The agreement also allows for sub-licensure of the technology to others, which was provided to Manhattan under an agreement dated June 24, 2000. As of December 31, 2003, Novint accrued approximately $24,000 in royalty fees owed to Sandia under the royalty agreement, which were paid in full as of March 31, 2004. Accrued royalties of $7,500 for 2004 royalties were recorded as of March 31, 2004.

On January 5, 2004, in connection with the Intellectual Property License Agreement ("Agreement") with Force Dimension, Novint paid the first license fee of $15,000. Novint properly capitalized this as an Intangible Asset as of March 31, 2004. Novint does not amortize this license fee as the license has an indefinite life. In accordance with SFAS 142, Goodwill and Other Intangible Assets, Novint will perform periodic reviews to determine the life of the Agreement and when amortization should begin.

From time to time, in the normal course of business, Novint is subject to routine litigation incidental to their business. Although there can be no assurances as to the ultimate disposition of any such matters, it is the opinion of management, based upon the information available at this time, that there are no matters, individually or in the aggregate, that will have a material adverse effect on the results of operations and financial condition of Novint.


NOTE 11 - STOCKHOLDERS' EQUITY


              MANDATORILY REDEEMABLE, CONVERTIBLE PREFERRED STOCK

Novint is authorized to issue a maximum of 4,000 shares of preferred stock with $0.01 par value. On April 20, 2000, in connection with the license agreement with Sandia, Novint issued 4,000 shares of Series A mandatorily redeemable, convertible preferred stock at $0.25 per share. The preferred stock is convertible into fully paid and nonassessable common stock as follows: at the holder's option based on the conversion price in effect on the conversion date, or automatically upon the closing of an initial public offering which would result in 447,300 shares of common stock. The conversion price is to be (i) the subscription price ($100,000 when expressed as an aggregate amount, or $0.25 per share when expressed on a per share basis) divided by (ii) the conversion price in effect on the conversion date. Additionally, Novint is obligated to redeem the preferred shares, if there is no public offering (initial public offering or "IPO") or initial sale within 10 years from the issue date. If there is no IPO, Novint shall repurchase the number of shares of preferred stock as the holders thereof may from time to time request, but in any 12 month period, not more than 10% of the largest number of shares of preferred stock that have ever been outstanding, at an amount per share equal to the redemption price. The redemption price is the greater of (a) the subscription price, and (b) that portion of the fair market value of Novint, as determined in good faith by the Board of Directors, corresponding to the number of shares of common stock to which the shares of preferred stock to be redeemed would convert according to the conversion provisions.

Accordingly, Novint has accreted the fair value of the common stock conversion to retained earnings over the 10 year life of the preferred stock. If an IPO occurs, Novint will recognize an additional charge to retained earnings of the converted shares at the fair value as compared to the IPO price.
At March 31, 2004 the unaccreted fair value of the preferred stock totaled $220,684 based on the fair value of the stock at March 31, 2004 of $1.00 per share. Upon conversion, the preferred stock will be reclassified to common stock outstanding. The holders of the issued and outstanding shares of preferred stock shall have no voting rights. In all respects regarding dividends or distributions of any kind to holders of common stock, holders of preferred stock shall have the rights, privileges, and share in all respects as if such holders had converted the preferred stock to the number of shares of common stock corresponding to their conversion provisions. In the event of any voluntary or involuntary liquidation, dissolution or other winding up of Novint, the holders of the preferred stock shall be entitled to be paid the subscription price of all outstanding shares of preferred stock, in cash or in property taken at its fair value as determined by the Board of Directors, or both, at the election of the Board of Directors, prior to any distribution to the holders of common stock.


                                  COMMON STOCK


Novint is authorized to issue a maximum of 50,000,000 shares of common stock with a par value of $0.01 per share. For the quarter ended March 31, 2004 and the year ended December 31, 2003, Novint had 12,556,814 and 10,028,026 shares issued and outstanding, respectively.

                               PRIVATE PLACEMENT


A private placement offering was completed in February 2004 for $2,140,000. In connection with this offering, Novint issued 2,140,000 shares of common stock at an exercise price of $1.00 per share and warrants to purchase 1,070,000 shares of common stock at an exercise price of $2.00 per share. Novint received net cash proceeds of $850,440 (after fees were paid to their placement agent and lawyers).


                              EQUITY TRANSACTIONS


On January 31, 2004, Novint entered into a stock purchase agreement with a private investor. In connection with this agreement, Novint issued 378,788 shares of its common stock at $0.66 per share and received gross proceeds of $250,000. The share price was based on a prior agreement with this investor.

On February 25, 2004, Novint issued 10,000 shares of common stock at $1.00 per share to a consultant for services performed. Novint recognized $10,000 in consulting expense related to this issuance.


                              OPTIONS AND WARRANTS


On February 18, 2004, Novint granted 1,205,000 options at an exercise price of $0.50 per share, with a 5-year annual vesting provision, to purchase common stock to various employees. These options had intrinsic value because the exercise price of $0.50 per share was less than the fair market value of $1.00 per share. Unearned compensation of $602,500 was recorded at the measurement date and will be amortized over the vesting period.

On February 18, 2004, Novint granted to a consultant for future services 125,000 options to purchase common stock at an exercise price of $0.50 per share. The options have a 5-year annual vesting provision. Novint calculated the value of the options using the Black-Scholes model based on the following assumptions: a risk-free rate of 4.05%, volatility of 91%, estimated life of 10 years, and a fair market value of $1.00 per share. The vesting schedule is prorated over the reporting period, and approximately $700 was recorded as consultant expense during the three months ended March 31, 2004.

                            NOVINT TECHNOLOGIES, INC.

                                 March 31, 2004

NOTE 11 - STOCKHOLDERS' EQUITY (CONTINUED)

                                    WARRANTS


In September 2003, Novint issued 300,000 warrants to an attorney for services rendered in connection with a private placement at an exercise price of $0.66 per share. In March 2004, Novint amended the exercise price from $0.66 per share to $0.50 per share to compensate them fairly for their services. As the original warrant agreement terms, Novint has recorded approximately $52,000, which represents the difference in the fair value of this modification, as legal expense for the quarter ended March 31, 2004. The following assumptions under the Black-Scholes mode were used in calculating the fair value difference of this warrant modification: risk free rate of 3.75%, volatility of 91%, contractual term of 10 years, exercise price of $0.50 per share, and fair market value of $1.00 per share.

In March 2004, Novint issued 200,000 warrants to a consulting group for services rendered in connection with a private placement at an exercise price of $1.00 per share. The warrants vested immediately, and have a life of 5 years. The fair market value of the warrants totaled approximately $142,000. Novint calculated the warrant expense using the Black-Scholes model based on the following assumptions: a risk-free rate of 2.39%, volatility of 91%, estimated life of 5 years, and a fair market value of $1.00 per share. As of March 31, 2004, Novint recognized this amount as reduction of the offering proceeds.


NOTE 12 - RELATED PARTIES


On February 25, 2004, Novint issued 10,000 shares of common stock at $1.00 per share to a former Board of Director for consulting services performed. Novint recognized $10,000 in consulting expense based on the fair market value of the shares, when these shares were issued.

In March 2004, Normandie New Mexico Corporation, which is owned by Manhattan's Chief Executive Officer (CEO), who is also a member of Novint's Board of Directors, entered into an agreement with Novint to provide consulting services in relation to business development and marketing support. As of March 31, 2004, the Company had paid $6,250 for these services.

During the quarters ended March 31, 2004 and 2003, Novint developed professional applications for Sandia. Novint recognized $0 and approximately $5,500, respectively, in revenues from Sandia during the quarters ended March 31, 2004 and 2003.

As of December 31, 2003, Novint had a loan outstanding for $100,000 from an investor. This loan was repaid in March 2004.

Manhattan Scientific ("Manhattan") is Novint's main investor with approximately 32% and 41% ownership in Novint as of March 31, 2004 and December 31, 2003, respectively. During the quarter ended March 31, 2004, Manhattan provided consulting services to Novint in relation to their long-term strategic planning. As of March 31, 2004, Novint had accrued $40,000 for these services. In addition, see Note 4.

In April 2000, Sandia licensed to Novint the right to utilize the Flight technology, which is the precursor to e-TouchTM, exclusively for a period of 12 years and non-exclusively in perpetuity as well as requiring Novint to pay 1.5 percent royalty fees to Sandia in connection with any income earned based upon the technology. In connection with this licensing agreement, Novint issued 4,000 shares of Series A mandatorily redeemable, convertible preferred stock, which can be converted into 447,300 shares of common stock. Additionally, during November 2002 Novint issued to Sandia 40,000 shares of common stock as repayment of their 2001 and 2002 royalty fees, which totaled $20,000, at $0.05 per share.

                            NOVINT TECHNOLOGIES, INC.

                                 March 31, 2004

NOTE 13 - SUBSEQUENT EVENTS


On April 9, 2004, the FASB staff released FASB Staff Position (FSP) FAS 129-1, Disclosure Requirements under FASB Statement No. 129, Disclosure of Information about Capital Structure, Relating to Contingently Convertible Securities. The FASB staff determined that the disclosure requirements of Statement 129 apply to all contingently convertible securities, including those for which the contingency has not been met. Issuers should disclose significant terms of the conversion features of contingently convertible securities to enable financial statement users to understand the nature of the contingency and the potential impact of conversion. The following discloses significant conversion feature terms for Novint's contingently convertible securities: vested options and warrants are converted upon exercise. Series A Preferred Stock is convertible into fully paid and nonassessable common stock as follows: at the holder's option based on the conversion price in effect on the conversion date, or automatically upon the closing of an initial public offering, which would result in 447,300 shares of common stock.

During May 2004, Novint received additional proceeds from its private placement offering of $909,000 for 909,000 shares of common stock and warrants to purchase 454,500 shares of common stock. Novint received net proceeds of $850,440 after fees were paid to a placement agent and lawyers.

In April 2004, Novint issued 263,500 warrants to a consultant for services rendered in connection with a private placement at an exercise price of $1.00 per share to be vested over five years.

On April 1, 2004, Novint committed to issue 250,000 shares of common stock at $1.00 per share to Manhattan's Chief Operating Officer (COO) for future consulting services. Vesting terms are as follows: 50,000 shares per quarter as long as the COO is still providing services to Novint, up to a total of 250,000 shares, beginning April 1, 2004.

In May 2004, Novint issued 250,000 warrants to a consultant for business development services at an exercise price of $0.66 per share. These warrants shall vest 10,000 shares for every $1,000,000 in revenue received in connection with the consultant's contacts.

In June 2004, Novint granted 800,000 options to employees and consultants for future consulting services at an exercise price of $0.66 per share. Vesting terms are annually over five years, beginning in June 2005.

In June 2004, Novint granted 25,000 options to a consultant for services at an exercise price of $0.66 per share. These options are immediately vested.

Unaudited Financial Statements
Novint Technologies, Inc.
June 30, 2004

                                    CONTENTS

                                                                     Page

FINANCIAL STATEMENTS

     Balance Sheets...................................................3

     Statements of Operations.........................................5

     Statements of Stockholders' Equity...............................6

     Statements of Cash Flows.........................................7

     Notes to Financial Statements....................................8

                            Novint Technologies, Inc.

                                 BALANCE SHEETS

                                                                                June 30,    December 31,
                                                                                 2004          2003
                                                                               ----------   ----------
                                     ASSETS                                     (Unaudited)   (Audited)
CURRENT ASSETS:
    Cash and cash equivalents                                                  $1,838,039   $   32,119
    Restricted cash (Note 3)                                                           --      291,254
    Marketable equity securities, available for sale (Note 4)                         497          497
    Prepaid interest expense                                                           --       24,750
    Prepaid private placement issuance costs                                           --      293,753
    Accounts receivable                                                            29,780       81,865
    Inventory                                                                      25,510           --
    Costs and estimated earnings in excess of billings on contracts (Note 5)       53,161       37,060
                                                                               ----------   ----------
        Total current assets                                                    1,946,987      761,298
                                                                               ----------   ----------

SOFTWARE DEVELOPMENT COSTS, NET (Note 6)                                            8,005       16,012
                                                                               ----------   ----------

PROPERTY AND EQUIPMENT:
    Office equipment                                                               46,633       45,586
    Software                                                                        7,246        7,246
    Computer equipment                                                            163,232      155,067
                                                                               ----------   ----------
                                                                                  217,111      207,899

    Less: Accumulated depreciation                                                145,069      124,146
                                                                               ----------   ----------
        Total property and equipment                                               72,042       83,753
                                                                               ----------   ----------

INTANGIBLE ASSETS, NET (Note 7)                                                    42,227      111,313
                                                                               ----------   ----------

        Total assets                                                           $2,069,261   $  972,376
                                                                               ==========   ==========

The accompanying notes are an integral part of these financial statements.

                            Novint Technologies, Inc.

                                 BALANCE SHEETS


                                                                                    June 30,      December 31,
                                                                                      2004           2003
                                                                                   (Unaudited)     (Audited)
                                                                                   -----------    -----------
                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
    Accounts payable                                                               $    55,217    $    13,891
    Accrued payroll related liabilities                                                  5,545        175,846
    Accrued consulting fees                                                             30,452         86,380
    Other accrued liabilities                                                           28,569         46,687
    Notes payable, investor (Note 8)                                                        --        100,000
    Notes payable, net of discount (Note 8)                                                 --        378,017
                                                                                   -----------    -----------
        Total current liabilities                                                      119,783        800,821
                                                                                   -----------    -----------

COMMITMENTS AND CONTINGENCIES (Note 9)

MANDATORILY REDEEMABLE, CONVERTIBLE
    PREFERRED STOCK
    Series A: aggregate liquidation preference, $100,000, $0.01 par
      value; authorized 4,000 shares, issued and outstanding                           233,128        145,388
                                                                                   -----------    -----------

STOCKHOLDERS' EQUITY (Note 10):
    Common stock, authorized 50,000,000 shares, $0.01 par value; 13,735,814 and
      10,028,026 issued as of June 30, 2004 and December 31, 2003, respectively;
      13,535,814 and 10,028,026 outstanding as of June 30, 2004 and December 31,
      2003,
      respectively                                                                     135,358        100,280
    Additional paid-in capital                                                       5,662,269      2,147,028
    Accumulated deficit                                                             (3,304,172)    (2,211,586)
    Accumulated other comprehensive loss (Note 4)                                       (4,605)        (4,605)
    Unearned compensation                                                             (772,500)        (4,950)
                                                                                   -----------    -----------
        Total stockholders' equity                                                   1,716,350         26,167
                                                                                   -----------    -----------

        Total liabilities and stockholders' equity                                 $ 2,069,261    $   972,376
                                                                                   ===========    ===========


The accompanying notes are an integral part of these financial statements.

                            Novint Technologies, Inc.

                      STATEMENTS OF OPERATIONS (Unaudited)

                                                         Three Months Ended            Six Months Ended
                                                  ----------------------------    ----------------------------
                                                    6/30/2004      6/30/2003       6/30/2004      6/30/2003
                                                  ------------    ------------    ------------    ------------
Revenue
    Project                                       $     33,305    $     88,468    $     46,161    $    148,823
    Products                                            43,995         131,196          43,995         143,678
                                                  ------------    ------------    ------------    ------------
      Total revenue                                     77,300         219,664          90,156         292,501

Cost of goods sold                                      65,204         101,923          83,596         158,850
                                                  ------------    ------------    ------------    ------------

Gross margin                                            12,096         117,741           6,560         133,651
                                                  ------------    ------------    ------------    ------------

Costs and expenses
    Research and development                            40,246           6,625          80,549           7,539
    General and administrative                         314,005          68,426         587,319         145,547
    Depreciation and amortization                       49,204          67,510         117,179         135,054
    Sales and marketing                                 11,511           1,400          37,303           3,200
                                                  ------------    ------------    ------------    ------------
      Total costs and expenses                         414,966         143,961         822,350         291,340
                                                  ------------    ------------    ------------    ------------

      Loss from operations                            (402,870)        (26,220)       (815,790)       (157,689)
                                                  ------------    ------------    ------------    ------------

Other expense
    Realized loss on disposition of securities              --              --              --         239,040
    Interest expense                                       111           1,875         189,056           3,750
                                                  ------------    ------------    ------------    ------------

      Total other expenses                                 111           1,875         189,056         242,790
                                                  ------------    ------------    ------------    ------------

    Loss before income taxes                          (402,981)        (28,095)     (1,004,846)       (400,479)

    Income tax expense                                      --              --              --              --
                                                  ------------    ------------    ------------    ------------

    Net loss                                          (402,981)        (28,095)     (1,004,846)       (400,479)

    Other comprehensive loss, net of tax
      Change in unrealized loss on securities               --         (10,416)             --         (10,416)
                                                  ------------    ------------    ------------    ------------

      Comprehensive loss                              (402,981)        (38,511)     (1,004,846)       (410,895)

    Preferred stock accretion                           (6,512)         (3,837)        (87,740)         (7,568)
                                                  ------------    ------------    ------------    ------------

      Net loss available to common stockholders   $   (409,493)   $    (42,348)   $ (1,092,586)   $   (418,463)
                                                  ============    ============    ============    ============

    Loss per share, basic and diluted:
      Net loss                                    $      (0.03)   $      (0.00)   $      (0.08)   $      (0.04)
                                                  ============    ============    ============    ============
      Net loss available to common stockholders   $      (0.03)   $      (0.00)   $      (0.09)   $      (0.05)
                                                  ============    ============    ============    ============

    Weighted-average common shares outstanding,
      basic and diluted                             13,216,147       9,274,020      12,286,628       9,259,427
                                                  ============    ============    ============    ============

The accompanying notes are an integral part of these financial statements.

                            Novint Technologies, Inc.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

   Year Ended December 31, 2003 and Six Months (unaudited) Ended June 30, 2004

                                                                   Mandatorily Redeemable,
                                                                Convertible Preferred Stock    Common Stock            Additional
                                                                -----------------------    ------------------------      Paid-in
                                                                  Shares       Amount        Shares         Amount       Capital
                                                                ----------   -----------   -----------   -----------   -----------
Balances, as restated, December 31, 2002                             4,000   $   129,811     9,244,834   $    92,448   $ 1,380,703

Common stock issued to consultants for services                         --            --       209,092         2,091       135,909
Common stock issued for Board of Directors services                     --            --        30,304           303        19,697
Common stock issued for cash                                            --            --       378,788         3,788       246,212
Common stock issued for interest                                        --            --        50,000           500        32,500
Common stock issued upon exercise of options for cash                   --            --       115,008         1,150            --
Options issued to consultants for services                              --            --            --            --        55,776
Warrants issued in private placement transaction                        --            --            --            --        85,007
Warrants issued in connection with notes payable                        --            --            --            --       182,974
Executive compensation paid by shareholder                              --            --            --            --         8,250
Amortization of unearned compensation                                   --            --            --            --            --
Change in unrealized holding loss on investments                        --            --            --            --            --
Reclassification of realized loss on investments                        --            --            --            --            --
Preferred stock fair value accretion                                    --        15,577            --            --            --
Net loss                                                                --            --            --            --            --
                                                                ----------   -----------   -----------   -----------   -----------
Balances, December 31, 2003                                          4,000   $   145,388    10,028,026   $   100,280   $ 2,147,028
                                                                ==========   ===========   ===========   ===========   ===========


Common stock issued to consultants for services                         --            --        60,000           600        59,400
Common stock issued for cash                                            --            --       378,788         3,788       246,212
Common stock and warrants issued in private
    placement transaction, net of issuance costs                        --            --     3,049,000        30,490     2,325,173
Options issued to employees for future services                         --            --            --            --       772,500
Options issued to consultants for future services                       --            --            --            --         5,020
Options issued to consultants for services                              --            --            --            --        23,225
Common stock issued upon exercise of options for services               --            --        20,000           200            --
Amortization of unearned compensation                                   --            --            --            --            --
Modification of warrants issued in private placement transaction        --            --            --            --        83,711
Preferred stock fair value accretion                                    --        87,740            --            --            --
Net loss                                                                --            --            --            --            --
                                                                ----------   -----------   -----------   -----------   -----------
Balances, June 30, 2004                                              4,000   $   233,128    13,535,814   $   135,358   $ 5,662,269
                                                                ==========   ===========   ===========   ===========   ===========


                                                                               Accumulated
                                                                   Retained        Other
                                                                   Earnings    Comprehensive      Unearned
                                                                    (Deficit)      Loss        Compensation       Total
                                                                  -----------    -----------    -----------    -----------
Balances, as restated, December 31, 2002                          $  (981,459)   $  (233,229)   $   (10,300)   $   248,163

Common stock issued to consultants for services                            --             --             --        138,000
Common stock issued for Board of Directors services                        --             --             --         20,000
Common stock issued for cash                                               --             --             --        250,000
Common stock issued for interest                                           --             --             --         33,000
Common stock issued upon exercise of options for cash                      --             --             --          1,150
Options issued to consultants for services                                 --             --             --         55,776
Warrants issued in private placement transaction                           --             --             --         85,007
Warrants issued in connection with notes payable                           --             --             --        182,974
Executive compensation paid by shareholder                                 --             --             --          8,250
Amortization of unearned compensation                                      --             --          5,350          5,350
Change in unrealized holding loss on investments                           --        (10,416)            --        (10,416)
Reclassification of realized loss on investments                           --        239,040             --        239,040
Preferred stock fair value accretion                                  (15,577)            --             --        (15,577)
Net loss                                                           (1,214,550)            --             --     (1,214,550)
                                                                  -----------    -----------    -----------    -----------
Balances, December 31, 2003                                       $(2,211,586)   $    (4,605)   $    (4,950)   $    26,167
                                                                  ===========    ===========    ===========    ===========


Common stock issued to consultants for services                            --             --             --         60,000
Common stock issued for cash                                               --             --             --        250,000
Common stock and warrants issued in private
    placement transaction, net of issuance costs                           --             --             --      2,355,663
Options issued to employees for future services                            --             --       (772,500)            --
Options issued to consultants for future services                          --             --             --          5,020
Options issued to consultants for services                                 --             --             --         23,225
Common stock issued upon exercise of options for services                  --             --             --            200
Amortization of unearned compensation                                      --             --          4,950          4,950
Modification of warrants issued in private placement transaction           --             --             --         83,711
Preferred stock fair value accretion                                  (87,740)            --             --        (87,740)
Net loss                                                           (1,004,846)            --             --     (1,004,846)
                                                                  -----------    -----------    -----------    -----------
Balances, June 30, 2004                                           $(3,304,172)   $    (4,605)   $  (772,500)   $ 1,716,350
                                                                  ===========    ===========    ===========    ===========

The accompanying notes are an integral part of these financial statements.

                            Novint Technologies, Inc.

                       STATEMENT OF CASH FLOWS (Unaudited)


                                                                                       Six Months Ended
                                                                                   --------------------------
                                                                                    6/30/2004     6/30/2003
                                                                                   -----------    -----------
Cash flows from operating activities:
      Net loss                                                                     $(1,004,846)   $  (400,479)
      Adjustments to reconcile net loss to net cash used in
          operating activities
            Depreciation and amortization                                              117,179        135,054
            Common stock issued for services                                            60,000          4,500
            Options issued to employees for services                                     5,020
            Options issued to consultants for services                                  23,225          6,571
            Options exercised for services performed                                       200             --
            Discount on notes payable charged to interest expense                      121,983
            Modification of warrants issued in private placement transaction            83,711             --
             Amortization of unearned compensation                                       4,950          3,150
             Services paid with investments                                                 --         16,600
             Realized loss on disposition of securities                                     --        239,040
             Changes in operating assets and liabilities:
                  Accounts receivable                                                   52,086        (81,657)
                  Prepaid expenses                                                     318,503          3,750
                  Accounts payable                                                      41,326         (1,903)
                  Accrued liabilities                                                 (244,347)        66,412
                  Inventory                                                            (25,510)            --
                 Costs and estimated earnings in excess of billings                         --
                        on contracts, net                                              (16,101)        (1,999)
                 Billings in excess of costs and estimated earnings                         --
                        on contracts, net                                                   --         14,704
                                                                                   -----------    -----------
                       Net cash (used) provided by operating activities               (462,621)         3,743
                                                                                   -----------    -----------

Cash flows from investing activities:
      Capital expenditures                                                             (28,375)        (1,183)
      Restricted cash                                                                  291,254             --
                                                                                   -----------    -----------
                       Net cash provided (used) by investing activities                262,879         (1,183)
                                                                                   -----------    -----------

Cash flows from financing activities:
      Proceeds from issuance of common stock                                         2,605,663            392
      Repayment of notes payable, investor                                            (100,000)            --
      Repayment of notes payable, net of discount                                     (500,000)            --
                                                                                   -----------    -----------
                       Net cash provided by financing activities                     2,005,663            392
                                                                                   -----------    -----------

Net decrease in cash and cash equivalents                                            1,805,921          2,952

Cash and cash equivalents at beginning of period                                        32,119          4,820
                                                                                   -----------    -----------

Cash and cash equivalents at end of period                                         $ 1,838,040    $     7,772
                                                                                   ===========    ===========

Supplemental information:
      Interest paid                                                                $    60,000    $        --
                                                                                   ===========    ===========
     Services paid with investments                                                $        --    $    16,600
                                                                                   ===========    ===========
     Fair value accretion on manditorily redeemable, convertible preferred stock   $    87,740    $     7,568
                                                                                   ===========    ===========


The accompanying notes are an integral part of these financial statements.

                            Novint Technologies, Inc.

                                  June 30, 2004

NOTE 1 - PRESENTATION OF UNAUDITED FINANCIAL STATEMENTS

     The accompanying interim financial data is unaudited, however in the opinion of management, the interim data includes all adjustments, consisting of normal recurring adjustments, necessary for a fair statement of the results for the interim period. The financial statements included herein have been prepared by Novint in accordance with the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although Novint believes that the disclosures included herein are adequate to make the information presented not misleading.

     The organization and business of Novint, accounting policies followed by Novint and other information are contained in the notes to Novint's financial statements filed as part of the Company's audited financial statements for the year ended December 31, 2003. These unaudited quarterly statements should be read in conjunction with the financial statements as of and for the years ended December 31, 2003 and 2002 included in this Registration Statement. In the opinion of management, the accompanying interim financial statements reflect all adjustments necessary for the fair presentation of the financial position, results of operations, and cash flows for the interim periods presented. Adjustments, if any, are reflected in the current quarter balances. The results of operations for interim periods are not necessarily indicative of results which may be expected for any other interim period or for the year ending December 31, 2004.

NOTE 2 - CAPITAL RESOURCES


     Since inception, Novint has incurred net operating losses and other equity charges which have resulted in an accumulated deficit of $3,304,172 at June 30, 2004 and operations using net cash of $462,622 during the first six months of 2004. Management has raised equity totaling approximately $5.7 million through various private equity transactions. Management believes the proceeds from these private placements, along with revenues from project and product sales, will allow Novint to satisfy its short and long-term obligations and provide enough cash flow for Novint to continue operations through June 30, 2005. The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of Novint as a going concern.


     On January 31, 2004, Novint entered into a stock purchase agreement with a private investor. In connection with this agreement, Novint issued 378,788 shares of its common stock and received gross proceeds of $250,000.

     In February 2004, Novint completed a private placement raising gross proceeds of $2,140,000 in exchange for 2,140,000 shares of common stock at an exercise price of $1.00 per share and warrants to purchase 1,070,000 shares of common stock with an exercise price of $2.00 per share. After cash fees incurred in connection with this placement, net proceeds to Novint were $1,505,393.

     In May 2004, Novint completed a private placement raising gross proceeds of $909,000 in exchange for 909,000 shares of common stock at an exercise price of $1.00 per share and warrants to purchase 454,500 shares of common stock with an exercise price of $2.00 per share. After cash fees incurred in connection with this placement, net proceeds to Novint were $850,270.

                           Novint Technologies, Inc.

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

                                  June 30, 2004

NOTE 3 - SUMMARY OF CHANGES IN SIGNIFICANT ACCOUNTING POLICIES

     Restricted Cash

     In connection with Novint's private placement, a loan of $500,000 was provided in November 2003 for use solely with private placement expenses and a hardware licensing agreement with a third party. As of December 31, 2003, Novint had approximately $291,000 in cash on hand restricted for use to close the private placement and payment of milestones pursuant to the licensing agreement. As of June 30, 2004, the $500,000 loan was repaid and the restriction on the cash was lifted.

     Accounts Receivable/Concentration of Credit Risk

     Novint utilizes the allowance method for accounts receivable valuation, providing for allowances for estimated uncollectible accounts receivable. At June 30, 2004 and December 31, 2003, management believes all receivables are collectible; therefore, no allowances have been provided. Novint's financial instruments that are exposed to concentration of credit risk consist primarily of uninsured cash, cash equivalents and available-for-sale securities held at commercial banks and institutions primarily in the United States and trade receivables from Novint's customers. For the 6 months ended June 30, 2004, Novint had sales to four customers that accounted for approximately 33%, 32%, 16%, and 15% of its sales. For the 6 months ended June 30, 2003, Novint had sales to three customers that accounted for approximately 48%, 19% and 13% of its sales. Novint routinely assesses the financial strength of its customers as part of its consideration of accounts receivable collectibility by performing credit evaluations of customers. Trade receivables are not collateralized. Novint generally grants credit terms to most customers ranging from 30 to 90 days, however in some instances longer payment terms may be provided. For the 6 months ended June 30, 2004 and 2003, Novint's revenues were substantially earned from a government agency headquartered in New Mexico and several prominent government contractors located in the United States. As of June 30, 2004 and 2003, Novint's trade receivables were substantially due from several prominent government contractors located in the United States.

     Inventory

     Novint values its material inventory at the lower of cost or market. Cost is determined on the first-in, first-out ("FIFO") method. Novint evaluates the need to record adjustments for impairment of inventory on a periodic basis and any required adjustment is made to record inventory at its estimated net realizable value. Inventory at June 30, 2004 and December 31, 2003 were $25,510 and $0, respectively. Novint did not record any reserves for obsolescence as all inventory was deemed to be saleable.

     Intangible Assets

     Intangible assets, which consist of licensing agreements and a patent, are carried at cost less accumulated amortization. Amortization is computed using the straight-line method over the economic life of the asset, or useful life of the license agreements, which are 3 and 12 years. For the 6 months ended June 30, 2004 and the year ended December 31, 2003, Novint recognized amortization expense of approximately $88,000 and $221,000, respectively, related to the intangible assets.

                           Novint Technologies, Inc.

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

                                  June 30, 2004

     Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of

     Novint reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. No impairment loss was recorded in 2004 or 2003.

     Loss per Common Share


     The Financial Accounting Standards Board (FASB) issued SFAS 128, Earnings Per Share, which is effective for periods ending after December 15, 1997. SFAS 128 provides for the calculation of "Basic" and "Diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing loss to common shareholders by the weighted average number of common shares outstanding for the period.

     All potentially dilutive securities have been excluded from the computations since they would be antidilutive. However, these dilutive securities could potentially dilute earnings per share in the future. As of June 30, 2004 and 2003, Novint had a total of 9,141,338 and 5,515,565 potentially dilutive securities, respectively.

     Stock Option Plans

     Novint applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, in accounting for the recognition and measurement of its fixed plan stock options. As such, unearned compensation is recorded on the date of grant if the current market price of the underlying stock exceeds the exercise price, and is amortized over the service period. As of June 30, 2004 and December 31, 2003, amortization of unearned compensation approximates $5,000 and $5,000, respectively.


     SFAS 123, Accounting for Stock-Based Compensation, established accounting and disclosure requirements using a fair value-based method of accounting for stock-based employee compensation plans. As permitted by SFAS 123, Novint has elected to continue to apply the intrinsic value-based method of accounting described above, and has adopted the disclosure-only requirements of SFAS l23.


     The following table illustrates the effect on net loss to common stockholders if Novint had applied the fair value recognition provisions of SFAS 123 to all stock-based employee compensation for the six month period ended June 30. EPS has been calculated after the accretion of the preferred stock:

                                                                                                      Pro Forma
                                                                               June 30, 2004        June 30, 2003
                                                                                (Unaudited)          (Unaudited)
                                                                              -----------------    -----------------
      Net loss available to common stockholders, as reported                  $    (1,092,586)     $       (418,463)
      Add:   Stock-based   employee   compensation  expense  included  in
      reported net loss                                                                 4,950                 3,150
      Deduct:   Total   stock   based   employee   compensation   expense
      determined under fair value based method for all awards                         (18,018)             (154,602)
                                                                              -----------------    -----------------

      Pro forma net loss available to common stockholders                     $    (1,105,654)     $       (569,915)
                                                                              =================    =================

      Loss available to common stockholders per share, basic and diluted:
         As reported                                                          $         (0.09)     $          (0.05)
         Pro forma                                                            $         (0.09)     $          (0.06)

                           Novint Technologies, Inc.

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

                                  June 30, 2004

     In calculating the fair value of options for the above pro forma disclosure, the following assumptions were used for the quarter ended June 30, 2004: a risk free rate of 3.27%, volatility of Novint's stock of 100%, estimated lives of the options of 3 years, an exercise price of $0.66 per share, and a fair market value of $1.00 per share.

     Reclassifications


     Certain reclassifications have been made to prior year or quarter balances in order to conform to the current year or quarter presentation.


NOTE 4 - MARKETABLE EQUITY SECURITIES

     In June 2000, Novint entered into a Research and Development contract to provide to Manhattan Scientifics, Inc. (Manhattan), a publicly-traded company located in New York, a license and rights to sublicense haptics technology. Coincident with the contract agreement, Novint and Manhattan entered into an exchange transaction that was finalized in May 2001, whose terms provided that Manhattan would receive 4,067,200 shares of Novint's stock, and Novint would receive 1,000,000 shares of Manhattan stock. In addition, Novint obtained from Manhattan exclusive ownership of the worldwide IP rights and associated obligations of Teneo, a privately owned company previously acquired by Manhattan. The rights in Teneo are recorded on the accompanying June 30, 2004 and December 31, 2003 balance sheets as licensing agreements (see Note 7).


     At June 30, 2004 and December 31, 2003, Novint held 8,284 shares of the original 1,000,000 shares of Manhattan common stock acquired in the exchange transaction, with original cost basis of $5,102. At June 30, 2004 and December 31, 2003, there were unrealized holding losses of $4,605 related to its investment in marketable equity securities, which have been presented as accumulated other comprehensive losses in the statement of stockholders' equity.


NOTE 5 - COSTS AND ESTIMATED EARNINGS IN EXCESS OF BILLINGS ON CONTRACTS

     Costs and estimated earnings in excess of billings on contracts consist of the following at:


                                                                                            December 31,
                                                                          June 30, 2004         2003
                                                                            (Unaudited)      (Audited)
                                                                         ---------------- -----------------
        Costs and estimated earnings incurred on uncompleted contracts
                                                                         $        53,161  $        67,000
        Billings on uncompleted contracts                                             --          (29,940)
                                                                         ---------------- -----------------

          Costs and estimated earnings in excess of billings on
        uncompleted contracts                                            $        53,161  $        37,060
                                                                         ================ =================

                           Novint Technologies, Inc.

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

                                  June 30, 2004

NOTE 6 - SOFTWARE DEVELOPMENT COSTS

     Capitalized software development costs consisted of the following at:

                                                                             June 30,        December 31,
                                                                               2004              2003
                                                                           (Unaudited)        (Audited)
                                                                         ----------------- -----------------
        Software development costs                                       $        80,058   $        80,058
        Less accumulated amortization                                            (72,053)          (64,046)
                                                                         ----------------- -----------------

                                                                         $         8,005   $        16,012
                                                                         ================= =================

NOTE 7 - INTANGIBLE ASSETS

     Intangible assets consisted of the following at:

                                                                             June 30,        December 31,
                                                                               2004              2003
                                                                            (Unaudited)        (Audited)
                                                                         ----------------- -----------------
        Licensing agreements                                             $       680,000   $       665,000
        Patent                                                                     7,853             3,688
        Less accumulated amortization                                           (645,626)         (557,375)
                                                                         ----------------- -----------------

                                                                         $        42,227   $       111,313
                                                                         ================= =================

NOTE 8 - NOTES PAYABLE


     In October 2002, Novint issued a promissory note of $100,000 with a maturity date of October 2003. During 2003, the maturity date was extended to October 2004. Novint repaid the $100,000 note in full in March 2004. In conjunction with the issuance of the $100,000 promissory note in October 2002, Novint issued 150,000 shares of common stock in lieu of interest. In October 2003, as a result of the repayment extension and in accordance with the original terms of the promissory note, Novint issued an additional 50,000 shares of common stock. The fair market value of the shares issued in lieu of interest has been recorded as interest expense over the term of the note. The fair value of the shares issued in 2003 total $33,000. During the year ended December 31, 2003, Novint recorded $8,250 on shares issued in 2003 as interest expense, and $24,750 was prepaid interest expense. The remaining fair value of $24,750 was properly recognized as interest expense during the 6 months ended June 30, 2004 upon repayment of the note.

     In November 2003, Novint issued a promissory note, which is secured by all of Novint's assets, of $500,000 with an interest rate of 12% per annum, maturity date of May 2004. During the 6 months ended June 30, 2004, Novint fully repaid this note, along with $60,000 of interest. In conjunction with the issuance of the $500,000 promissory note, Novint issued a warrant for the purchase of 500,000 shares of Novint's common stock at an exercise price of $0.50 per share. The warrant expires in November 2013. Novint calculated warrant expense using the Black-Scholes model based on the following assumptions: a risk-free rate of 4.31%, volatility of 86%, estimated life of 10 years, and a fair market value of $0.66 per share. As these warrants were issued in connection with a note, the fair value of the warrants totaling $183,000 was recorded as a debt discount. At December 31, 2003, the unamortized discount totaled $122,000. This amount was charged to interest expense during the six months ended June 30, 2004.

                           Novint Technologies, Inc.

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

                                  June 30, 2004

NOTE 9 - INCOME TAXES


     Deferred income taxes reflect the tax consequences on future years for differences between the tax basis of assets and liabilities and their basis for financial reporting purposes. Temporary differences giving rise to the current deferred tax asset are the accrual for billings in excess of costs and estimated earnings and accounts payable, which are recorded for financial reporting purposes but not currently deductible for tax reporting. Temporary differences giving rise to the non-current deferred tax asset include accrued payroll not paid and contribution carryover, which are deductible for financial reporting purposes but not currently deductible for tax reporting. The other major temporary timing differences giving rise to the non-current deferred tax asset is the net operating loss carryforward. The temporary differences giving rise to the current deferred tax liability consist of accounts receivable, prepaid expenses and costs and estimated earnings in excess of billings that are accrued for financial reporting purposes but are not currently includible for tax reporting purposes. The temporary differences giving rise to the non-current deferred tax liability consist of the software costs that have been capitalized for financial reporting purposes but are deductible for tax reporting purposes.


     As a result of the significant net losses incurred during 2003 and in prior years and potential statutory limitations on the ability to recognize these losses, Novint recorded a valuation allowance to fully reserve its net deferred tax asset.

NOTE 10 - COMMITMENTS AND CONTINGENCIES


     Novint has a month-to-month operating lease of $800 per month for office space. The monthly rent shall be paid in either cash or Manhattan Scientifics ("Manhattan") common stock in an amount of shares calculated based on the closing price of Manhattan stock on the previous trading day. Novint has no further relationship with the lessor beyond the lease agreement.

     Novint has a licensing agreement with Sandia National Laboratories (Sandia), which initially developed Flight, the precursor to e-TouchTM (the technology), and employed Novint's founder. The licensing agreement provides Novint the right to utilize the technology exclusively for a period of 12 years and non-exclusively in perpetuity and places certain restrictions on its use as well as requires Novint to pay 1.5 percent royalty fees to Sandia in connection with any income earned based upon the technology. Additionally, Novint is obligated to pay to Sandia on a semi-annual basis annual minimum earned royalties of $6,000 in 2001, $14,000 in 2002, $24,000 in 2003, and $30,000 from 2004 through 2011. The agreement also allows for sub-licensure of the technology to others, which was provided to Manhattan under an agreement dated June 24, 2000. As of December 31, 2003, Novint accrued approximately $24,000 in royalty fees owed to Sandia under the royalty agreement, which were paid in full as of June 30, 2004. As of June 30, 2004, Novint had accrued royalties liability of $15,000.


     From time to time, in the normal course of business, Novint is subject to routine litigation incidental to their business. Although there can be no assurances as to the ultimate disposition of any such matters, it is the opinion of management, based upon the information available at this time, that there are no matters, individually or in the aggregate, that will have a material adverse effect on the results of operations and financial condition of Novint.

                           Novint Technologies, Inc.

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

                                  June 30, 2004

NOTE 11 - STOCKHOLDERS' EQUITY

     Mandatorily Redeemable, Convertible Preferred Stock


     Novint is authorized to issue a maximum of 4,000 shares of preferred stock with $0.01 par value. On April 20, 2000, in connection with the license agreement with Sandia, Novint issued 4,000 shares of Series A mandatorily redeemable, convertible preferred stock at $0.25 per share. The preferred stock is convertible into fully paid and nonassessable common stock as follows: at the holder's option based on the conversion price in effect on the conversion date, or automatically upon the closing of an initial public offering which would result in 447,300 shares of common stock. The conversion price is to be (i) the subscription price ($100,000 when expressed as an aggregate amount, or $0.25 per share when expressed on a per share basis) divided by (ii) the conversion price in effect on the conversion date. Additionally, Novint is obligated to redeem the preferred shares, if there is no public offering (initial public offering or "IPO") or initial sale within 10 years from the issue date. If there is no IPO, Novint shall repurchase the number of shares of preferred stock as the holders thereof may from time to time request, but in any 12 month period, not more than 10% of the largest number of shares of preferred stock that have ever been outstanding, at an amount per share equal to the redemption price. The redemption price is the greater of (a) the subscription price, and (b) that portion of the fair market value of Novint, as determined in good faith by the Board of Directors, corresponding to the number of shares of common stock to which the shares of preferred stock to be redeemed would convert according to the conversion provisions.


     Accordingly, Novint has accreted the fair value of the common stock conversion to retained earnings over the 10 year life of the preferred stock. If an IPO occurs, Novint will recognize an additional charge to retained earnings of the converted shares at the fair value as compared to the IPO price. At June 30, 2004, the unaccreted fair value of the preferred stock totaled $214,172 based on the fair value of the stock at June 30, 2004 of $1.00 per share.

     Upon conversion, the preferred stock will be reclassified to common stock outstanding. The holders of the issued and outstanding shares of preferred stock shall have no voting rights. In all respects regarding dividends or distributions of any kind to holders of common stock, holders of preferred stock shall have the rights, privileges, and share in all respects as if such holders had converted the preferred stock to the number of shares of common stock corresponding to their conversion provisions. In the event of any voluntary or involuntary liquidation, dissolution or other winding up of Novint, the holders of the preferred stock shall be entitled to be paid the subscription price of all outstanding shares of preferred stock, in cash or in property taken at its fair value as determined by the Board of Directors, or both, at the election of the Board of Directors, prior to any distribution to the holders of common stock.

     Common Stock

     Novint is authorized to issue a maximum of 50,000,000 shares of common stock with a par value of $0.01 per share. For the period ended June 30, 2004 and the year ended December 31, 2003, Novint had 13,535,814 and 10,028,026 shares outstanding, respectively, and 13,735,814 and 10,028,025 shares issued, respectively.

     Private Placement

     A private placement offering was completed in February 2004 for $2,140,000. In connection with this offering, Novint issued 2,140,000 shares of common stock at an exercise price of $1.00 per share and warrants to purchase 1,070,000 shares of common stock at an exercise price of $2.00 per share. Novint received net cash proceeds of $1,505,393 (after fees were paid to their placement agent and lawyers).

                           Novint Technologies, Inc.

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

                                  June 30, 2004


     A private placement offering was completed in May 2004 for $909,000. In connection with this offering, Novint issued 909,000 shares of common stock at an exercise price of $1.00 per share and warrants to purchase 454,500 shares of common stock at an exercise price of $2.00 per share. Novint received net cash proceeds of $850,440 (after fees were paid to their placement agent and lawyers).

     Equity Transactions

     On January 31, 2004, Novint entered into a stock purchase agreement with a private investor. In connection with this agreement, Novint issued 378,788 shares of its common stock at $0.66 per share and received gross proceeds of $250,000. The share price was based on a prior agreement with this investor.


     On February 25, 2004, Novint issued 10,000 shares of common stock at $1.00 per share to a consultant for services performed. Novint recognized $10,000 in consulting expense related to this issuance.


     On April 1, 2004, Novint committed to issue 250,000 shares of common stock at $1.00 per share to a consultant for future services. Vesting terms are as follows: 50,000 shares per quarter as long as the consultant is still providing services to Novint, up to a total of 250,000 shares, beginning April 1, 2004, Novint recognized $50,000 in consulting expense related to this issuance as of June 30, 2004.


     On April 8, 2004, Novint issued 20,000 shares of its common stock in connection with option exercises at $0.01 per share.

     Options and Warrants

     On February 18, 2004, Novint granted 1,205,000 options at an exercise price of $0.50 per share, with a 5-year annual vesting provision, to purchase common stock to various employees. These options had intrinsic value because the exercise price of $0.50 per share was less than the fair market value of $1.00 per share. Unearned compensation of $602,500 was recorded at the measurement date and will be amortized over the vesting period.

     On February 18, 2004, Novint granted to a consultant for future services 125,000 options to purchase common stock at an exercise price of $0.50 per share. The options have a 5-year annual vesting provision. Novint calculated the value of the options using the Black-Scholes model based on the following assumptions: a risk-free rate of 4.05%, volatility of 91%, estimated life of 10 years, and a fair market value of $1.00 per share. On June 10, 2004, Novint granted to various consultants for future services 300,000 options to purchase common stock at an exercise price of $0.66 per share. The options have a 5-year annual vesting provision. Novint calculated the value of these options using the Black-Scholes model based on the following assumptions: a risk-free rate of 4.81%, volatility of 100%, estimated life of 10 years, and a fair market value of $1.00 per share. The vesting schedules are prorated over the reporting period, and approximately $5,000 was recorded as consultant expense during the 6 months ended June 30, 2004.

     On June 10, 2004, Novint granted 500,000 options at an exercise price of $0.66 per share, with a 5-year annual vesting provision, to purchase common stock to an employee. These options had intrinsic value because the exercise price of $0.66 per share was less than the fair market value of $1.00 per share. Unearned compensation of $170,000 was recorded at the measurement date and will be amortized over the vesting period.

                           Novint Technologies, Inc.

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

                                  June 30, 2004


     On June 10, 2004, Novint granted to a former Board of Director providing consulting services for services 25,000 options to purchase common stock at an exercise price of $0.66 per share. These options immediately vest. Novint calculated the value of these options using the Black-Scholes model based on the following assumptions: a risk-free rate of 4.81%, volatility of 100%, estimated life of 10 years, and a fair market value of $1.00 per share. Approximately $23,000 was recorded as consultant expense during the 3 months ended June 30, 2004.


     Warrants


     In September 2003, Novint issued 300,000 warrants to an attorney for services rendered in connection with a private placement at an exercise price of $0.66 per share. In March 2004, Novint amended the exercise price from $0.66 per share to $0.50 per share to compensate them fairly for their services. As the terms of the original Warrant agreement do not specifically address how such modifications should be treated, Novint has recorded approximately $52,000, which represents the difference in the fair value of this modification, as legal expense for the quarter ended March 31, 2004. The following assumptions were used for the quarter ended March 31, 2004 in calculating the fair value difference of this warrant modification under the Black-Scholes model: risk free rate of 3.75%, volatility of 91%, contractual term of 10 years, exercise price of $0.50 per share, and fair market value of $1.00 per share. For the quarter ended June 30, 2004, Novint calculated the fair value of this warrant modification as the modification triggered variable accounting, and recorded approximately $31,000 as legal expense. The following assumptions were used for the quarter ended June 30, 2004 in calculating the fair value difference of this warrant modification under the Black-Scholes model: risk free rate of 4.63%, volatility of 100%, contractual term of 10 years, exercise price of $0.50 per share, and fair market value of $1.00 per share.


     In March 2004, Novint issued 200,000 warrants to a consulting group for services rendered in connection with a private placement at an exercise price of $1.00 per share. The warrants vested immediately, and have a life of 5 years. The fair market value of the warrants totaled approximately $142,000. Novint calculated the warrant expense using the Black-Scholes model based on the following assumptions: a risk-free rate of 2.39%, volatility of 91%, estimated life of 5 years, and a fair market value of $1.00 per share. As of June 30, 2004, Novint recognized this amount as a reduction of the offering proceeds.

     In April 2004, Novint issued 263,500 warrants to a consulting group for services rendered in connection with a private placement at an exercise price of $1.00 per share. The warrants vested immediately, and have a life of 5 years. The fair market value of the warrants totaled approximately $200,000. Novint calculated the warrant expense using the Black-Scholes model based on the following assumptions: a risk-free rate of 3.49%, volatility of 100%, estimated life of 5 years, and a fair market value of $1.00 per share. As of June 30, 2004, Novint recognized this amount as reduction of the offering proceeds.


     In May 2004, Novint issued 250,000 warrants to a consultant for services to be rendered in connection with its marketing strategy. The warrants will have an exercise price of $1.00 per share and will vest at a rate of 10,000 shares for each $1,000,000 in contract revenue associated with the consultant's efforts. As no associated revenue had been recorded for the 6 months ended June 30, 2004, no impact is reflected on the accompanying financial statements.

     During the 6 months ended June 30, 2004, Novint committed to issue 304,900 warrants in connection with an over allotment agreement with a consulting group for private placement services. The warrants will have an exercise price of $1.00 per share and will have a six-month term. The date of issue will be coincident with the date of Novint's initial public offering. As Novint is currently undergoing initial public offering procedures and does not know of their initial public offering date, these warrants are not outstanding as of June 30, 2004.

                           Novint Technologies, Inc.

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

                                  June 30, 2004
NOTE 12 - RELATED PARTIES


     In April 2000, Sandia licensed to Novint the right to utilize the Flight technology, which is the precursor to e-TouchTM, exclusively for a period of 12 years and non-exclusively in perpetuity, as well as requiring Novint to pay 1.5 percent royalty fees to Sandia in connection with any income earned based upon the technology. In connection with this licensing agreement, Novint issued 4,000 shares of Series A mandatorily redeemable, convertible preferred stock, which can be converted into 447,300 shares of common stock. The preferred stock is convertible into fully paid and nonassessable common stock as follows: at the holder's option based on the conversion price in effect on the conversion date, or automatically upon the closing of an initial public offering. The conversion price is to be
     (i) the subscription price ($100,000 when expressed as an aggregate amount, or $25 per share when expressed on a per share basis) divided by (ii) the conversion price in effect on the conversion date. Additionally, during November 2002, Novint issued to Sandia 40,000 shares of common stock as repayment of their 2001 and 2002 royalty fees, which totaled $20,000, at $0.50 per share.


     As of December 31, 2003, Novint had a loan outstanding for $100,000 from an investor. This loan was repaid in March 2004.

     Manhattan Scientifics ("Manhattan") is Novint's main investor with approximately 30% and 41% ownership in Novint as of June 30, 2004 and December 31, 2003, respectively. During the six months ended June 30, 2004, Manhattan provided consulting services to Novint in relation to their long-term strategic planning. As of June 30, 2004, Novint had paid $40,000 for these services.


     On February 25, 2004, Novint issued 10,000 shares of common stock at $1.00 per share to a former Board of Director for consulting services performed. Novint recognized $10,000 in consulting expense based on the fair market value of the shares, when these shares were issued.

     In March 2004, Normandie New Mexico Corporation, which is owned by Manhattan's Chief Executive Officer (CEO), who is also a member of Novint's Board of Directors, entered into an agreement with Novint to provide consulting services in relation to business development and marketing support. Fees per the agreement are $6,250 per month. For the six months ended June 30, 2004, Novint had paid $25,000 for these services.

     On April 1, 2004, Novint committed to issue 250,000 shares of common stock at $1.00 per share to Manhattan's Chief Operating Officer (COO) for future consulting services. Vesting terms are as follows: 50,000 shares per quarter as long as the COO is still providing services to Novint, up to a total of 250,000 shares, beginning April 1, 2004. Novint recognized $50,000 in consulting expense related to this issuance during the quarter ended June 30, 2004.

     On June 10, 2004, Novint granted 250,000 options to purchase common stock to Manhattan's CEO for future consulting services at an exercise price of $0.66 per share. The options have a 5-year annual vesting provision. Novint calculated the value of these options using the Black-Scholes model based on the following assumptions: a risk-free rate of 4.81%, volatility of 100%, estimated life of 10 years, and a fair market value of $1.00 per share. The vesting schedule is prorated over the reporting period, and approximately $600 was recorded as consultant expense during the three months ended June 30, 2004.

                           Novint Technologies, Inc.

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

                                  June 30, 2004


     On June 10, 2004, Novint granted 25,000 options to purchase common stock to a former member of the Board of Directors for consulting services at an exercise price of $0.66 per share. These options immediately vest. Novint calculated the value of these options using the Black-Scholes model based on the following assumptions: a risk-free rate of 4.81%, volatility of 100%, estimated life of 10 years, and a fair market value of $1.00 per share. Approximately $23,000 was recorded as consultant expense during the 3 months ended June 30, 2004.


     During the quarters ended June 30, 2004 and 2003, Novint developed professional applications for Sandia. Novint recognized approximately $14,000 and $60,000 in revenues from Sandia during the quarters ended June 30, 2004 and 2003.

NOTE 13 - SUBSEQUENT EVENTS


     In September 2004, Novint signed an agreement with Lunar Design, a product design firm, to design and develop their Haptics game controller. The work is estimated to take up to 9 months. Estimated costs will range between approximately $542,000 and $634,000, which will be billed on a time and materials basis. Lunar Design has agreed to accept payment in the form of cash, promissory note, or Novint common stock.

         CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
                              FINANCIAL DISCLOSURE


On October 7, 2003, Meyners + Company, LLC, was dismissed and on the same date Grant Thornton LLP was appointed as Novint's independent certified public accountant.

Meyners + Company, LLP has not been associated with any of our financial statements subsequent to the fiscal year ended December 31, 2001. The change in independent auditors, effective for the year ended December 31, 2002, was approved by our Board of Directors, and was not due to any disagreement between us and Meyners + Company, LLC on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure. In addition, there were no disagreements between Meyners and Company, LLC and Novint during the last two fiscal years and through the date of dismissal. Our principal accountant's report on the financial statements for either of the past two years did not contain an adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope, or accounting principles.

We have been advised by Grant Thornton LLP that they believe there are certain material weaknesses and significant deficiencies in internal controls at December 31, 2003 and through the date of their opinion. Grant Thornton LLP has advised us that the financial closing process, accounting for certain equity transactions, financial reporting process and accounting for certain revenue transactions were inadequate and represented material weaknesses in the internal controls of Novint. Grant Thornton LLP proposed, and Novint recorded, numerous adjusting journal entries, including restatements to previously audited financial statements, in order to correct the financial statements. Management agreed with and recorded such adjustments and has hired a contractor to assist the Company with financial statement preparation and accounting for transactions in accordance with generally accepted accounting principles in the United States of America. In addition, Grant Thornton LLP advised us that Novint lacked a formal accounting policy and procedures manual to ensure consistent accounting treatment of financial transactions and financial reporting including ensuring there are proper monitoring and review procedures and segregation of duties. Grant Thornton LLP expanded the scope of their substantive audit procedures during the audits of the December 31, 2003 and 2002 financial statements as well as expanded their review procedures during the quarters ended March 31, 2004 and June 30, 2004 as they determined Novint's controls were not designed or operating effectively on a consistent basis during the audit or review periods. Because Novint has a small number of transactions, Grant Thornton LLP was able to perform sufficient procedures to determine that the financial statements are fairly stated, in all material respects, as of and for the years ended December 31, 2003 and 2002, as restated. Management believes that for a company of our size, and considering that we are a relatively new company, and the fact that we have a small number of transactions, that our current procedures and controls are adequate to provide reliable financial reports and disclosures. As noted above, Novint has hired a contractor to assist Novint with the accounting and financial reporting processes and we are in process of implementing the recommendations made by Grant Thornton LLP to improve the design and operating effectiveness of our internal controls. We were not advised by Meyners + Company, LLC of any lack of internal controls necessary for us to develop reliable financial statements.


We have not been advised by either Meyners + Company, LLC or Grant Thornton LLP of any of the following:


(a) any information that has come to the attention of our auditors that has led them to no longer be able to rely on management's representations or that has made them willing to be associated with the financial statements prepared by management;


(b) any need to expand significantly the scope of our auditors' audit or information that has come to our auditors' attention during the two financial years prior to and preceding the change in our independent auditors that, if further investigated, would:

(i) materially impact the fairness or reliability of the previously issued audit report or the financial statements issued or covering that period; or


(ii) cause our auditors to become unwilling to rely on management's representations or that has made them unwilling to be associated with our financial statements, or due to the replacement of Meyners + Company, LLC, or any other reason, our auditors did not so expand the scope of the audit or conduct such further investigation; and

(c) any information that has come to the attention of our auditors that has led them to conclude that such information materially impacts the fairness or reliability of the audit reports or the financial statements issued covering the two financial years prior to and preceding the change in our independent auditors, except as related to the restatement disclosed in the 2002 and 2003 financial statements as they related to 2001 or prior years (including information that, unless resolved, to the satisfaction of such auditors, would prevent it from rendering an unqualified audit report on those financial statements) and due to the replacement of Meyners + Company, LLC or any other reason, any issue has not been resolved to such auditors' satisfaction prior to Meyners + Company, LLC's replacement.


                           REPORTS TO SECURITY HOLDERS


We will be filing annual and quarterly reports with the U.S. Securities and Exchange Commission (SEC). In addition, we will file additional reports for matters such as material developments or changes within us, changes in beneficial ownership of officers and directors, or significant shareholders. These filings are a matter of public record and any person may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. We are not required to deliver an annual report with this prospectus, nor will we do so. However, you may obtain a copy of our annual report, or any of our other public filings, by contacting us or from the SEC as mentioned above. Our Internet site is at http://www.novint.com. Information provided on our website, however, is not part of the prospectus.

                       WHERE YOU CAN FIND MORE INFORMATION

We will be subject to the informational requirements of the Securities Exchange Act of 1934 and will file reports, proxy statements and other information with the Securities and Exchange Commission. The reports, information statements and other information we file with the Commission can be inspected and copied at the Commission at the Public Reference Room, 450 Fifth Street, N.W. Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxy, and information statements and other information regarding registrants, like us, which file electronically with the Commission.

This prospectus constitutes a part of a registration statement on Form SB-2 filed by us with the Commission under the Securities Act of 1933. As permitted by the rules and regulations of the Commission, this prospectus omits certain information that is contained in the registration statement. We refer you to the registration statement and related exhibits for further information with respect to us and the securities offered. Statements contained in the prospectus concerning the content of any documents filed as an exhibit to the registration statement (or otherwise filed with the Commission) are not necessarily complete. In each instance you may refer to the copy of the filed document. Each statement is qualified in its entirety by such reference.

No person is authorized to give you any information or make any representation other than those contained or incorporated by reference in this prospectus. Any such information or representation must not be relied upon as having been authorized. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of the prospectus.

                            NOVINT TECHNOLOGIES, INC.

                                   PROSPECTUS

                        9,024,655 SHARES OF COMMON STOCK


                                October ___, 2004


No person is authorized to give any information or to make any representation other than those contained in this prospectus, and if made such information or representation must not be relied upon as having been given or authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus or an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The delivery of this prospectus shall not, under any circumstances, create any implication that there has been no changes in the affairs of we since the date of this prospectus. However, in the event of a material change, this prospectus will be amended or supplemented accordingly.

                                     PART II

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, Article Eighth of the registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of each of its directors for monetary damages for breach of such director's fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the registrant or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of the indemnity provided by the General Corporation Law shall not adversely affect any limitation on the personal liability of the registrant's directors.

The registrant's Certificate of Incorporation requires it, to the extent and in the manner provided by the General Corporation Law, to indemnify the registrant's officers directors, employees and agents.

The registrant's Bylaws provide that it will, to the fullest extent permitted by
Section 145 of the Delaware General Corporation Law, indemnify its directors, officers and employees against all claims and actions against any such person by reason of the fact that the person is or was an officer, director or employee of the registrant. If the General Corporation Law is amended to provide narrower rights to indemnification than are available under the registrant's Bylaws, such amendment shall not apply to alleged actions or omissions that precede the effective date of such amendment. The registrant's Bylaws permit it to indemnify its employees and agents to the fullest extent permitted by the General Corporation Law.

Section 145 of the General Corporation Law of the State of Delaware permits indemnification of a corporation's agents (which includes officers and directors) because he is a party (or he is threatened to be made a party) to any action or proceeding by reason of the fact that the person is or was an agent of the corporation or because he is a party (or he is threatened to be made a party) to any action or proceeding brought by or on behalf of a corporation. If the agent is successful on the merits in defense of any action or proceeding, the corporation must indemnify the agent against expenses actually and reasonably incurred by the agent in such defense. Indemnification must be authorized in the specific case upon a determination that indemnification is proper because the person has met the applicable standard of conduct to require indemnification. This provision of the General Corporation Law of the State of Delaware is not exclusive of any other rights to which persons seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following is an itemized statement of all expenses, all of which we will pay, in connection with the registration of the common stock offered hereby:

                                     AMOUNT


SEC Filing Fee........................................      $    1,679
Blue Sky Fees and Expenses............................          10,000*
Legal Fees............................................         100,000*
Accounting Fees and Expenses..........................         100,000*
Miscellaneous.........................................          30,000*
                                                            -----------
         Total........................................      $  241,679*


----------------

                                   *ESTIMATES

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.


In May 2001, we entered into an exchange transaction with Manhattan Scientifics whose terms provided that Manhattan Scientifics would receive 4,067,200 shares of our stock, and we would receive 1,000,000 shares of Manhattan stock. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares. The investor was an Accredited Investor as defined in the Securities Act who took its shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the purchase of our shares. All certificates for our shares contain a restrictive legend.

On June 6, 2001, we issued 200,000 shares of common stock to consultant For CEO's Only as compensation for advisory and strategic positioning services. Novint determined that the value of the services provided was approximately $500,000. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares. The investor is an Accredited Investor as defined in the Securities Act who took their shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of our shares. All certificates for our shares contain a restrictive legend.

On June 8, 2001, we sold and issued 40,000 shares of common stock to consultants Spencer Stuart Capital US, Spencer Stuart Capital International and Spencer Stuart Management for $2.50 per share. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares. All of the investors were Accredited Investors as defined in the Securities Act who took their shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of our shares. All certificates for our shares contain a restrictive legend.

On July 6, 2001, we issued 75,000 shares of common stock to Doug Harless, a former employee, as compensation for providing services to Novint. Novint determined that the value of the services provided was approximately $187,500. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares. Mr. Harless who took his shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the purchase of our shares. All certificates for our shares contain a restrictive legend.

On July 6, 2001, we issued options to purchase 2,225 shares of common stock with an exercise price of $0.01 per share to Jake Jones, a former employee, as compensation for providing services to Novint. This option remains unexercised. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these options. Mr. Jones took his option for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of this option.

On July 25, 2001, we issued options to purchase 55,000 shares of common stock with an exercise price of $0.01 per share to Ed Barsis and Peter Mattern, consultants of Novint, as compensation for providing services to Novint. These options were exercised in December 2001. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these options and shares. Both Mr. Barsis and Mr. Mattern took their shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the issuance of the warrants or the purchase of our shares. All certificates for our shares contain a restrictive legend.

On October 1, 2001, we issued options to purchase 5,000 shares of common stock with an exercise price of $0.01 per share to Francis Bogsany, a former employee, as compensation for providing services to Novint. This option remains unexercised. We relied upon the exemption from registration as set forth in
Section 4(2) of the Securities Act of 1933 for the issuance of these options. Francis Bogsany took his options for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the purchase of our shares. The

On October 24, 2001, we issued 100,000 shares of common stock to John Ranta, a former employee, as compensation for providing services to Novint. Novint determined that the value of the services provided was approximately $250,000. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares. Mr. Ranta took his shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of our shares. All certificates for our shares contain a restrictive legend.

On October 30, 2001, we issued 3,800 shares of common stock to Frank Gao, a former employee, as partial compensation for providing services to Novint. Novint determined that the value of the services provided was approximately $9,500. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares. Mr. Gao who took his shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of our shares. All certificates for our shares contain a restrictive legend.

On November 1, 2001, we issued options to purchase 13,236 shares of common stock with an exercise price of $0.01 per share to Richard Aviles, Walt Aviles and Nick Brown, our employees, as compensation for providing services to Novint. These options remain unexercised. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these options. All of the employees took their shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of the options. .

On November 1, 2001, we issued 164 shares of common stock to Gage Breckenridge, a former employee, as partial compensation for providing services to Novint. Novint determined that the value of the services provided was approximately $8. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares. Mr. Breckenridge took his shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of our shares. All certificates for our shares contain a restrictive legend.

On January 15, 2002, we issued options to purchase 1,000 shares of common stock with an exercise price of $0.01 per share to Bill Anderson, our employees, as compensation for providing services to Novint. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these options. Mr. Anderson took his shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of our shares. All certificates for our shares contain a restrictive legend.

In June 2002, we issued 4,600,000 options to Tom Anderson, Richard Aviles, Walt Aviles and Nick Brown, all employees of Novint, with vesting terms ranging from under 1 year to 1.5 years with an exercise price of $0.05. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares. They all took their shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of the options or the purchase of our shares upon their exercise. All certificates for our shares contain a restrictive legend.

In December 2002, we issued an aggregate of 42,727 shares of its common stock in connection with option exercises at $0.01 per share. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares. All of the persons exercising options took their shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the purchase of our shares. All certificates for our shares contain a restrictive legend.

In October 2002, we signed a one year promissory note for $100,000. In conjunction with this note, we issued to 150,000 shares of common stock to the note holder in lieu of interest. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares. The investor took the shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of our shares. All certificates for our shares contain a restrictive legend.

In November 2002, we issued a total of 40,000 shares of our common stock to Sandia as repayment of its 2001 and 2002 royalty dues in the amount of $20,000. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares. Sandia is an Accredited Investors as defined in the Securities Act who took its shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of our shares. All certificates for our shares contain a restrictive legend.

During 2003, we issued options to purchase an aggregate of 87,122 shares of our common stock with exercise price of ranging from $0.50 to $0.66 per share to Lem Hunter and Arthurine Breckenridge,our employee and consultant as partial compensation for providing services to Novint. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these options. Both Mr. Hunter and Mr. Breckenridge took their shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of the options or the purchase of our shares upon exercise. All certificates for our shares contain a restrictive legend.

In January 2003, we issued 3,788 shares of common stock to Tim Butler, a consultant, as compensation for providing services to Novint. Novint determined that the value of the services provided was approximately $189. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for issuance of these shares. Mr. Butler who took his shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of our shares. All certificates for our shares contain a restrictive legend.

On May 19, 2003, we issued 3,030 shares of our common stock to Jackson Kelly and Nikki Kelly, two former consultants, as compensation for providing services to Novint. Novint determined that the value of the services provided was approximately $151. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares. All of the investors were Accredited Investors as defined in the Securities Act who took their shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the purchase of our shares. All certificates for our shares contain a restrictive legend.

On August 31, 2003, we issued warrants to purchase 300,000 shares of common stock to Richardson & Patel, a law firm for services rendered in connection with a private placement at an exercise price of $0.50 per share. Of the total number issued, 150,000 warrants are immediately vested with the remaining warrants vesting on the first anniversary of the date of the agreement. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these warrants. The law firm is an Accredited Investors as defined in the Securities Act who took the option for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of the option.

On September 30, 2003, we issued 22,727 shares of our common stock to Gerald Grafe, a consultant, as compensation for providing services to Novint. Novint determined that the value of the services provided was approximately $15,000. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares. Mr. Grafe who took his shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of our shares. All certificates for our shares contain a restrictive legend.

On September 30, 2003, we issued 37,879 shares of our common stock to Richardson & Patel, LLP, a law firm, as compensation for providing legal services to Novint. Novint determined that the value of the services provided was approximately $25,000. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares. All of the investors were Accredited Investors as defined in the Securities Act who took their shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the purchase of our shares. All certificates for our shares contain a restrictive legend.

On October 1, 2003, we issued an aggregate of 71,972 shares of our common stock to Scott Bach, Ed Barsis, Mike Cadigan and Allan Hisey, directors and consultants, as compensation for providing services to Novint. Novint determined that the value of the services provided was approximately $47,501. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares. All of the service providers took their shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of our shares. All certificates for our shares contain a restrictive legend.

On October 9, 2003, as consideration for granting a one year repayment extension on the October 2002 $100,000 note, we issued an additional 50,000 shares of our common stock to the note holder. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares. The note holder who took his shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of our shares. All certificates for our shares contain a restrictive legend.

On November 15, 2003, we issued 100,000 shares of our common stock to Bob Kramer, a consultant, as compensation for providing services to Novint. Novint determined that the value of the services provided was approximately $66,000. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares. Mr. Kramer took his shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of our shares. All certificates for our shares contain a restrictive legend.

In November 2003, we issued 500,000 warrants in connection with a loan at an exercise price of $0.50 per share. The warrants vested immediately. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these shares. The warrant holder was an Accredited Investors as defined in the Securities Act who took their shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of the warrant. During 2003, we issued an aggregate of 115,008 shares of its common stock in connection with option exercises at $0.01 per share. We relied upon the exemption from registration as set forth in
Section 4(2) of the Securities Act of 1933 for the issuance of these shares. All of the warrant holders took their shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the purchase of our shares. All certificates for our shares contain a restrictive legend.

In September 2003, we sold 378,788 shares of our unregistered restricted common stock to an individual accredited investor. The per share sale price was $0.66 per share. This investor received a right to purchase another 378,788 shares of our unregistered restricted common stock at an exercise price of $0.66 per share which was exercised in January 2004. As a result, another 378,788 shares of our unregistered restricted common stock were issued pursuant to the exercise of such right. We relied upon the exemption from registration as set forth in
Section 4(2) of the Securities Act of 1933 for the issuance of these shares. The investor took his shares for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the purchase of our shares. All certificates for our shares contain a restrictive legend.

On February 19, 2004 we completed an initial closing of a financing transaction in which we sold 2,140,000 shares of our common stock to select institutional and individual accredited investors, in order to raise a total of $2,140,000. On May 5, 2004, we completed the final closing of this financing transaction in which we sold an additional 909,000 shares of our common stock to select institutional and individual accredited investors, in order to raise an additional $909,000. The per share offering price was $1.00 per share. The investors also received warrants to purchase an aggregate of 1,524,500 shares of common stock at an exercise price of $2.00 per share. The placement agent for this private placement received fees in the amount of $304,680. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under such Act for the issuance of these shares.

In March, 2004, we issued a warrant to purchase 200,000 shares of our common stock to consultants as compensation for providing services to Novint with an exercise price of $1.00 per share. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933 for the issuance of these options. The warrant holder is an Accredited Investor as defined in the Securities Act who took the warrant for investment purposes without a view to distribution and had access to information concerning Novint and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of the warrant.


ITEM 27. EXHIBITS.

Number                Description
---------------- ---------------------------------------------------------------
3.1              Articles of Incorporation
---------------- ---------------------------------------------------------------
3.2              Bylaws
---------------- ---------------------------------------------------------------
3.3              Articles of Merger
---------------- ---------------------------------------------------------------
3.4              Certificate of Merger
---------------- ---------------------------------------------------------------
4.1              Articles of Incorporation (See Exhibit 3.1)
---------------- ---------------------------------------------------------------
5                Opinion re legality from Richardson & Patel LLP
---------------- ---------------------------------------------------------------
10.1             License Agreement with Sandia; Amendments
---------------- ---------------------------------------------------------------
10.2             Lease for 9620 San Mateo
---------------- ---------------------------------------------------------------
10.3             Employment Agreement with Tom Anderson
---------------- ---------------------------------------------------------------
10.4             Employment Agreement with Walter Aviles
---------------- ---------------------------------------------------------------

10.5             2004 Incentive Stock Plan
---------------- ---------------------------------------------------------------
10.6             Shareholders Agreement
---------------- ---------------------------------------------------------------
10.7             Lock Up Agreement

---------------- ---------------------------------------------------------------
23.1             Consent of Grant Thornton, filed herewith.
---------------- ---------------------------------------------------------------
23.2             Consent of Richardson & Patel LLP (See Exhibit 5)
---------------- ---------------------------------------------------------------

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

i. Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;


ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;


iii. Include any additional or changed material information on the plan of distribution.

2. For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

5. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Albuquerque, State of New Mexico on October 14, 2004.


                            NOVINT TECHNOLOGIES, INC.


By: /s/ Tom Anderson
   -------------------------------------
   Tom Anderson, Chief Executive Officer



In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:



         Name                                       Title                                  Date
         ----                                       -----                                  ----


/s/ Tom Anderson                           Chief Executive Officer, Acting Chief       October 14, 2004
-----------------------------------        Financial Officer and Director
Tom Anderson


/s/ Ed Barsis                              Director                                    October 14, 2004

-----------------------------------
Ed Barsis




/s/ Marvin Maslow                          Director                                    October 14, 2004

-----------------------------------
Marvin Maslow
